                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY


================================================================================

                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


                                     among


                       WESCO DISTRIBUTION-CANADA, INC.,
                                 AS BORROWER,


                              THE SEVERAL LENDERS
                       FROM TIME TO TIME PARTIES HERETO,


                           THE BANK OF NOVA SCOTIA,
                            as Administrative Agent

                                      and

                              BARCLAYS BANK PLC,
                              as Collateral Agent



                          DATED AS OF MARCH 14, 1997

================================================================================

                               TABLE OF CONTENTS
                               =================

                                                                           Page
                                                                           ----
SECTION 1.     DEFINITIONS................................................    2
     1.1       Defined Terms..............................................    2
     1.2       Other Definitional Provisions..............................   49

SECTION 2.     AMOUNT AND TERMS OF COMMITMENTS............................   50
     2.1       Commitments................................................   50
     2.2       Revolving Credit Notes.....................................   50
     2.3       Procedure for Revolving Credit Borrowing...................   51
     2.4       Termination or Reduction of Commitments;
               Transfers of the Commitment and the U.S.
               Commitment.................................................   52
     2.5       Swing Line Commitments.....................................   55

SECTION 3.     AMOUNT AND TERMS OF ACCEPTANCE SUB-FACILITY................   59
     3.1       Acceptance Commitments.....................................   59
     3.2       Creation of Acceptances....................................   60
     3.3       Discount of Acceptances....................................   61
     3.4       Stamping Fees..............................................   62
     3.5       Acceptance Reimbursement Obligations.......................   62
     3.6       Converting Loans to Acceptances and
               Acceptances to Loans.......................................   64
     3.7       Acceptances to be Supplemented by Prime
               Rate Loans in order to be Created Ratably..................   65
     3.8       Special Provisions Relating to Non-Chartered Banks.........   66

SECTION 4.     LETTERS OF CREDIT..........................................   67
     4.1       L/C Commitment.............................................   67
     4.2       Procedure for Issuance of Letters of Credit................   68
     4.3       Fees, Commissions and Other Charges........................   68
     4.4       L/C Participations.........................................   69
     4.5       Reimbursement Obligation of the Borrower...................   71
     4.6       Obligations Absolute.......................................   73

                                                                           Page
                                                                           ----
     4.7       Letter of Credit Payments..................................   74
     4.8       Application................................................   74

SECTION 5.     GENERAL PROVISIONS APPLICABLE TO LOANS AND
               LETTERS OF CREDIT..........................................   75
     5.1       Interest Rates and Payment Dates...........................   75
     5.2       Optional and Mandatory Prepayments.........................   76
     5.3       Commitment Fees; Agency Fees; Other Fees...................   78
     5.4       Computation of Interest and Fees...........................   78
     5.5       Pro Rata Treatment and Payments............................   79
     5.6       Borrowing Base Compliance..................................   81
     5.7       Illegality.................................................   81
     5.8       Requirements of Law........................................   82
     5.9       Taxes......................................................   84
     5.10      Certain Rules Relating to the Payment of
               Additional Amounts.........................................   86

SECTION 6.     REPRESENTATIONS AND WARRANTIES.............................   88
     6.1       Solvent....................................................   89
     6.2       Corporate Existence........................................   89
     6.3       Corporate Power; Authorization; Enforceable
               Obligations................................................   89
     6.4       No Legal Bar...............................................   90
     6.5       No Default.................................................   91
     6.6       Collateral.................................................   91
     6.7       Subsidiaries...............................................   92
     6.8       Purpose of Loans...........................................   92
     6.9       Canadian Pension Plans.....................................   92
     6.10      Representations and Warranties in the U.S.
               Credit Agreement...........................................   93
     6.11      No Default.................................................   93

SECTION 7.     CONDITIONS PRECEDENT.......................................   93
     7.1       Conditions to Effectiveness................................   93
     7.2       Conditions to Each Extension of Credit.....................   94

SECTION 8.     AFFIRMATIVE COVENANTS......................................   95
     8.1       Financial Statements.......................................   96

                                                                           Page
                                                                           ----
     8.2       Certificates; Other Information............................   99
     8.3       Collateral Audit...........................................  101
     8.4       Notices....................................................  102
     8.5       Landlord Waivers...........................................  102
     8.6       Loans to Cover U.S. Borrowing Base
               Defaults...................................................  102
     8.7       Cash Management System.....................................  103

SECTION 9.     NEGATIVE COVENANTS.........................................  104
     9.1       Limitation on Fundamental Changes..........................  104
     9.2       Limitation on Sale of Assets...............................  105
     9.3       Limitations on Dispositions of Collateral..................  107
     9.4       Creation of Subsidiaries...................................  107
     9.5       Maintenance of Bank Accounts...............................  109
     9.6       Limitation on Certain Modifications and
               Certain Contractual Obligations............................  109

SECTION 10.    EVENTS OF DEFAULT..........................................  110

SECTION 11.    THE AGENT..................................................  116
     11.1      Appointment................................................  116
     11.2      Delegation of Duties.......................................  117
     11.3      Exculpatory Provisions.....................................  117
     11.4      Reliance by Agent..........................................  118
     11.5      Notice of Default..........................................  119
     11.6      Non-Reliance on Agent and Other Lenders....................  119
     11.7      Indemnification............................................  120
     11.8      Agent in Its Individual Capacity...........................  121
     11.9      Successor Agent............................................  121
     11.10     Swing Line Lender..........................................  122
     11.11     Co-Agents..................................................  122

SECTION 12.    MISCELLANEOUS..............................................  122
     12.1      Amendments and Waivers.....................................  122
     12.2      Notices....................................................  125
     12.3      No Waiver; Cumulative Remedies.............................  127
     12.4      Survival of Representations and
               Warranties.................................................  127

                                                                           Page
                                                                           ----
     12.5      Payment of Expenses and Taxes.............................. 128
     12.6      Successors and Assigns; Participations and
               Assignments................................................ 130
     12.7      Adjustments; Set-off....................................... 135
     12.8      Counterparts............................................... 136
     12.9      Severability............................................... 136
     12.10     Integration................................................ 137
     12.11     GOVERNING LAW.............................................. 137
     12.12     Submission To Jurisdiction; Waivers........................ 137
     12.13     Acknowledgements........................................... 138
     12.14     WAIVERS OF JURY TRIAL...................................... 139
     12.15     Confidentiality............................................ 139
     12.16     Amendment to Security Documents............................ 140
     12.17     Amendment and Restatement.................................. 140

SCHEDULES

     1         Commitments; Lending Offices and Addresses
     6.3       Consents Required
     6.6       Filing Jurisdictions
     8.7       Depositary Banks
     9         Security Agreements


EXHIBITS

     A-1       Form of Revolving Credit Note
     A-2       Form of Swing Line Note
     B         Form of Banker's Acceptance
     C         Form of Power of Attorney
     D         Form of Landlord's Waiver
     E         Form of Monthly Borrowing Base Certificate
     F         Form of Assignment and Acceptance

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 14, 1997, among WESCO DISTRIBUTION-CANADA, INC., a corporation organized and existing under the laws of the Province of Ontario (the "Borrower"), the several banks
                                                --------
and other financial institutions from time to time parties to this Agreement (the "Lenders"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Bank of
      -------                                                         -------
Nova Scotia"), as administrative agent for the Lenders hereunder (in such
-----------
capacity, the "Administrative Agent") and BARCLAYS BANK PLC, a banking
               --------------------
corporation organized under the laws of the United Kingdom ("Barclays"), as
                                                             --------
collateral agent (in such capacity, the "Collateral Agent").
                                         ----------------


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower is a wholly owned Subsidiary of WESCO Distribution, Inc., a Delaware corporation (the "U.S. Borrower"; the U.S.
                                                 -------------
Borrower and the Borrower, collectively, the "Borrowers");
                                              ---------

          WHEREAS the Borrowers are companies organized by Clayton, Dubilier & Rice, Inc. ("CD&R");
             ----

          WHEREAS, the U.S. Borrower is a wholly owned Subsidiary of CDW Holding Corporation, a Delaware corporation ("Holdings");
                                      --------

          WHEREAS, the Borrower is a party to the Credit Agreement, dated as of February 24, 1995 (as amended by the First Amendment, dated as of March 29, 1996, and the Second Amendment, dated as of August 5, 1996, the "Existing Credit
                                                                 ---------------
Agreement"), with the banks and other financial institutions party thereto and
---------
Bank of Nova Scotia, as administrative agent, and Fleet Capital Corporation (as successor to Shawmut Capital Corporation), as collateral agent, and the U.S. Borrower is a party to the U.S. Credit Agreement (as such term is defined in the Existing Credit Agreement, the "Existing U.S. Credit Agreement");
                                ------------------------------

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Existing U.S. Credit Agreement is being amended and restated (as amended, supplemented or otherwise modified from time to time, the "U.S. Credit
                                                                    -----------
Agreement"), among the U.S. Borrower and the financial institutions from time to
---------
time parties thereto (the "U.S. Lenders"), Barclays Bank PLC ("Barclays"), as
                           ------------                        --------
administrative agent for the U.S. Lenders (in such capacity, the "U.S.
                                                                  ----
Administrative Agent") and Barclays, as collateral agent (in such capacity, the
--------------------
"U.S. Collateral Agent");
 ---------------------

          WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated to extend the period during which loans may be made thereunder and to modify the adjustments to the interest rate margin to be charged on the loans made thereunder;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree that, effective on the Effective Date (as hereinafter defined), the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

           SECTION 1.  DEFINITIONS

           1.1 Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings:

          "Acceptances":  a Draft drawn by the Borrower and accepted by a Lender
           -----------
     which is (i) denominated in Canadian Dollars, (ii) in an undiscounted face amount equal to C$500,000 or a whole multiple of C$100,000 in excess thereof, (iii) for a term of not less than 30 days nor more than 180 days and matures prior to the Termination Date and (iv) issuable and payable only in Canada; provided that, to the extent the context shall require,
                     --------
     each Acceptance Note shall be deemed to be an Acceptance.

          "Acceptance Note":  as defined in subsection 3.8(b).
           ---------------

          "Acceptance Purchase Price":  in respect of an Acceptance of a
           -------------------------
     specified maturity, the result (rounded to the nearest whole cent, and with one-half cent being rounded up) obtained by dividing the face amount of such Acceptance by the sum of (i) one and (ii) the product of (A) the Reference Discount Rate for Acceptances of the same maturity expressed as a decimal and (B) a fraction, the numerator of which is the term to maturity of such Acceptance and the denominator of which is equal to 365.

          "Acceptance Reimbursement Obligation":  the obligation of the Borrower
           -----------------------------------
     to each Lender pursuant to subsection 3.5.

          "Account Collateral":  as defined in subsection 8.7(d).
           ------------------

          "Accounts":  as defined in the Personal Property Security Act; and,
           --------
     with respect to the Borrower or any of its Subsidiaries, all such accounts of the Borrower or any such Subsidiary, whether now existing or existing in the future, including, without limitation (i) all accounts receivable of the Borrower or any such Subsidiary (whether or not specifically listed on schedules furnished to the Collateral Agent) including, without limitation, all accounts created by or arising from all of the Borrower's or any such Subsidiary's sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (ii) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (iii) all reserves and credit balances held by the Borrower or any such Subsidiary with respect to any such accounts receivable or Obligors,
     (iv) all letters of credit, guarantees or collateral for any of the foregoing and (v) all insurance policies or rights relating to any of the foregoing.

          "Acquisition":  the collective reference to (i) the acquisition by
           -----------
     Holdings of substantially all of the U.S.-based assets of WESCO, the transfer of such assets (other than certain real property) on its behalf by Westinghouse U.S. to the U.S. Borrower and the transfer of such real property by Westinghouse U.S. on its behalf to RealCo, in each case pursuant to the U.S. Acquisition Agreement and certain of the Collateral Documents (as defined in the U.S. Acquisition Agreement) and (ii) the acquisition by the Borrower of substantially all of the Canadian-based assets of WESCO pursuant to the Acquisition Agreement and certain of the Collateral Documents (as defined in the U.S. Acquisition Agreement).

          "Acquisition Agreement":  the Asset Acquisition Agreement, dated as of
           ---------------------
     February 28, 1994, between the Canadian Borrower and Westinghouse Canada, as amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8 of the U.S. Credit Agreement.

          "Acquisition Agreements":  the collective reference to the Acquisition
           ----------------------
     Agreement and the U.S. Acquisition Agreement.

          "Acquisition Documents":  as defined in the U.S. Credit Agreement.
           ---------------------

          "Additional Subsidiary":  as defined in the U.S. Credit Agreement.
           ---------------------

          "Adjustment Date":  the first Business Day following receipt by the
           ---------------
     Administrative Agent of (a) the financial statements required to be delivered pursuant to subsection 8.1(a) and (c), as the case may be, for the then most recently completed fiscal period or (b) unaudited financial statements which (i) comply with all requirements of subsection 8.1(a) (other than the requirement that such financial statements be reported on by a certified public accountant) and
     (ii) are certified by a Responsible Officer of the U.S. Borrower as being fairly stated in all material respects.

          "Administrative Agent":  as defined in the preamble hereto.
           --------------------

          "Administrative Agents":  the collective reference to the
           ---------------------
     Administrative Agent and the U.S. Administrative Agent.

          "Affiliate":  as to any Person, any other Person (other than a
           ---------
     Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Asset Sale Shortfall Amount":  as of any date of
           -------------------------------------
     determination, with respect to all Mixed Asset Sales (or series of related Mixed Asset Sales) consummated on or prior to such date, the difference between (i) the sum of all Asset Sale Shortfall Amounts in respect of such Mixed Asset Sales (or series of related Mixed Asset Sales) which are determined to be a positive number in accordance with the definition of Asset Sale Shortfall Amount, minus (ii) the sum of the absolute value of
                                  -----
     all Asset Sale Shortfall Amounts in respect of such Mixed Asset Sales (or series of related Mixed Asset Sales) which are determined to be a negative number in accordance with the definition of Asset Sale Shortfall Amount.

          "Aggregate Majority Lenders":  as defined in the U.S. Credit
           --------------------------
     Agreement.

          "Aggregate Outstandings":  as to any Lender at any time, an amount
           ----------------------
     equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) the aggregate undiscounted face amount of all Acceptances then outstanding, (c) such Lender's Commitment Percentage of the L/C Obligations then outstanding and
     (d) such Lender's Commitment Percentage of the Swing Line Loans then outstanding.

          "Aggregate Supermajority Lenders":  as defined in the U.S. Credit
           -------------------------------
     Agreement.

          "Aggregate U.S. Outstandings":  the meaning ascribed to the term
           ---------------------------
     "Aggregate Outstandings" in the U.S. Credit Agreement.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
     otherwise modified from time to time.

          "Application":  an application, in such form as the Issuing Lender may
           -----------
     specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Asset Sale":  any sale, issuance, conveyance, transfer, lease or
           ----------
     other disposition (any of the foregoing, a "Disposition") by the Borrower
                                                 -----------
     or any Subsidiary of the Borrower, in one or a series of related transactions, of any real or personal, tangible or intangible property (including, without limitation, Capital Stock) of the Borrower or any such Subsidiary to any Person other than the Borrower or any Subsidiary of the Borrower.

          "Asset Sale Shortfall Amount":  with respect to any Mixed Asset Sale
           ---------------------------
     or series of related Mixed Asset Sales, the U.S. Dollar equivalent (determined on the basis of the Current Exchange Rate in effect on the Business Day immediately preceding the date such Mixed Asset Sale or series of related Mixed Asset Sales is consummated) of the difference between (i) the book value of all Inventory of the Borrower or any of its Subsidiaries and all other Collateral sold or to be sold in connection with such Mixed Asset Sale or series of related Mixed Asset Sales (or, at the option of the Borrower in lieu of such book value, the purchase price allocated to such Inventory and other Collateral by the Borrower or one of its Subsidiaries and the purchaser thereof in good faith and set forth in the related purchase agreement) minus (ii) the Net Cash Proceeds of such Mixed Asset
                         -----
     Sale or series of related Mixed Asset Sales; the Asset Sale Shortfall Amount with respect to any Mixed Asset Sale or series of related Mixed Asset Sales may be either a positive or a negative number.

          "Assignee":  as defined in subsection 12.6(c).
           --------

          "Available Commitment":  as to any Lender at any time, an amount equal
           --------------------
     to the excess, if any, of (a) the amount of such Lender's Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at
               ----
     such time of all Revolving Credit Loans made by such Lender, (ii) the aggregate undiscounted face amount of all the then outstanding Acceptances of such Lender, (iii) an amount equal to such Lender's Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available
                       --------
     Commitments pursuant to subsection 5.3(a) such amount shall be deemed to be zero and (iv) an amount equal to such Lender's Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Lenders, the "Available Commitments".
                   ---------------------

          "Available U.S. Commitment":  the meaning ascribed to the term
           -------------------------
     "Available Commitment" in the U.S. Credit Agreement.

          "Bank Act (Canada)":  the Bank Act (Canada), as amended from time to
           ------------------
     time.

          "Bank Act Security":  security granted by the Borrower pursuant to
           -----------------
     Section 427 of the Bank Act (Canada).

          "Bank of Canada Rate":  the Bank of Canada's rate for 30-day funds as
           -------------------
     established on Tuesday of each week, plus .25%.

          "Bankruptcy and Insolvency Act (Canada)":  the Bankruptcy and
           ---------------------------------------
     Insolvency Act (Canada), as amended from time to time.

          "Borrower":  as defined in the preamble hereto.
           --------

          "Borrowers":  as defined in the recitals hereto.
           ---------

          "Borrowing Base":  an amount, calculated on a monthly basis based upon
           --------------
     the most recent Monthly Borrowing Base Certificate delivered pursuant to subsection 8.2(c), equal to the sum (without duplication) of (a) 85% of Eligible Accounts plus (b) the lesser of (1) the Canadian Inventory
                       ----
     Sublimit Amount and (2) 60% of Eligible Inventory; provided, however, that
                                                        --------  -------
     the Borrowing Base shall be deemed to be infinite in amount at all times during any Borrowing Base Elimination Period. All determinations in connection with the Borrowing Base shall be made by the Borrower and certified to the Collateral Agent by a Responsible Officer of the Borrower; provided, however, that the Collateral Agent shall have the final right to
     --------  -------
     review and adjust any such determination to the extent the Collateral Agent determines, in its reasonable judgment after consultation with the Borrower and the Administrative Agent, that such determination is not in accordance with this Agreement. The Borrower shall from time to time provide such assistance to the Collateral Agent as the Collateral Agent reasonably may request for the purpose of determining compliance by the Borrower with the Borrowing Base.

          "Borrowing Base Default":  any Default or Event of Default which
           ----------------------
     occurs solely because the Aggregate Outstandings of all Lenders exceed the Borrowing Base then in effect.

          "Borrowing Base Elimination Period":  any period commencing on an
           ---------------------------------
     Adjustment Date and ending on the Business Day immediately preceding the next succeeding Adjustment Date, provided that (a) the Fixed Charge
                                      --------
     Coverage Ratio for the four consecutive fiscal quarters of the U.S. Borrower reflected in the financial statements delivered by the Borrower hereunder for the period ending immediately prior to the first such Adjustment Date is greater than or equal to 4.00:1 and (b) no Borrowing Base Elimination Period may exist so long as an Event of Default shall have occurred and be continuing.

          "Borrowing Date":  any Business Day specified in a notice pursuant to
           --------------
     subsection 2.3 or 2.5 as a date with respect to which the Borrower has requested the Lenders to make Loans hereunder or, with respect to a Request for Acceptances, the date with respect to which the Borrower has requested the Lenders to accept Drafts.

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
     which commercial banks in Toronto, Ontario are authorized or required by law to close.

          "Canada-U.S. Transfer":  as defined in subsection 2.4(b).
           --------------------

          "Canadian Cash Collateral Agreement":  the Cash Collateral and
           ----------------------------------
     Security Agreement, dated as of February 28, 1994, between the Borrower and Westinghouse Canada, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 9.6 hereof and subsection 8.8 of the U.S. Credit Agreement.

          "Canadian Dollar Increase Amount":  as defined in subsection 2.4(b).
           -------------------------------

          "Canadian Dollar Reduction Amount":  as defined in subsection 2.4(b).
           --------------------------------

          "Canadian Dollars" and "C$":  dollars in the lawful currency of
           ----------------       --
     Canada.

          "Canadian First Mortgage Notes":  the First Mortgage Note, dated as of
           -----------------------------
     February 28, 1994, originally issued by the Borrower to Westinghouse Canada, and all notes issued in exchange therefor and in exchange for such exchanged notes, in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 9.6 hereof and subsection 8.8 of the U.S. Credit Agreement.

          "Canadian First Mortgage Note Documents":  the collective reference to
           --------------------------------------
     the Canadian First Mortgage Notes, the Canadian Mortgages, the Holdings Canadian First Mortgage Note Guarantees, the U.S. Borrower Canadian First Mortgage Note Guarantees, the RealCo Canadian First Mortgage Note Guarantees and the Canadian Cash Collateral Agreement.

          "Canadian Inventory Sublimit Amount":  at any date of determination,
           ----------------------------------
     an amount equal to 45% of the Commitments of all Lenders then in effect.

          "Canadian Mortgaged Property":  each parcel of real property owned by
           ---------------------------
     the Borrower and encumbered by a Canadian Mortgage.

          "Canadian Mortgages":  the collective reference to (i) each of the fee
           ------------------
     mortgages, each dated as of February 28, 1994, each made by the Borrower in favor of Westinghouse Canada and (ii) any other mortgage made from time to time by the Borrower in favor of Westinghouse Canada pursuant to the Canadian First Mortgage Notes, each of such mortgages encumbering one of the Canadian Mortgaged Properties with a first mortgage lien securing the Canadian First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 9.6 hereof and subsection 8.8 of the U.S. Credit Agreement.

          "Canadian Pension Plan":  any plan, program, arrangement or
           ---------------------
     understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada or a province or territory thereof (whether or not required to be registered under any such laws) which is maintained, administered or contributed to by (or to which there is or may be an obligation to contribute by) the Borrower or any of its Subsidiaries in respect of any person's employment in Canada or a province or territory thereof, all related funding agreements and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder.

          "Canadian Prepayment Percentage": as of any date of determination, the
           ------------------------------
     percentage of the sum of the aggregate Commitments and the aggregate U.S.

     Commitments which is constituted by the aggregate Commitments.

          "Canadian Subsidiary Collateral Covenant Agreement":  each agreement
           -------------------------------------------------
     executed and delivered by a Subsidiary of the Borrower pursuant to subsection 9.4, each such agreement to be of substantially the same import, tenor and substance as the Collateral Covenant Agreement, with such changes thereto (as agreed between the Borrower and the Administrative Agent) as may be required or advisable under the laws of the jurisdiction of incorporation of such Subsidiary (and the laws of any other jurisdiction as may apply to such Canadian Subsidiary Collateral Covenant Agreement (including any jurisdiction where such Subsidiary owns material assets)) in connection with all security granted by such Subsidiary pursuant to subsection 9.4.

          "Canadian Subsidiary Debenture Pledge Agreement": each agreement
           ----------------------------------------------
     executed and delivered by a Subsidiary of the Borrower pursuant to subsection 9.4, each such agreement to be of substantially the same import, tenor and substance as the Debenture Pledge Agreement, with such changes thereto (as agreed between the Borrower and the Administrative Agent) as may be required or advisable under the laws of the jurisdiction of incorporation of such Subsidiary (and the laws of any other jurisdiction as may apply to such Canadian Subsidiary Debenture Pledge Agreement (including any jurisdiction where such Subsidiary owns material assets)) in connection with the Canadian Subsidiary Demand Debenture.

          "Canadian Subsidiary Demand Debenture":  each deed or instrument
           ------------------------------------
     executed and delivered by a Subsidiary of the Borrower pursuant to subsection 9.4, each such agreement to be of substantially the same import, tenor and substance as the Security Agreement, with such changes thereto (as agreed between the Borrower and the Administrative Agent) as may be required or advisable to create, under the laws of the jurisdiction of incorporation of such Subsidiary (and the laws of any other jurisdiction as may apply to such Canadian Subsidiary Demand Debenture (including any jurisdiction where such Subsidiary owns material assets)), in favor of the Administrative Agent and the Lenders, a valid, binding and enforceable mortgage, charge, assignment and security interest in and to all of the assets of such Subsidiary, other than real estate, motor vehicles and other assets of the type excluded from Collateral pursuant to the Security Agreement.

          "Canadian Subsidiary Guarantee":  each Guarantee to be executed and
           -----------------------------
     delivered by each Subsidiary of the Borrower in favor of the Administrative Agent, each agreement executed and delivered by a Subsidiary of the Borrower pursuant to subsection 9.4, each such agreement to be of substantially the same import, tenor and substance as the Canadian Subsidiary Guarantee as attached to the Existing Credit Agreement as Exhibit J, with such changes thereto (as agreed between the Borrower and the Administrative Agent) as may be required or advisable under the laws of the jurisdiction of incorporation of such Subsidiary (and the laws of any other jurisdiction as may apply to such Canadian Subsidiary Guarantee (including any jurisdiction where such Subsidiary owns material assets) in connection with the Canadian Subsidiary Guarantee.

          "Canadian Subsidiary Stock Pledge Agreement": each Stock Pledge
           ------------------------------------------
     Agreement to be executed and delivered by the Borrower and/or any Subsidiary of the Borrower that owns any Capital Stock of any Subsidiary of the Borrower in favor of the Administrative Agent, each such agreement to be of substantially the same import, tenor and substance as the form of U.S. Borrower Canadian Stock Pledge Agreement, with such changes (as agreed between the Borrower and the Administrative Agent) as may be required or advisable under the laws of Ontario (in the case of the Borrower) and under the laws of its jurisdiction of incorporation (in the case of a Subsidiary of the Borrower) (and the laws of any other jurisdiction as may apply to such Canadian Subsidiary Stock Pledge Agreement).

          "Canadian Transfer Commitment Percentage":  as to any Common Lender at
           ---------------------------------------
     any time, the percentage of the aggregate Commitments of all Lenders then constituted by the Commitment of such Common Lender (in its capacity as a Lender hereunder) or the Lender which is a subsidiary or an affiliate of such Common Lender.

          "Capital Call Agreement":  as defined in the U.S. Credit Agreement.
           ----------------------

          "Capital Expenditures":  with respect to any Person for any period,
           --------------------
     the sum of the aggregate of all expenditures (whether paid in cash, capitalized as an asset or accrued as a liability) by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected in the consolidated statement of cash flows of such Person for such period.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "C&D Fund IV":  The Clayton & Dubilier Private Equity Fund IV Limited
           -----------
     Partnership, a Connecticut limited partnership.

          "CD&R":  as defined in the recitals hereto.
           ----

          "Closing Date":  the date on which all the conditions precedent set
           ------------
     forth in subsection 7.1 of the Existing Credit Agreement were satisfied or waived.

          "Closing Date Exchange Rate":  $1.00 equals C$1.39310.
           --------------------------

          "Co-Agents":  each Lender designated as such on the signature pages
           ---------
     hereof.

          "Collateral":  all assets of the Loan Parties, now owned or
           ----------
     hereinafter acquired, upon which a Lien is purported to be created by any Security Document (other than a U.S. Security Document).

          "Collateral Agent":  as defined in the preamble hereto.
           ----------------

          "Collateral Covenant Agreement":  the Collateral Covenant Agreement
           -----------------------------
     executed and delivered by the Borrower in favor of the Administrative Agent, substantially in the form of Exhibit M to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commercial Letter of Credit":  as defined in subsection 4.1.
           ---------------------------

          "Commitment":  as to any Lender, its obligation to make Revolving
           ----------
     Credit Loans to, and/or participate in Swing Line Loans made to, and/or create Acceptances (or, in lieu thereof, to make loans pursuant to the Acceptance Notes), and/or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name in Schedule 1 under the heading "Commitment", as such amount may be reduced or increased from time to time as provided in subsection 2.4 and the other applicable provisions hereof; collectively, as to all the Lenders, the "Commitments".
      -----------

          "Commitment Fee Rate":  0.50% per annum, less the Margin Reduction
           -------------------                     ----
     Percentage in effect from time to time.

          "Commitment Percentage":  as to any Lender at any time, the percentage
           ---------------------
     of the aggregate Commitments then constituted by its Commitment (or, if the Commitments have terminated or expired, the percentage which (i) the sum of
     (a) such Lender's then outstanding Revolving Credit Loans plus (b) such Lender's participations in the aggregate L/C Obligations and Swing Line Loans then outstanding plus (c) such Lender's Acceptances then outstanding constitutes of (ii) the sum of (a) the aggregate Revolving Credit Loans of all the Lenders then outstanding plus (b) the aggregate L/C Obligations then outstanding plus (c) the aggregate Swing Line Loans then outstanding plus (d) the aggregate Acceptances then outstanding).

          "Commitment Period":  the period from and including the Closing Date
           -----------------
     to but not including the Termination Date, or such earlier date as the Commitments shall terminate as provided herein.

          "Common Lender":  each U.S. Lender which is also a Lender or the
           -------------
     parent or a subsidiary or affiliate thereof.

          "Consolidated Adjusted EBITDA":  of any Person, for any period, the
           ----------------------------
     difference between (i) Consolidated EBITDA of such Person for such period, minus (ii) Capital Expenditures (excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations and excluding the amount of any Net Cash Proceeds of Dispositions of assets pursuant to subsection 9.2(g) which are reinvested in the business of the Borrower or a Subsidiary of the Borrower and the amount of any U.S. Net Cash Proceeds of U.S. Dispositions of assets pursuant to subsection 8.6(g) of the U.S. Credit Agreement which are reinvested in the business of the U.S. Borrower or an Additional Subsidiary) paid in cash during such period.

          "Consolidated EBITDA":  of any Person, for any period, the
           -------------------
     Consolidated Net Income of such Person for such period, adjusted to exclude the following items of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash interest expense and any other non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits and (h) any gain or loss associated with the sale or write-up or write-down of assets.

          "Consolidated Interest Expense":  of any Person, for any period, cash
           -----------------------------
     interest expense of such Person for such period on its Indebtedness determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income":  of any Person, for any period, net income
           -----------------------
     of such Person for such period, determined on a consolidated basis in accordance with GAAP, provided that, for purposes of determining
                           --------
     Consolidated Net Income of the U.S. Borrower and its consolidated Subsidiaries for any period, all Dividends for such period shall be deducted therefrom as an expense.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Documents":  the collective reference to the Loan Documents
           ----------------
     and the U.S. Loan Documents.

          "Credit Parties":  the collective reference to the Loan Parties and
           --------------
     U.S. Loan Parties.

          "Current Exchange Rate":  as at any date of determination, the average
           ---------------------
     of the bid/ask spot rates specified on the WRLD screen of Reuters Information Services Inc. at 10:00 A.M., New York City time, on such date, with respect to the purchase and sale of Canadian Dollars for U.S. Dollars.

          "Debenture Pledge Agreement":  the Debenture Pledge Agreement executed
           --------------------------
     and delivered by the Borrower in favor of the Administrative Agent, substantially in the form of Exhibit D-2 to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Default":  any of the events specified in Section 10 prior to the
           -------
     satisfaction of any requirement for the giving of notice, the lapse of time, or both, or any other condition.

          "Defaulted Receivable":  any Account of the Borrower or any of its
           --------------------
     Subsidiaries which:

               (i) has been or should have been charged-off as not creditworthy in conformity with the accounting policies of the Borrower as in effect on the Closing Date; or

               (ii) is owed by an account debtor described in clause (l) of the definition of Eligible Accounts.

          "Depositary Account":  as defined in subsection 8.7(b).
           ------------------

          "Depositary Bank":  as defined in subsection 8.7(a).
           ---------------

          "Disposition":  as defined in the definition of the term "Asset Sale".
           -----------

          "Dividends":  for any period, all dividends and other distributions
           ---------
     paid by the U.S. Borrower to Holdings in cash during such period other than
     (i) the payment permitted by subsection 8.7(g) of the U.S. Credit Agreement and (ii) dividends and other distributions permitted by subsection 8.7(d) of the U.S. Credit Agreement (but only to the extent such dividends or distributions are made in respect of repurchases by Holdings of its common stock or options, warrants or other rights to purchase its common stock from Permitted Equity Purchasers referred to in clauses (i) and (ii) of the definition thereof contained in the U.S. Credit Agreement) which are paid by the U.S. Borrower to or on behalf of Holdings and used by Holdings for the purposes described in the immediately preceding parenthetical.

          "Draft":  a draft substantially in the form of Exhibit B or in such
           -----
     other form as the Administrative Agent may from time to time reasonably request (or to the extent the context shall require, an Acceptance Note, delivered in lieu of a draft), as the same may be amended, supplemented or otherwise modified from time to time.

          "Effective Date":  as defined in subsection 6.1.
           --------------

          "Eligible Accounts":  at any time, an amount equal to the aggregate
           -----------------
     outstanding balance of all Accounts of the Borrower and its Subsidiaries payable in Canadian Dollars as of such time, provided that, unless
                                                  --------
     otherwise approved in writing by the Collateral Agent, no Account shall be deemed to be an Eligible Account if:

               (a) either (i) the Account is unpaid more than 60 days after the original statement due date (including, without limitation, the aggregate credit balance determined on an Account by Account basis more than 60 days old) or (ii) the Account is unpaid more than 120 days after the date on which an invoice therefor has been sent to the Obligor in respect of such Account;

               (b) the Obligor has been obligated in respect of a Defaulted Receivable at any time during the immediately preceding 12-month period, unless the payment of Accounts from such Obligor is secured in a manner satisfactory to the Collateral Agent or, if the Account from such Obligor arises subsequent to a decree or order for relief with respect to such Obligor under any bankruptcy or insolvency laws (or other similar laws), as now or hereafter in effect, the Collateral Agent shall have determined that the timely payment and collection of such Account will not be impaired;

               (c) it is payable by an Obligor (or any known Subsidiary or Affiliate thereof) and 50% or more, in face amount, of all Accounts payable by such Obligor (and its known Affiliates) are ineligible pursuant to (a) above;

               (d) it is payable by an Obligor (or any known Subsidiary or Affiliate thereof) and all Accounts payable by such Obligor (and its known Subsidiaries and Affiliates) exceed 10% of all Eligible Accounts; provided that Accounts of such an Obligor (and its known Subsidiaries and Affiliates) shall only be deemed ineligible pursuant to this clause (d) to the extent of such excess;

               (e) it arises out of a sale or an administrative charge made by the Borrower or any of its Subsidiaries to the U.S. Borrower or any Affiliate (other than Westinghouse or any division, Subsidiary or Affiliate of Westinghouse) or Subsidiary of the Borrower or the U.S. Borrower;

               (f) the sale is to an Obligor located outside of Canada;

               (g) the Account is the result of a charge-back or a reinvoice of a disputed Account, the disposition of which has not been resolved, or the Account is a Defaulted Receivable;

               (h) the Account has been or should have been charged off as not creditworthy in conformity with the accounting policies of the Borrower as in effect on the Closing Date;

               (i) it is an Account which may be set-off or charged against any security deposit, progress payment or other similar advance or deposit made by or for the benefit of the applicable Obligor; provided that
                                                                --------
          any Account deemed ineligible pursuant to this clause (i) shall only be ineligible to the extent of such set-off or charge against such security deposit, progress payment or other similar advance or deposit;

               (j) the sale to the Obligor giving rise to the Account is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return, provided, however, that no Account
                                              --------  -------
          shall
          be excluded pursuant to this clause (j) solely as a result of the customary quality warranties or the general right to return goods provided by the Borrower or any of its Subsidiaries to its customers; provided, further, that, with respect to Accounts arising from sales
          --------  -------
          to an Obligor on a bill-and-hold basis, if such Obligor has requested that the goods subject to such sales be held by the Borrower or one of its Subsidiaries and has nonetheless agreed to make payment on such Accounts, such Accounts shall not be considered ineligible pursuant to this clause (j); provided, further, that in no event shall the U.S.
                           --------  -------
          Dollar equivalent (determined from time to time on the basis of then Current Exchange Rates) of the aggregate amount of all Accounts included as Eligible Accounts pursuant to the immediately preceding proviso exceed the product of (i) the Canadian Prepayment Percentage in effect from time to time, multiplied by (ii) $2,500,000;
                                       ----------

               (k) (i) the Obligor has disputed its liability on, or the Obligor has made any claim or defense with respect to, such Account or any other account due from such Obligor to the Borrower, the U.S. Borrower or any of their respective Subsidiaries, which has not been resolved or (ii) the Account otherwise is, or is reasonably expected to become, subject to any right of set-off by the Obligor; provided that any
                                                          --------
          Account deemed ineligible pursuant to this clause (k) shall only be ineligible to the extent of the amount owed by the Borrower, the U.S. Borrower or any of their respective Subsidiaries to the Obligor, the amount of such dispute, claim or defense, or the maximum amount at any time of such right of set-off, as applicable; provided, further, that
                                                        --------  -------
          routine adjustments to an Account common in the industry in which the Borrower, the U.S. Borrower or any of their respective

          Subsidiaries conduct business and common to such businesses, such as for volume or quantity differences or returned goods, will be deemed not to constitute a dispute, claim, defense or setoff;

               (l) a proceeding under any bankruptcy or insolvency laws (or any similar laws) has occurred and is continuing with respect to the Obligor, unless the payment of Accounts from such Obligor is secured in a manner satisfactory to the Collateral Agent or, if the Account from such Obligor arises subsequent to a decree or order for relief with respect to such Obligor under any bankruptcy or insolvency laws (or any similar laws), as now or hereafter in effect, the Collateral Agent shall have determined that the timely payment and collection of such Account will not be impaired;

               (m) Accounts in respect of which the Obligor is Canada or any province, department, agency or instrumentality thereof; provided that
                                                                   --------
          Accounts otherwise ineligible pursuant to this clause (m) shall only be ineligible to the extent that the aggregate amount of all such Accounts is in excess of C$1,000,000; and provided further that
                                                    --------
          amounts in excess of C$1,000,000 in respect of such Accounts shall nonetheless be considered eligible to the extent that the Borrower or any applicable Subsidiary duly assigns its rights to payment of such Accounts to the Administrative Agent pursuant to the Financial Administration Act (Canada) or similar or equivalent provincial legislation;

               (n) (i) except to the extent set forth in the second and third provisos to clause (j) above, the goods giving rise to such Account have not been delivered, and are not in transit, to the Obligor, (ii) the services giving rise to such Account have not been performed or
          (iii) the

          Account otherwise does not represent a final sale or transfer of title to the Obligor;

               (o) the Account (or the sale giving rise thereto) does not comply in all material respects with all applicable legal requirements, including, where applicable, any consumer protection legislation applicable to credit transactions;

               (p) the Account is subject to any material restrictions on the transfer, assignability or sale thereof, enforceable against the assignee, except as described in clause (m) above;

               (q) the Administrative Agent does not have a valid and perfected first priority security interest in such Account or the Account does not otherwise conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Agreements;

               (r) any portion of an Account to the extent such portion is for interest or finance charges accrued on past due balances of any Accounts;

               (s) to the extent the Account represents an amount of billed receivables resulting from the shipping and invoicing of finished product which will not be subsequently collected because payment has already been received on account of progress payment billing (as such progress billings may be reduced by adjustment thereto);

               (t) to the extent an Account is to be reduced as a result of pending price decreases relating to the agreement giving rise to such Account, such reduction of such Account; provided that an Account
                                                   --------
          otherwise ineligible pursuant to this clause (t) shall not be considered ineligible to the extent that the pending price decrease consists of a discount for early payment which is not then determinable or a credit for volume purchases which is not then determinable; or

               (u) Accounts classified as "Legal Accounts" on the books of the Borrower or one of its Subsidiaries in conformity with the accounting policies of the Borrower as in effect of the Closing Date.

          "Eligible Inventory":  all Inventory of the Borrower and its
           ------------------
     Subsidiaries that consists of finished goods or spare parts available for sale to customers to the extent not excluded pursuant to clauses (a) through (g) below. In determining the amount to be so included, the amount of such Inventory shall be valued at the lower of average cost or market value on a basis consistent with the Borrower's or the relevant Subsidiary's accounting practice as in effect on the Closing Date less
                                                                       ----
     reserves taken, if any, on account of physical inventory adjustments (in respect of aged Inventory, excess Inventory or otherwise) as recorded in the Borrower's or the relevant Subsidiary's accounting records and goods in transit from third parties that are not excluded pursuant to clauses (a) through (g) below. Unless otherwise approved in writing by the Collateral Agent, no Inventory shall be deemed Eligible Inventory of the Borrower or any of its Subsidiaries if:

               (a) the Inventory is not owned solely by the Borrower or a Subsidiary of the Borrower or the Borrower or any such Subsidiary does not have good, valid and marketable title to such Inventory;

               (b) the Inventory is (i) not located at property that is owned or leased by the Borrower or any Subsidiary of the Borrower and (ii) subject to a Lien other than Liens pursuant to the

          Security Agreements, Liens arising by operation of law (appropriate reserves for which have been reasonably established by the Borrower or any such Subsidiary) and Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established by the Borrower or any such Subsidiary);

               (c) the Inventory is not subject to a perfected first priority Lien in favor of the Administrative Agent except for Liens arising by operation of law (appropriate reserves for which have been reasonably established by the Borrower or any of its Subsidiaries) and, with respect to Eligible Inventory located at sites described in clause (b) above, for Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established by the Borrower or any of its Subsidiaries);

               (d) the Inventory is not located in Canada;

               (e) the Inventory does not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Agreements;

               (f) Specialized Inventory (other than New Inventory) of a particular stock keeping unit to the extent that the number of such stock keeping units held by the Borrower or any of its Subsidiaries on any date of determination exceeds the number of such stock keeping units sold by Westinghouse Canada, the Borrower or any of its Subsidiaries during the 12 consecutive fiscal month period immediately preceding such date of determination; provided that in no event shall
                                                --------
          the U.S. Dollar equivalent (determined from time to
          time on the basis of then Current Exchange Rates) of the value of all Specialized Inventory included as Eligible Inventory pursuant to this clause (f) exceed at any time the product of (i) the Canadian Prepayment Percentage in effect from time to time, multiplied by (ii)
                                                             ----------
          $5,000,000; or



               (g) Inventory (other than Specialized Inventory and New Inventory) of a particular stock keeping unit to the extent that the number of stock keeping units held by the Borrower or any of its Subsidiaries on any date of determination exceeds (i) for any determination during the period from the Closing Date to May 31, 1995, two times, and (ii) for any determination thereafter, one times, the
              -----                                                 -----
          number of such stock keeping units sold by Westinghouse Canada, the
          Borrower or any of its Subsidiaries during the 12 consecutive fiscal month period immediately preceding such date of determination; provided that in no event shall the U.S. Dollar equivalent (determined
          --------
          from time to time on the basis of then Current Exchange Rates) of the value of all Inventory included as Eligible Inventory pursuant to subclause (i) of this clause (g) exceed in the aggregate at any time the sum of (x) the product of (1) the Canadian Prepayment Percentage in effect from time to time, multiplied by (2) $8,500,000 and (y) the
                                       ----------
          U.S. Dollar equivalent (determined from time to time on the basis of then Current Exchange Rates) of the value of such Inventory that would have been included as Eligible Inventory pursuant to such subclause
          (i) had the reference therein to the number "two" been a reference to the number "one".

          "Environmental Costs":  any and all costs or expenses (including,
           -------------------
     without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

          "Environmental Laws":  any and all applicable foreign (including,
           ------------------
     without limitation, laws of the United States), federal, territorial, provincial, local or municipal laws, rules, orders, regulations, statutes, by-laws, ordinances, codes, decrees, requirements (including, without limitation, guidelines) of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "Event of Default":  any of the events specified in Section 10,
           ----------------
     provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, or any other condition, has been satisfied.

          "Existing Credit Agreement":  as defined in the recitals hereto.
           -------------------------

          "Existing U.S. Credit Agreement":  as defined in the recitals hereto.
           ------------------------------

          "Extension of Credit":  as to any Lender, the making of a Loan by such
           -------------------
     Lender, the acceptance of a Draft or an Acceptance Note by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

          "Financial Statement Delivery Default":  any Default which occurs
           ------------------------------------
     solely as a result of a failure by the Borrower to deliver the financial statements required to be delivered under subsection 8.1(a), (b) or (c) (as applicable).

          "Financing Lease":  any lease of property, real or personal, the
           ---------------
     obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "First Mortgage Notes":  the collective reference to the Canadian
           --------------------
     First Mortgage Notes and the RealCo First Mortgage Notes.

          "Fixed Charge Coverage Ratio":  for any period, the ratio of
           ---------------------------
     Consolidated Adjusted EBITDA of the U.S. Borrower and its consolidated Subsidiaries for such period to Consolidated Interest Expense of the U.S. Borrower and its consolidated Subsidiaries for such period.

          "Foreign Subsidiary":  any Subsidiary of the Borrower which is not
           ------------------
     organized under the laws of the United States or any state thereof or the District of Columbia.

          "GAAP":  generally accepted accounting principles in effect from time
           ----
     to time in the United States of America or, as the context otherwise requires, in Canada.

          "General Assignment of Book Debts":  the General Assignment of Book
           --------------------------------
     Debts executed and delivered by the Borrower, substantially in the form of Exhibit P to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     province or other political
     subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
     any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person
                                -------------------
     (the "primary obligor") in any manner, whether directly or indirectly,
           ---------------
     including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
     --------  -------
     endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantees":  the collective reference to the U.S. Borrower
           ----------
     Guarantee, each U.S. Guarantee and each Canadian Subsidiary Guarantee.

          "Guarantor":  each Person party to a Guarantee.
           ---------

          "Holdings":  as defined in the recitals hereto.
           --------

          "Holdings Canadian First Mortgage Note Guarantees":  the guarantees
           ------------------------------------------------
     included on the Canadian First Mortgage Notes and made by Holdings in favor of the holders of the Canadian First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 9.6 hereof and subsection 8.8 of the U.S. Credit Agreement.

          "Holdings Guarantee":  as defined in the U.S. Credit Agreement.
           ------------------

          "Indebtedness":  of any Person at any date, (a) all indebtedness of
           ------------
     such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements and (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Intellectual Property":  the meaning ascribed to such term in the
           ---------------------
     U.S. Credit Agreement.

          "Interest Act":  the Interest Act (Canada), as amended from time to
           ------------
     time.

          "Interest Payment Date":  as to any Prime Rate Loan, the last day of
           ---------------------
     each March, June, September and December to occur while such Loan is outstanding.

          "Inventory":  as defined in the Personal Property Security Act; and,
           ---------
     with respect to the Borrower or any of its Subsidiaries, all such inventory of the Borrower or such Subsidiary, including, without limitation: (i) all finished goods, parts, components, assemblies, supplies, labor, burden and materials used or consumed in its business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale; and (iii) all goods returned to or repossessed by the Borrower or such Subsidiary.

          "Issuing Lender":  Bank of Nova Scotia, in its capacity as issuer of
           --------------
     any Letter of Credit.

          "Landlord's Waiver":  a Landlord's Waiver, substantially in the form
           -----------------
     of Exhibit D.

          "L/C Commission Rate":  1.50% per annum, less the Margin Reduction
           -------------------                     ----
     Percentage in effect from time to time.

          "L/C Commitment":  C$5,000,000.
           --------------

          "L/C Fee Payment Date":  with respect to any Letter of Credit, the
           --------------------
     last day of each March, June, September and December occurring after the date of issuance thereof and prior to the expiration thereof.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
     aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 4.5(a).

          "L/C Participants":  the collective reference to all Lenders other
           ----------------
     than the Issuing Lender.

          "Lenders":  as defined in the preamble hereto.
           -------

          "Lending Parties":  the collective reference to the Lenders and the
           ---------------
     U.S. Lenders; individually, a "Lending Party".
                                    -------------

          "Letters of Credit":  as defined in subsection 4.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, security
           ----
     deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loans":  the collective reference to loans (including, without
           -----
     limitation, Swing Line Loans) made by Lenders pursuant to this Agreement.

          "Loan Documents":  this Agreement, the Notes, the Applications, the
           --------------
     Drafts, the Acceptances, the Acceptance Notes, the Guarantees, the Security Documents, the Collateral Covenant Agreement and the Canadian Subsidiary Collateral Covenant Agreements.

          "Loan Parties":  Holdings, the Borrower, the U.S. Borrower and each
           ------------
     Additional Subsidiary and each Subsidiary of the Borrower which is or becomes a party to a Loan Document; individually, a "Loan Party".
                                                          ----------

          "Majority Lenders":  at any time, Lenders which, in the aggregate,
           ----------------
     have Commitments (or, if the Commitments have terminated or expired, Aggregate Outstandings) aggregating at least 51% of the Commitments of all Lenders (or, if the Commitments have terminated or expired, the Aggregate Outstandings of all Lenders).

          "Margin Adjustment Period":  each period commencing on an Adjustment
           ------------------------
     Date and ending on the Business Day immediately preceding the next succeeding Adjustment Date.

           "Margin Reduction Percentage":  (a)  during the period from and
            ---------------------------
     including the Closing Date to but excluding the Adjustment Date which occurs concurrently with the delivery by the Borrower pursuant to subsection 8.1(b) or (c) (as applicable) of the financial statements of the U.S. Borrower for the quarterly period ended June 30, 1995, zero and (b) during each Margin Adjustment Period which occurs on or after the Adjustment Date referred to in clause (a) above and in respect of which the Fixed Charge Coverage Ratio for the four consecutive fiscal quarters of the U.S. Borrower immediately preceding the commencement of such Margin Adjustment Period (determined by reference to the certificates delivered pursuant to subsection 8.2(b) concurrently with the financial statements delivered under subsection 8.1(a), (b) or (c) (as applicable), or the Annual Unaudited Financial Statements (as defined below in this definition), as the case may be, with respect to such four consecutive fiscal quarters) is (i) less than 3.00:1, zero, (ii) less than 3.50:1 but greater than or equal to 3.00:1, 0.25% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and in subsection 3.4) and 0.125% (when used in the definition of Commitment Fee Rate), (iii) less than 4.00:1 but greater than or equal to 3.50:1, 0.50% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and in subsection 3.4) and 0.125% (when used in the definition of Commitment Fee Rate), (iv) less than 4.50:1 but greater than or equal to 4.00:1, 0.75% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and in subsection 3.4) and 0.1875% (when used in the definition of Commitment Fee
     Rate), (v) less than 5.00:1 but greater than or equal to 4.50:1, 0.90% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and in subsection 3.4) and 0.25% (when used in the definition of Commitment Fee Rate) and (vi) greater than or equal to 5.00:1, 1.0% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and in subsection 3.4) and 0.275% (when used in the definition of Commitment Fee Rate), provided that:
     --------

               (x) notwithstanding the foregoing, during any period from and including the date on which an Event of Default has occurred to but excluding the date on which such Event of Default is no longer continuing, the Margin Reduction Percentage shall be zero;

               (y) if the Borrower delivers to the Administrative Agent any financial statements referred to in clause (b) of the definition of Adjustment Date (each, an "Annual Unaudited Financial Statement") and
                                     ------------------------------------
          thereafter the financial statements delivered pursuant to subsection 8.1(a) in respect of the period covered by such Annual Unaudited Financial Statement demonstrates a Fixed Charge Coverage Ratio for such period which differs from that demonstrated by such Annual Unaudited Financial Statement, any change in the Margin Reduction Percentage occurring as a result of such difference shall be given retroactive effect to the first Business Day after delivery of such Annual Unaudited Financial Statement; and

               (z) if any Financial Statement Delivery Default becomes an Event of Default, the Margin Reduction Percentage (if greater than zero) that was in effect for the period commencing on the date such Financial Statement Delivery Default occurred to the date such Financial Statement Delivery Default became an Event of Default shall be retroactively adjusted to zero for such period and shall remain zero until the first Business Day following receipt by the Administrative Agent of the financial statements the failure to deliver which gave rise to such Financial Statement Delivery Default, which date shall constitute an Adjustment Date and upon which date the Margin Adjustment Percentage shall be determined in accordance with the other provisions of this definition.

          If payments are made hereunder on the basis of a Margin Reduction Percentage that is retroactively adjusted as a result of the occurrence of any of the events described in clauses (x), (y) or (z) of the proviso to the immediately preceding sentence, the Lenders and the Borrower shall make such payments to the Administrative Agent (which shall credit the account of the Borrower or allocate such payments among the Lenders in accordance with their respective interests in the payments theretofore made hereunder, as the case may be, on the basis of the Margin Reduction Percentage that was so retroactively adjusted) as may be necessary to give effect to such adjustment, such payments to be calculated by the Administrative Agent (which shall notify the Borrower and the Lenders thereof), to be made as soon as practicable (but in any event no later than two Business Days after such notice is given by the Administrative Agent) and to include interest at the applicable Bank of Canada Rate for the period from the date to which the Margin Reduction Percentage has been retroactively adjusted to the date of the applicable payment on any amounts required to be paid as a result of such retroactive adjustment.

          "Material Adverse Effect":  as defined in the U.S. Credit Agreement.
           -----------------------

          "Mixed Asset Sale":  any Disposition constituting a "Mixed Asset Sale"
           ----------------
     under and as defined in the Canadian First Mortgage Notes.

          "Monthly Borrowing Base Certificate":  as defined in subsection
           ----------------------------------
     8.2(c).

          "Net Cash Proceeds":  with respect to any Asset Sale (including any
           -----------------
     Asset Sale that constitutes a sale and leaseback transaction permitted under subsection 8.12 of the U.S. Credit Agreement), any sale or issuance of equity securities of Holdings (but excluding any sale or issuance of equity securities of Holdings to one or more Permitted Equity Purchasers to the extent such sale or issuance is permitted by the

     Holdings Guarantee) or any incurrence by the Borrower or any of its Subsidiaries of any Indebtedness for borrowed money (excluding any Indebtedness permitted by subsection 8.2 of the U.S. Credit Agreement), an amount equal to the gross cash proceeds of such Asset Sale, issuance or incurrence, net of the following amounts (but only to the extent such amounts are paid or incurred by Holdings, the Borrower or any of its Subsidiaries): (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, issuance or incurrence, (ii) taxes paid or reasonably estimated to be payable as a result thereof, after taking into account all available deductions and credits in connection with such Asset Sale, (iii) appropriate amounts to be provided by the Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP as in effect from time to time in Canada, against any liabilities associated with such Asset Sale and retained by the Borrower or such Subsidiary, as the case may be, after such Asset Sale, and (iv) in the case of a sale or sale and leaseback of or involving an asset subject to a Lien securing (a) any Indebtedness (other than the Canadian First Mortgage Notes), payments made and installment payments required to be made to repay such Indebtedness, including payments in respect of principal, interest and prepayment premiums and penalties or
     (b) the Canadian First Mortgage Notes, the Net Proceeds Allocable to Payee and any Reserved Amounts (as each such term is defined in the Canadian First Mortgage Notes) to the extent such Reserved Amounts are not paid to the Borrower, with respect to such Asset Sale.

          "New Inventory":  Inventory of a particular stock keeping unit which
           -------------
     has been sold or offered for sale by the Borrower or any of its Subsidiaries for a period of only fifteen months or less.

          "Non-Excluded Taxes":  as defined in subsection 5.9.
           ------------------

          "Notes":  the collective reference to the Revolving Credit Notes and
           -----
     the Swing Line Notes.

          "Obligor":  any purchaser of goods or services or other Person
           -------
     obligated to make payment to the Borrower or any of its Subsidiaries in respect of a purchase of such goods or services.

          "Obligations":  as of any date of determination, (i) the aggregate
           -----------
     outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon, (ii) the outstanding Reimbursement Obligations, together with all accrued and unpaid interest thereon, (iii) the aggregate outstanding Acceptance Reimbursement Obligations, (iv) all accrued and unpaid fees payable pursuant to subsections 4.3 and 5.3 and (v) all other amounts then due and payable hereunder or under any of the other Loan Documents.

          "Operating Fund Limit":  as defined in subsection 8.7(c).
           --------------------

          "Participants":  as defined in subsection 12.6(b).
           ------------

          "Permitted Equity Purchasers":  as defined in the U.S. Credit
           ---------------------------
     Agreement.

          "Person":  an individual, partnership, corporation, business trust,
           ------
     joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Personal Property Security Act" or "PPSA":  the Personal Property
           ------------------------------      ----
     Security Act (Ontario), as amended from time to time.

          "Prime Rate":  at any date, the greater on such date of (i) the rate
           ----------
     designated by Bank of Nova Scotia from time to time as its prime rate for Canadian Dollar commercial loans made in Canada and (ii) 3/4 of 1% above the Reference Discount Rate for Acceptances having a term to maturity of 30 days, as advised by the Administrative Agent to the Borrower on such date. The Prime Rate is not intended to be the lowest rate of interest charged by Bank of Nova Scotia in connection with extensions of credit in Canadian Dollars to debtors.

          "Prime Rate Loans":  Loans denominated in Canadian Dollars which bear
           ----------------
     interest at a rate based upon the Prime Rate.

          "Prime Rate Margin":  for each Prime Rate Loan, 0.75% per annum, less
           -----------------                                               ----
     the Margin Reduction Percentage in effect from time to time, provided that
                                                                  --------
     the Prime Rate Margin shall never be less than zero.

          "Principal Loan Documents":  as defined in Section 12.1.
           ------------------------

          "Properties":  as defined in the U.S. Credit Agreement.
           ----------

          "Qualifying Canadian Institutions":  (a) banks incorporated under the
           --------------------------------
     Bank Act (Canada) and named in Schedule I or Schedule II thereof which are resident in Canada within the meaning of the Tax Act and (b) other financial institutions incorporated in Canada and resident in Canada within the meaning of the Tax Act.

          "Quebec Moveable Hypothec":  the hypothec executed and delivered by
           ------------------------
     the Borrower, substantially in the form of Exhibit O to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "RealCo":  as defined in the recitals to the Existing Credit
           ------
     Agreement.

          "RealCo Cash Collateral Agreement":  as defined in the U.S. Credit
           --------------------------------
     Agreement.

          "RealCo First Mortgage Notes":  as defined in the U.S. Credit
           ---------------------------
     Agreement.

          "RealCo First Mortgage Note Guarantees":  as defined in the U.S.
           -------------------------------------
     Credit Agreement.

          "RealCo Mortgaged Property":  as defined in the U.S. Credit Agreement.
           -------------------------

          "RealCo Mortgages":  as defined in the U.S. Credit Agreement.
           ----------------

          "Reference Banks":  Bank of Nova Scotia, Toronto-Dominion Bank and
           ---------------
     National Bank of Canada.

          "Reference Discount Rate":  on any date with respect to each Draft
           -----------------------
     requested to be accepted by a Lender, the arithmetic average of the discount rates (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto offices of each of the Reference Banks, at 10:00 A.M. (Toronto time) on the Borrowing Date as the discount rate at which each such Reference Bank would, in the normal course of its business, purchase on such date Acceptances having an aggregate face amount equal to C$1,000,000 and having the term to maturity as designated by the Borrower pursuant to subsection 3.2. The Administrative Agent shall advise the Borrower and the Lenders, either in writing or verbally, by 11:00 A.M. (Toronto time) on the Borrowing Date as to the applicable Reference Discount Rate and corresponding Acceptance Purchase Price in respect of Acceptances having the maturities selected by the Borrower.

          "Refunded Swing Line Loans":  as defined in subsection 2.5(c).
           -------------------------

          "Register":  as defined in subsection 12.6(d).
           --------

          "Reimbursement Obligations":  the obligation of the Borrower to
           -------------------------
     reimburse the Issuing Lender pursuant to subsection 4.5(a) for amounts drawn under Letters of Credit.

          "Request for Acceptances":  as defined in subsection 3.2(a).
           -----------------------

          "Requirement of Law":  as to any Person, the certificate of
           ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, guideline or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

          "Responsible Officer":  as to any Person, any of the following
           -------------------
     officers of such Person: (i) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person and (ii) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, by such chief financial officer of such Person; the Borrower shall ensure that at least one vice president is designated to the Administrative Agent as a Responsible Officer by the chief executive officer or president of the Borrower pursuant to the foregoing clause (ii) from time to time.

          "Revolving Credit Loans":  as defined in subsection 2.1.
           ----------------------

          "Revolving Credit Note":  as defined in subsection 2.2.
           ---------------------

          "Security Agreement":  the Demand Debenture executed and delivered by
           ------------------
     the Borrower in favor of the Administrative Agent, substantially in the form of Exhibit D-1 to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Security Agreements":  the collective reference to the Security
           -------------------
     Agreement, the Quebec Moveable Hypothec, the General Assignment of Book Debts, the Debenture Pledge Agreement, the Bank Act Security, the Subsidiary Security Agreements, and instruments, documents and agreements described in Schedule 9.

          "Security Documents":  the collective reference to the Security
           ------------------
     Agreements, the Canadian Subsidiary Stock Pledge Agreements and each U.S. Security Document (other than the U.S. Borrower Canadian Stock Pledge Agreement).

          "Solvent" and "Solvency":  with respect to any Person on a particular
           -------       --------
     date, the condition that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person has an unreasonably small amount of capital.

          "Specialized Inventory":  Inventory not customarily offered by the
           ---------------------
     Borrower or any of its Subsidiaries for general sale to its customers and which has been manufactured in accordance with specifications provided to the Borrower or any such Subsidiary by or on behalf of a particular customer which render such Inventory unsuitable for general sale to customers.

          "Standby Letter of Credit":  as defined in subsection 4.1.
           ------------------------

          "Subordinated Indebtedness":  as defined in the U.S. Credit Agreement.
           -------------------------

          "Subsidiary":  as to any Person, a corporation, partnership or other
           ----------
     entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Security Agreements":  the collective reference to the
           ------------------------------
     Canadian Subsidiary Demand Debentures and the Canadian Subsidiary Debenture Pledge Agreements.

          "Supermajority Lenders":  at any time, Lenders which, in the
           ---------------------
     aggregate, have Commitments (or, if the Commitments have terminated or expired, Aggregate Outstandings) aggregating at least 75% of the Commitments of all Lenders (or, if the Commitments have terminated or expired, the Aggregate Outstandings of all Lenders).

          "Swing Line Commitment":  the Swing Line Lender's obligation to make
           ---------------------
     Swing Line Loans pursuant to subsection 2.5.

          "Swing Line Lender":  Bank of Nova Scotia in its capacity as provider
           -----------------
     of the Swing Line Loans.

          "Swing Line Loans":  as defined in subsection 2.5(a).
           ----------------

          "Swing Line Note":  as defined in subsection 2.5(b).
           ---------------

          "Tax Act":  the Income Tax Act (Canada), as amended from time to time.
           -------

          "Termination Date":  February 28, 2000.
           ----------------

          "Transferee":  as defined in subsection 12.6(f).
           ----------

          "Uniform Customs:  the Uniform Customs and Practice for Documentary
           ---------------
     Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "U.S. Acquisition Agreement":  the Acquisition Agreement, dated as of
           --------------------------
     February 15, 1994, between Holdings and Westinghouse U.S., as amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8.

          "U.S. Administrative Agent":  as defined in the recitals hereto.
           -------------------------

          "U.S. Aggregate Asset Sale Shortfall Amount":  the meaning ascribed to
           ------------------------------------------
     the term "Aggregate Asset Sale Shortfall Amount" in the U.S. Credit Agreement.

          "U.S. Borrower":  as defined in the recitals hereto.
           -------------

          "U.S. Borrower Canadian First Mortgage Note Guarantees":  the
           -----------------------------------------------------
     guarantees included on the Canadian First Mortgage Note and made by the U.S. Borrower in favor of the holders of the Canadian First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 9.6 hereof and subsection 8.8 of the U.S. Credit Agreement.

          "U.S. Borrower Canadian Stock Pledge Agreement": the meaning ascribed
           ---------------------------------------------
     to the term "Borrower Canadian Stock Pledge Agreement" in the U.S. Credit Agreement.

          "U.S. Borrower Guarantee":  the Guarantee, substantially in the form
           -----------------------
     of Exhibit L to the Existing Credit Agreement, made by the U.S. Borrower in favor of the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "U.S. Borrowing Base":  the meaning ascribed to the term "Borrowing
           -------------------
     Base" in the U.S. Credit Agreement.

          "U.S. Borrowing Base Default":  the meaning ascribed to the term
           ---------------------------
     "Borrowing Base Default" in the U.S. Credit Agreement.

          "U.S.-Canada Transfer":  as defined in subsection 2.4(b).
           --------------------

          "U.S. Collateral":  the meaning ascribed to the term "Collateral" in
           ---------------
     the U.S. Credit Agreement.

          "U.S. Collateral Agent":  Barclays in its capacity as collateral agent
           ---------------------
     for the U.S. Administrative Agent and the Administrative Agent under each U.S. Security Document (other than the U.S. Borrower Canadian Stock Pledge Agreement).

          "U.S. Commitment" and "U.S. Commitments":  the meanings ascribed to
           ---------------       ----------------
     the term "Commitment" and "Commitments", respectively, in the U.S. Credit Agreement.

          "U.S. Credit Agreement":  as defined in the recitals hereto.
           ---------------------

          "U.S. Default":  the meaning ascribed to the term "Default" in the
           ------------
     U.S. Credit Agreement.

          "U.S. Disposition":  the meaning ascribed to the term "Disposition" in
           ----------------
     the U.S. Credit Agreement.

          "U.S. Dollar Increase Amount":  as defined in subsection 2.4(b).
           ---------------------------

          "U.S. Dollar Reduction Amount":  as defined in subsection 2.4(b).
           ----------------------------

          "U.S. Dollars" and "$":  dollars in lawful currency of the United
           ------------       -
     States of America.

          "U.S. Event of Default":  the meaning ascribed to the term "Event of
           ---------------------
     Default" in the U.S. Credit Agreement.

          "U.S. Extensions of Credit":  the meaning ascribed to the term
           -------------------------
     "Extensions of Credit" in the U.S. Credit Agreement.

          "U.S. Guarantees":  the meaning ascribed to the term "Guarantees" in
           ---------------
     the U.S. Credit Agreement.

          "U.S. L/C Obligations":  the meaning ascribed to the term "L/C
           --------------------
     Obligations" in the U.S. Credit Agreement.

          "U.S. Lenders":  as defined in the recitals hereto.
           ------------

          "U.S. Letters of Credit":  the meaning ascribed to the term "Letters
           ----------------------
     of Credit" in the U.S. Credit Agreement.

          "U.S. Loan Documents":  the meaning ascribed to the term "Loan
           -------------------
     Documents" in the U.S. Credit Agreement.

          "U.S. Loans":  the meaning ascribed to the term "Loans" in the U.S.
           ----------
     Credit Agreement.

          "U.S. Net Cash Proceeds":  the meaning ascribed to the term "Net Cash
           ----------------------
     Proceeds" in the U.S. Credit Agreement.

          "U.S. Security Documents":  the meaning ascribed to the term "Security
           -----------------------
     Documents" in the U.S. Credit Agreement.

          "U.S. Transfer Commitment Percentage":  as to any Common Lender or any
           -----------------------------------
     Lender at any time, the percentage of the aggregate U.S. Commitments of all Common Lenders then constituted by the U.S. Commitment of (i) in the case of a Common Lender or a Lender which is a Common Lender, such Common Lender or (ii) in the case of a Lender which is not a Common Lender, the Common Lender which is the parent or a subsidiary or an affiliate of such Lender.

          "WESCO":  an unincorporated division of Westinghouse U.S. that carried
           -----
     on business under the
     names of "Westinghouse Electric Supply Company", "WESCO", and at certain branch locations, under the names of "Caribe Industrial and Electric Supplier", "Electra" and "Superior Electric", together with an unincorporated division of Westinghouse Canada, that carried on business under the name of "WESCO".

          "Westinghouse":  the collective reference to Westinghouse U.S. and
           ------------
     Westinghouse Canada.

          "Westinghouse Canada":  Westinghouse Canada, Inc., a Canadian
           -------------------
     corporation and a wholly owned Subsidiary of Westinghouse U.S.

          "Westinghouse U.S.":  Westinghouse Electric Corporation, a
           -----------------
     Pennsylvania corporation.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Commitments.  (a)  Subject to the terms and conditions hereof,
               -----------
each Lender severally agrees to make revolving credit loans ("Revolving Credit
                                                              ----------------
Loans") to the Borrower from time to time during the Commitment Period in an
-----
aggregate principal amount at any one time outstanding which, when added to the sum of the aggregate undiscounted face amount of all outstanding Acceptances of such Lender and such Lender's Commitment Percentage of the then outstanding L/C Obligations and the then outstanding Swing Line Loans, does not exceed the lesser of (i) the amount of such Lender's Commitment and (ii) such Lender's Commitment Percentage of the Borrowing Base then in effect. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans shall be Prime Rate Loans.

          2.2  Revolving Credit Notes.  The Revolving Credit Loans made by each
               ----------------------
Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such
                      ---------------------
Lender and representing the obligation of the Borrower to pay an amount equal to the lesser of (a) the amount set forth opposite such Lender's name in Schedule 1 under the heading "Commitment" and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date and amount of each Revolving

Credit Loan made by such Lender, each continuation thereof and the date and amount of each payment or prepayment of principal thereof on its internal books and records and/or on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation on such schedule shall constitute prima facie evidence of the accuracy of the information so recorded,
           ----- -----
provided that the failure by any Lender to make any such recordation or any
--------
error in any such recordation shall not affect the obligations of the Borrower under this Agreement or the Revolving Credit Notes. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 5.1.

          2.3  Procedure for Revolving Credit Borrowing. The Borrower may borrow
               ----------------------------------------
under the Commitments during the Commitment Period on any Business Day, provided
                                                                        --------
that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., Toronto time, on the requested Borrowing Date), specifying the amount to be borrowed as a Prime Rate Loan and the requested Borrowing Date. Each borrowing under the Commitments (other than a borrowing made pursuant to subsection 2.4(c)), except any Prime Rate Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations or Swing Line Loans, shall be in an amount equal to C$100,000 or a whole multiple of C$100,000 in excess thereof (or, if the then Available Commitments are less than C$100,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata
                                                                     --- ----
share (or, in the case of a borrowing under subsection 2.4(c), its applicable share of such borrowing determined in accordance with subsection 2.4(c)) of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.2 prior to 12:00 P.M., Toronto time, on the Borrowing Date requested by the Borrower in Canadian Dollars and in funds immediately available to the Administrative Agent. Except as otherwise provided in subsections 2.4(c) and 4.5(c), such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.4  Termination or Reduction of Commitments; Transfers of the
               ---------------------------------------------------------
Commitment and the U.S. Commitment.  (a) The Borrower shall have the right, upon
----------------------------------
not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted
             --------
if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and the Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations, the aggregate undiscounted face amount of all then outstanding Acceptances and the then outstanding Swing Line Loans, would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to C$5,000,000 or a whole multiple of C$500,000 in excess thereof and shall reduce permanently the Commitments then in effect.

          (b) From time to time prior to August 31, 1995, but on no more than two (2) occasions, the Borrowers shall have the right, upon not less than five
(5) Business Days' prior written notice (a "Transfer Notice") to the
                                            ---------------
Administrative Agent and the U.S. Administrative Agent, to transfer (i) all or a portion (which shall not exceed the aggregate Available Commitments of all Lenders immediately before giving effect to the applicable transfer) of the Commitments to the U.S. Commitments (a "Canada-U.S. Transfer") or (ii) a portion
                                        --------------------
(which shall not exceed the aggregate Available U.S. Commitments of all Common Lenders immediately before giving effect to the applicable transfer) of the U.S. Commitments to the Commitments (a "U.S.-Canada Transfer"); provided that (i)
                                   --------------------    --------
after giving effect to any U.S.-Canada Transfer, the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of the aggregate Commitments of all Lenders does not exceed U.S. $50,000,000, (ii) after giving effect to any Canada-U.S. Transfer, the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of the aggregate Commitments of all Lenders does not fall below U.S. $5,000,000 unless the entire Commitments of all Lenders are transferred to the U.S. Commitments, in which case the rights of the Borrower under this subsection 2.4(b) shall thereafter terminate, (iii) no Default or Event of Default (other than a Borrowing Base Default in the case of a U.S.-Canada Transfer or a U.S. Borrowing Base Default in the case of a Canada-U.S. Transfer) shall have occurred and be continuing immediately before giving effect to any such transfer, (iv) no Default or Event of Default shall have occurred and be continuing immediately after giving effect to any such transfer and (v) in the case of a U.S.-Canada Transfer, no Acceptances are outstanding on (or all outstanding Acceptances mature on) the date such transfer is made. Each Transfer Notice shall specify (i) the effective date of the proposed commitment transfer (the "Transfer Effective Date"), (ii) in the case of a Canada-U.S.
               -----------------------
Transfer, the aggregate amount in Canadian Dollars (the "Canadian Dollar
                                                         ---------------
Reduction Amount") to be transferred from the Commitments to the U.S.
----------------
Commitments and the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of such amount (the "U.S. Dollar Increase Amount"),
                                                 ---------------------------
(iii) in the case of a U.S.-Canada Transfer, the aggregate amount in U.S. Dollars (the "U.S. Dollar Reduction Amount") to be transferred from the U.S.
              ----------------------------
Commitments to the Commitments and the Canadian Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of such amount (the "Canadian
                                                                  --------
Dollar Increase Amount"), and (iv) the aggregate amount to be borrowed from the
----------------------
Lenders on the Transfer Effective Date in accordance with subsection 2.4(c). Upon receipt of any Transfer Notice, the

Administrative Agent shall promptly notify each Lender thereof, which notice shall specify, with respect to each Lender, (i) any change in such Lender's Commitment which occurs pursuant to this subsection 2.4(b) as a result of the Canada-U.S. Transfer or U.S.-Canada Transfer specified in such Transfer Notice and (ii) in the case of a U.S.-Canada Transfer, the aggregate principal amount of the Revolving Credit Loan to be made by such Lender or the aggregate principal amount (and accrued interest thereon) of the Revolving Credit Loans of such Lender to be prepaid, as the case may be, in each case pursuant to subsection 2.4(c) as a result of such U.S.-Canada Transfer. The Administrative Agent shall provide a copy of such notice to the Borrower. On the Transfer Effective Date with respect to any Canada-U.S. Transfer, (i) the Commitment of each Lender shall be reduced by an amount equal to such Lender's Commitment Percentage of the Canadian Dollar Reduction Amount specified in the Transfer Notice delivered in respect of such Canada-U.S. Transfer and (ii) as provided in the U.S. Credit Agreement, the U.S. Commitment of each Common Lender shall be increased by an amount equal to such Common Lender's Canadian Transfer Commitment Percentage of the U.S. Dollar Increase Amount specified in such Transfer Notice. On the Transfer Effective Date with respect to any U.S.-Canada Transfer, (i) as provided in the U.S. Credit Agreement, the U.S. Commitment of each Common Lender shall be reduced by an amount equal to such Common Lender's U.S. Transfer Commitment Percentage of the U.S. Dollar Reduction Amount specified in the Transfer Notice delivered in respect of such U.S.-Canada Transfer and (ii) the Commitment of each Lender shall be increased by an amount equal to such Lender's U.S. Transfer Commitment Percentage of the Canadian Dollar Increase Amount specified in such Transfer Notice. On each Transfer Effective Date, each Lender shall surrender its outstanding Revolving Credit Note to the Administrative Agent, and the Borrower shall execute and deliver to the Administrative Agent (in exchange for the outstanding Revolving Credit Note of each Lender) a new Revolving Credit Note to the order of such Lender reflecting the change in such Lender's Commitment pursuant to this subsection 2.4(b)
on such Transfer Effective Date and otherwise conforming to the requirements of this Agreement.

          (c) On the Transfer Effective Date with respect to any U.S.-Canada Transfer, each Lender shall make a Revolving Credit Loan to the Borrower in an amount equal to the excess (if any) of (1) the product of (A) that percentage which such Lender's Commitment will constitute of the aggregate Commitments of all Lenders after giving effect to such U.S.-Canada Transfer, multiplied by (B)
                                                              -------------
the aggregate principal amount of all Revolving Credit Loans outstanding immediately before giving effect to such transfer, over (2) the aggregate
                                                   ----
principal amount of all Revolving Credit Loans made by such Lender which are outstanding immediately before giving effect to such transfer, the proceeds of which Revolving Credit Loans shall be made available to the Administrative Agent by each Lender on such Transfer Effective Date in accordance with the penultimate sentence of subsection 2.3 and applied by the Administrative Agent on such Transfer Effective Date to the prepayment of the principal of the then outstanding Revolving Credit Loans of each Lender that was not required to make a Revolving Credit Loan pursuant to this sentence on such Transfer Effective Date so that, after giving effect to such application, the outstanding principal amount of each Lender's Revolving Credit Loans will equal the product of (1) that percentage which such Lender's Commitment will constitute of the aggregate Commitments of all Lenders after giving effect to such U.S.-Canada Transfer, multiplied by (2) the aggregate principal amount of all Revolving Credit Loans
----------
outstanding immediately before such transfer.

          2.5  Swing Line Commitments.  (a) (i) Subject to the terms and
               ----------------------
conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the
                  ---------------                      ----------------
Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed C$5,000,000, provided
                                                                        --------
that at no time may the sum of the then outstanding Swing Line Loans, Revolving Credit

Loans, L/C Obligations and the aggregate undiscounted face amount of all then outstanding Acceptances exceed the lesser of (x) the Commitments and (y) the Borrowing Base then in effect. Amounts borrowed by the Borrower under this subsection 2.5 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as Prime Rate Loans and shall not be entitled to be converted into Acceptances. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 P.M., Toronto time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by crediting the account of the Borrower at such office with such proceeds in Canadian Dollars.

          (ii) Provided that the conditions precedent contained in subsection
7.2 to its obligation to make a Swing Line Loan have been satisfied and that there is sufficient availability under the Swing Line Commitment, on each Interest Payment Date, the Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swing Line Lender to act on its behalf), make a Swing Line Loan to the Borrower in an amount equal to the amount of interest due and payable on such Interest Payment Date pursuant to subsection 5.1. The proceeds of such Swing Line Loan shall be made available by the Swing Line Lender to the Administrative Agent and applied by the Administrative Agent to the payment of such interest on such Interest Payment Date; the Swing Line Lender shall notify the Borrower as soon as reasonably practicable of the amount of each such Swing Line Loan.

          (b) The Swing Line Loans shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-2, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the "Swing Line Note"), payable to the order of the
                                 ---------------
Swing Line Lender and representing the obligation of
the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 5.1. The Swing Line Lender is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on its internal books and records and/or on the schedule annexed to and constituting a part of the Swing Line Note and any such recordation on such schedule shall constitute prima
                                                                           -----
facie evidence of the accuracy of the information so recorded, provided that the
-----                                                          --------
failure by the Swing Line Lender to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower under this Agreement or the Swing Line Note. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with subsection 5.1.

          (c) The Swing Line Lender, at any time in its sole and absolute discretion may, and, at any time when Swing Line Loans are outstanding for more than seven Business Days, the Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Swing Line Lender to act on its behalf), request each Lender to make a Revolving Credit Loan in an amount equal to such Lender's Commitment Percentage of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such
                       -------------------------
notice is given; provided that the provisions of this subsection shall not
                 --------
affect the Borrower's obligations to prepay Swing Line Loans in accordance with the provisions of subsection 5.2(d). Unless the Commitments shall have expired or terminated (in which event the procedures of paragraph (d) of this subsection
2.5 shall apply), each Lender will make the proceeds of the Revolving Credit Loan made by it pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 10:00 A.M., Toronto time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

          (d) If the Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, each Lender shall, at the option of the Swing Line Lender exercised reasonably, either (i) notwithstanding the expiration or termination of the Commitments, make a Revolving Credit Loan or (ii) purchase an undivided participating interest in such Swing Line Loans, in either case in an amount equal to such Lender's Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Commitments of the aggregate principal amount of such Swing Line Loans. Each Lender will make the proceeds of any Revolving Credit Loan made by it pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 10:00 A.M., Toronto time, in funds immediately available on the Business Day next succeeding the date on which the Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the Commitments. In the event that the Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each Lender shall immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to any such Lender that so requests a confirmation of such Lender's undivided participating interest in the Swing Line Loans dated the date of receipt of such funds and in such amount.

          (e) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that
                                      --------  -------
such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.


          SECTION 3.  AMOUNT AND TERMS OF ACCEPTANCE
                      SUB-FACILITY

          3.1  Acceptance Commitments.  (a)  Subject to the terms and conditions
               ----------------------
hereof, each Lender agrees to create Acceptances for the Borrower on any Business Day during the Commitment Period by accepting Drafts drawn by the Borrower; provided that no Lender shall be obligated to accept any Draft if,
          --------
after giving effect to such acceptance, (i) the Available Commitment of such Lender would be less than zero or (ii) the Aggregate Outstandings of all Lenders would exceed the lesser of (A) the Borrowing Base then in effect and (B) the aggregate Commitments of all Lenders.

          (b) The Borrower may utilize the Commitments in the manner contemplated by this Section 3 by authorizing each Lender in the manner provided for in subsection 3.2(b) to draw Drafts on such Lender and having such Drafts accepted pursuant to subsection 3.2, paying its obligations with respect thereto pursuant to subsection 3.5, and again authorizing Drafts to be drawn on the Lenders and having them presented for acceptance, all in accordance with the terms and conditions of this Section 3.

          (c) For the purposes of this Agreement, all Acceptances shall be considered a utilization of the Commitments in an amount equal to the undiscounted face amount of such Acceptance.

          3.2  Creation of Acceptances.  (a)  The Borrower may request the
               -----------------------
creation of Acceptances hereunder by submitting to the Administrative Agent at its office specified in subsection 12.2 prior to 2:00 P.M., Toronto time, one Business Day prior to the requested Borrowing Date, (i) a request for acceptances ("Request for Acceptances") completed in a manner in form and
              -----------------------
substance reasonably satisfactory to the Administrative Agent and specifying, among other things, the Borrowing Date, maturity and amount of the Drafts to be accepted and discounted, (ii) to the extent not theretofore supplied to each Lender, a sufficient number of Drafts to be drawn on the Lenders, to be appropriately completed in accordance with subsection 3.2(d) and (iii) such other certificates, documents and other papers and information as the Administrative Agent may reasonably request.

          (b) In connection with each utilization by it of the Commitments by way of Acceptances, the Borrower hereby agrees that it shall deliver to the Administrative Agent on the Closing Date Powers of Attorney substantially in the form annexed hereto as Exhibit C (each, a "Power of Attorney") authorizing each
                                           -----------------
Lender to draw Drafts on such Lender on behalf of the Borrower and to complete such Drafts in accordance with the Requests for Acceptances submitted from time to time pursuant to Section 3.2(a) hereof.

          (c) Each Draft requested by or on behalf of the Borrower for acceptance hereunder shall be denominated in Canadian Dollars, shall have an undiscounted face amount equal to C$500,000 or whole multiple of C$100,000 in excess thereof, shall be dated the Borrowing Date specified in the Request for Acceptances with respect thereto and shall be stated to mature on a Business Day which is 30, 60, 90 or 180 days after the date thereof (and, in any event, prior to the Termination Date).

          (d) Not later than 12:00 P.M., Toronto time, on the Borrowing Date specified in the relevant Request for Acceptances, and upon fulfillment of the applicable conditions set forth in Section 7, each Lender will, in accordance with such Request for Acceptances, (i) sign each Draft on behalf of the Borrower pursuant to the Power of Attorney, (ii) complete the date, amount and maturity of each Draft to be accepted, (iii) accept such Drafts and give notice to the Administrative Agent of such acceptance and (iv) upon such acceptance, discount such Acceptances to the extent contemplated by subsection 3.3.

          3.3  Discount of Acceptances.  (a)  Each Lender hereby agrees, on the
               -----------------------
terms and subject to the conditions set forth in this Agreement, to discount Acceptances created by it on the Borrowing Date with respect thereto at the applicable Reference Discount Rate by making available to the Borrower an amount in immediately available funds equal to the Acceptance Purchase Price in respect thereof, and to notify the Administrative Agent that such Draft has been accepted and discounted by the accepting Lender.

          (b) In the event that the Borrower has made a Request for Acceptances, then (i) prior to 11:00 A.M., Toronto time, on the Borrowing Date with respect thereto, Bank of Nova Scotia will notify the Borrower and the Lenders of the Reference Discount Rate applicable to such Acceptance and (ii) if such Reference Discount Rate is acceptable to the Borrower, the Lenders shall make the Acceptance Purchase Price for the Acceptance discounted by it available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent specified in subsection 12.2 prior to 12:00 P.M., Toronto time, on the Borrowing Date, in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (c) Acceptances discounted by any Lender may be held by it for its own account until maturity or sold by it at any time prior thereto in the relevant market therefor in Canada in such Lender's sole discretion.

          3.4    Stamping Fees.  On the Borrowing Date with respect to each
                 -------------
Acceptance, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a stamping fee at a rate per annum equal to 1.50% minus the
                                                                  -----
Margin Reduction Percentage, computed for the period from and including the Borrowing Date with respect to such Acceptance to the maturity of such Acceptance, calculated on the basis of a 365-day year of the undiscounted face amount of such Acceptance.

          3.5    Acceptance Reimbursement Obligations.  (a) The Borrower hereby
                 ------------------------------------
unconditionally agrees to pay to each Lender, on the maturity date (whether at stated maturity, by acceleration or otherwise) for each Acceptance created by such Lender for the account of the Borrower, the aggregate undiscounted face amount of each such then-maturing Acceptance.

          (b) The obligation of the Borrower to reimburse the Lenders for then-maturing Acceptances may be satisfied by the Borrower by:

          (i) paying to the Administrative Agent, for the account of the Lenders, the aggregate undiscounted face amount of all Acceptances created for the account of the Borrower hereunder which are then maturing by 12:00 P.M., Toronto time, on such maturity date; provided that the Borrower
                                                 --------
     shall have given one Business Day's prior notice to the Administrative Agent (which shall promptly notify each Lender thereof) of its intent to reimburse the Lenders in the manner contemplated by this clause (i);

          (ii)   having new Drafts accepted and discounted by the Lenders
     in the manner contemplated by subsections 3.2 and 3.3 in substitution for the then-maturing Acceptances; provided that (A) the Borrower shall have
                                    --------
     delivered to the Administrative Agent (which shall promptly provide a copy thereof to each Lender) a duly completed Request for Acceptances not later than 2:00 P.M., Toronto time, one Business Day prior to such maturity date, together with the documents, instruments, certificates and other papers and information contemplated by subsections 3.2(a)(ii) and 3.2(a)(iii), (B) if any Default or Event of Default (other than a Default or an Event of Default under Section 10(j) which occurs solely as result of the occurrence of a U.S. Borrowing Base Default) has occurred and is then continuing and the Administrative Agent or the Majority Lenders shall have given notice to the Borrower that creation of Acceptances is not appropriate, the Request for Acceptances shall be deemed to be a request for a Prime Rate Loan, (D) each Lender shall retain the Acceptance Purchase Price for the Acceptance created by it and apply such Acceptance Purchase Price to the Acceptance Reimbursement Obligations of the Borrower in respect of the maturing Acceptance and (E) if the Acceptance Purchase Price so retained by such Lender is less than the undiscounted face amount of the then-maturing Acceptance, the Borrower shall have made arrangements reasonably satisfactory to such Lender for payment of such deficiency; or

          (iii) to the extent that the Borrower has not given to the Administrative Agent a notice contemplated by clause (i) or (ii) above, then the Borrower shall be deemed to have requested a borrowing pursuant to subsection 2.3 of Prime Rate Loans in the undiscounted face amount of such Acceptance. The Borrowing Date with respect to such borrowing shall be the maturity date (or such earlier date as the Commitment shall be terminated) for such Acceptance. Except to the extent that any of the events contemplated by Section 10(f)(i) or (ii) with respect to the Borrower has occurred and is then continuing (in which case the Borrower shall be obligated to pay to each Lender the undiscounted face amount of the Acceptances created by such Lender which are then maturing), each Lender shall be obligated to make the Prime Rate Loan contemplated by this subsection 3.5(b)(iii) regardless of whether the conditions precedent to borrowing set forth in this Agreement are then satisfied. The proceeds of any Prime Rate Loans made pursuant to this subsection 3.5(b)(iii) shall be retained by the Lenders and applied by them to the Acceptance Reimbursement Obligations of the Borrower in respect of the then-maturing Acceptance.

          (c) The unpaid amount of any such Acceptance Reimbursement Obligations shall be treated as a Prime Rate Loan for the purposes hereof and interest shall accrue on the amount of any such unpaid Acceptance Reimbursement Obligation from the date such amount becomes due until paid in full at a fluctuating rate per annum equal to the rate which would then be payable on Prime Rate Loans. Such interest shall be payable by the Borrower on demand by the Administrative Agent.

          (d) In no event shall the Borrower claim from any Lender any grace period with respect to the payment at maturity of any Acceptances created by such Lender pursuant to this Agreement.

          3.6  Converting Loans to Acceptances and Acceptances to Loans.  (a)
               --------------------------------------------------------
Subject to subsection 3.6(b), the Borrower may at any time and from time to time request that any then outstanding Revolving Credit Loan owing by it be converted into an Acceptance by delivering to the Administrative Agent (which shall promptly provide a copy thereof to each Lender) a Request for Acceptances, together with a statement that the Acceptances so requested are to be created pursuant to this subsection 3.6(a), such notice to be given not later than three Business Days prior to the requested conversion date.

          (b) In the event that the Administrative Agent receives such a Request for Acceptances and the accompanying statement described in subsection 3.6(a), then the Borrower shall pay on the requested Borrowing Date to the Administrative Agent, for the account of the Lenders, the principal amount of the then outstanding Revolving Credit Loans being so converted, and each Lender shall accept and discount the Borrower's Drafts having an aggregate face amount at least equal to the principal amount of the Revolving Credit Loans of such Lender which are then being repaid; provided that, following the occurrence and
                                    --------
during the continuance of a Default or an Event of Default (other than a Default or an Event of Default arising under Section 10(j) which occurs solely as a result of the occurrence of a U.S. Borrowing Base Default), (i) no Acceptance may be created when the Administrative Agent has or the Majority Lenders have given notice to the Borrower that creation of Acceptances is not appropriate and
(iii) no Acceptance which is permitted to be created hereunder shall have a maturity that extends beyond the Termination Date.

          (c) The creation of Acceptances pursuant to this subsection 36 shall not be subject to the satisfaction of the conditions precedent to borrowing set forth in this Agreement.

          (d) The Borrower may elect from time to time to convert outstanding Acceptances to Revolving Credit Loans by giving the Administrative Agent at least one Business Day's irrevocable notice of such election prior to the maturity of such Acceptances, provided that any such conversion of Acceptances
                              --------
may only be made on the maturity thereof.

          3.7  Acceptances to be Supplemented by Prime Rate Loans in order to be
               -----------------------------------------------------------------
Created Ratably.  The Borrower hereby agrees that each Request for Acceptances,
---------------
reimbursement of Acceptances and conversion of Revolving Credit Loans to Acceptances shall be made in a manner so that any such Request for Acceptances, reimbursement or conversion shall apply ratably to all Lenders and so that, after giving effect to such Request for Acceptances, reimbursement or conversion, as the case may be, each Lender shall hold its ratable share of the aggregate amount of Acceptances which mature on the same day. In the event that the aggregate amount of Acceptances requested by the Borrower to be created by all Lenders hereunder pursuant to any Request for Acceptances is an amount which, if divided ratably among the Lenders, would not result in each Lender accepting a Draft which has an undiscounted face amount equal to C$500,000 or a whole multiple of C$100,000 in excess thereof, then each Lender's ratable share of such Acceptance shall be rounded downward to an amount which is equal to C$500,000 or a whole multiple of C$100,000 in excess thereof, and the Borrower shall be deemed to have requested that such Lender make a Prime Rate Loan to the Borrower (which Loan need not satisfy the minimum borrowing requirements of subsection 2.3) on the date upon which such Draft is to be accepted in the amount by which such Lender's ratable share of the Acceptance requested in such Request for Acceptances was rounded downward.

          3.8  Special Provisions Relating to Non-Chartered Banks.  (a)  The
               --------------------------------------------------
Borrower and each Lender hereby acknowledge and agree that from time to time certain Lenders which are not Canadian chartered banks or which are Canadian "Schedule II" chartered banks may not be authorized to or may, as a matter of general corporate policy, elect not to accept Drafts, and the Borrower and each Lender agrees that any such Lender may purchase Acceptance Notes of the Borrower in accordance with the provisions of subsection 3.8(b) in lieu of creating Acceptances for its account.

          (b)  In the event that any Lender described in subsection 3.8(a)
above is unable to, or elects as a matter of general corporate policy not to, create Acceptances hereunder, such Lender shall not create Acceptances hereunder, but rather the Borrower requesting the creation of such Acceptances shall deliver to such Lender non-interest bearing promissory notes (the "Acceptance Notes") of the Borrower, substantially in the form of Exhibit E to
 ----------------
the Existing Credit Agreement, having the same maturity as the Acceptances to be created and in an aggregate principal amount equal to the undiscounted face amount thereof. Each such Lender hereby agrees to purchase its Acceptance Note at a purchase price equal to the Acceptance Purchase Price which would have been applicable if a Draft had been accepted by it (less any stamping fee which would have been paid pursuant to subsection 3.4 if such Lender had created an Acceptance) and such Acceptance Notes shall be governed by the provisions of this Section 3 as if they were Acceptances.

          SECTION 4.  LETTERS OF CREDIT

          4.1  L/C Commitment.  (a)  Subject to the terms and conditions hereof,
               --------------
the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 4.4(a), agrees to issue letters of credit ("Letters of Credit")
                                                          -----------------
for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of
--------
Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Aggregate Outstandings of all Lenders would exceed the lesser of (x) the aggregate Commitments and (y) the Borrowing Base then in effect. Each Letter of Credit shall (i) be denominated in Canadian Dollars and shall be either (x) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrower and its Subsidiaries incurred in the ordinary course of business (a "Standby Letter of
                                                             -----------------
Credit"), or (y) a commercial letter of credit in respect of the purchase of
------
goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit"), (ii) expire no later than
                       ---------------------------
the Termination Date, and (iii) expire no later than 365 days after its date of issuance.

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the Province of Ontario and the laws of Canada applicable therein.

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          4.2  Procedure for Issuance of Letters of Credit. The Borrower may
               -------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender, at its address for notices specified herein, an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

          4.3  Fees, Commissions and Other Charges.  (a) The Borrower shall pay
               -----------------------------------
to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at the L/C Commission Rate, calculated on the basis of a 365- (or 366-, as the case may be) day year, on the aggregate amount available to be drawn under such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date to occur during such period and on the expiration date of such Letter of Credit. Such commissions shall be payable to the Lenders to be shared ratably among them in accordance with their respective Commitment Percentages. In addition, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank, a fronting fee with respect to each Letter of Credit, for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at a rate of 1/8 of 1% per annum, calculated on the basis of a 365- (or 366-, as the case may be) day year, on the product of (i) the aggregate of the Commitment Percentages of the L/C Participants multiplied by (ii) the aggregate amount available to be drawn under such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date to occur during such period and on the expiration date of such Letter of Credit. Such fees and commissions shall be nonrefundable.

          (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          4.4 L/C Participations.  (a)  The Issuing Lender irrevocably agrees
              ------------------
to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage (as in effect from time to time) in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with subsection 4.5(a), such L/C Participant shall pay to the Issuing Lender at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage (in effect on the date of such demand) of the amount of such draft, or any part thereof, which is not so reimbursed, such payment to be made by such L/C Participant on the date (which shall be a Business Day) a demand therefor is made by the Issuing Lender (if such demand is made prior to 12:00 P.M. Toronto time on such date) or the next Business Day (if such demand is made after 12:00 P.M. Toronto time on such date).

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 4.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the weekly average Bank of Canada Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365 (or 366, as the case may be). If any such amount required to be paid by any L/C Participant pursuant to subsection 4.4(a) is not in fact made available to the

Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Prime Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with subsection 4.4(a), the Issuing
----
Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 12:00 Noon, Toronto time, on a Business Day, distribute to such L/C Participant its pro rata share
                                                                --- ----
thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided,
                                                                  --------
however, that in the event that any such payment received by the Issuing Lender
-------
shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          4.5  Reimbursement Obligation of the Borrower. (a)  The Borrower
               ----------------------------------------
agrees to reimburse the Issuing Lender, upon receipt of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (i) such draft so paid and
(ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Except as and to the extent otherwise provided in subsection 4.5(c), each such payment shall be made to the Issuing Lender, at its address for notices specified herein in Canadian Dollars and in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 11:00 A.M., Toronto time, on a Business Day and otherwise on the next succeeding Business Day.

          (b) Interest shall be payable on any and all amounts payable under subsection 4.5(a) and remaining unpaid by the Borrower (i) from the date the draft presented under the affected Letter of Credit is paid to the earlier of the third Business Day after the date on which the Borrower is required to pay such amounts pursuant to subsection 4.5(a) and the date on which the Borrower pays all such amounts at the rate which would then be payable on any outstanding Prime Rate Loans and (ii) thereafter until payment in full at the rate which would be payable on any outstanding Prime Rate Loans which were then overdue.

          (c) By 12:00 P.M., Toronto time, on the first Business Day after each date on which a draft is presented under any Letter of Credit and paid by the Issuing Lender, the Administrative Agent shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Administrative Agent to act on its behalf), request (in accordance with the applicable provisions of subsection 2.3) each Lender to make a Revolving Credit Loan in an amount equal to such Lender's Commitment Percentage of the amount of such draft so paid. Each Lender agrees to make each Revolving Credit Loan so requested available to the Administrative Agent in accordance with subsection 2.3, provided that the
                                                        --------
conditions precedent contained in subsection 7.2 to its obligation to make such Revolving Credit Loan have been satisfied. The proceeds of such Revolving Credit Loans shall be made available by the Administrative Agent to the Issuing Lender and applied to the payment (whether or not then due) of the obligations of the Borrower under subsection 4.5(a)(i); upon such payment, the Borrower shall be deemed to have satisfied such obligations to the extent of such payment. The Issuing Lender shall notify the Administrative Agent and the Borrower as soon as reasonably practicable of each drawing made under a Letter of Credit and the aggregate principal amount of the Revolving Credit Loans made under this subsection 4.5(c) in respect thereof.

          4.6  Obligations Absolute.  (a)  The Borrower's obligations under this
               --------------------
Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit, provided that this paragraph shall not relieve the Issuing
                  --------
Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

          (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 4.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, provided that
                                                                 --------
this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

          (c) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          4.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower, the Swing Line Lender and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit, provided that this paragraph shall
                                              --------
not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

          4.8  Application.  To the extent that any provision of any Application
               -----------
related to any Letter of Credit is inconsistent with the provisions of this
Section 4, the provisions of this Section 4 shall apply.

          SECTION 5.  GENERAL PROVISIONS APPLICABLE TO
                      LOANS AND LETTERS OF CREDIT

          5.1  Interest Rates and Payment Dates.  (a)  Each Prime Rate Loan
               --------------------------------
(including each Swing Line Loan) shall bear interest for each day that it is outstanding at a rate per annum equal to the Prime Rate for such day plus the Prime Rate Margin in effect for such day.

          (b) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (a) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this
      --------
subsection shall be payable from time to time on demand.

          (d) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or the Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws including the Criminal Code of Canada.

          5.2  Optional and Mandatory Prepayments.  (a)  The Borrower may at any
               ----------------------------------
time and from time to time repay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice given to the Administrative Agent no later than 12:00 P.M., Toronto time on the immediately preceding Business Day specifying the date and amount of repayment and whether the repayment is of Revolving Credit Loans or Swing Line Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein together with accrued interest to such date on the amount prepaid. Repayments of the Loans shall be applied first, to payment of the Swing Line Loans then outstanding and
                 -----
second, to payment of the Revolving Credit Loans then outstanding.
------

          (b) If, at any time during the Commitment Period, the Aggregate Outstandings of all Lenders exceed the lesser of (i) the Borrowing Base then in effect and (ii) the aggregate Commitments then in effect (whether as result of a reduction in the Commitments pursuant to subsection 2.4(b), subsection 5.2(c)(i) or otherwise), the Borrower shall, without notice or demand, immediately (in the case of clause (ii) above) or within three Business Days (in the case of clause
(i) above) repay the Loans and any then outstanding Reimbursement Obligations in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment. Such payments shall be applied first, to
                                                                     -----
pay Swing Line Loans then outstanding, second, to pay any Reimbursement
                                       ------
Obligations then outstanding, third, to pay Revolving Credit Loans then
                              -----
outstanding and fourth, to cash collateralize its then outstanding Acceptances
                ------
upon terms reasonably satisfactory to the Administrative Agent. To the extent that after giving effect to any repayment of the Loans or Reimbursement Obligations or the cash collateralization of any Acceptances required by the preceding sentence, the Aggregate Outstandings of all

Lenders exceed the lesser of (i) the Borrowing Base then in effect and (ii) the aggregate Commitments then in effect, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

          (c) (i) Unless otherwise agreed in writing by the Majority Lenders in the case of clause (A) below or the Aggregate Majority Lenders in the case of clause (B) below, if at any time (A) the Borrower or any of its Subsidiaries shall incur Indebtedness for borrowed money (excluding any Indebtedness permitted by subsection 8.2 of the U.S. Credit Agreement) pursuant to a public offering or private placement or otherwise or (B) Holdings or any of its Subsidiaries shall sell or issue shares of its Capital Stock (except for shares of Capital Stock of Holdings or an Additional Subsidiary issued or sold to one or more Permitted Equity Purchasers to the extent such sale or issuance is permitted pursuant to the U.S. Credit Agreement and the Holdings Guarantee), then the Commitments shall be permanently reduced by an amount equal to (1) 100% of the Net Cash Proceeds thereof (in the case of clause (A) above) or (2) the Canadian Prepayment Percentage (as in effect on the date of such sale or issuance) of 66-2/3% of the Net Cash Proceeds thereof (in the case of clause (B) above), with such reductions to be effective on the date of receipt of any such Net Cash Proceeds.

          (ii) Unless otherwise agreed in writing by the Majority Lenders, if at any time the Borrower or any of its Subsidiaries shall make an Asset Sale pursuant to subsection 9.2(g), the Borrower shall repay the Loans and any then outstanding Reimbursement Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds thereof, together with accrued interest on such Loans and Reimbursement Obligations to the date of such payment, such payments to be made promptly upon receipt of such Net Cash Proceeds and to be applied to the Extensions of Credit in the same order as that specified in subsection 5.2(b).

          (d) The Borrower shall prepay all Swing Line Loans then outstanding simultaneously with each borrowing of Revolving Credit Loans and may prepay (without premium or penalty) any outstanding Swing Line Loans upon at least one Business Day's notice to the Administrative Agent.

          5.3  Commitment Fees; Agency Fees; Other Fees. (a)  The Borrower
               ----------------------------------------
agrees to pay to the Administrative Agent for the account of each Lender, a commitment fee for the period from and including the Closing Date to but excluding the Termination Date (or such earlier date as the Commitments shall terminate as provided herein), computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first such date to occur after the date hereof.

          (b) The Borrower shall pay (without duplication of any fee payable under subsection 5.3(a)) to the Administrative Agent and the Collateral Agent, for their respective accounts, the other fees required to be paid pursuant to the Agency Fee Letter, dated February 24, 1995 between the U.S. Borrower, the U.S. Administrative Agent and the U.S. Collateral Agent, in each case in the amounts and on the dates set forth therein.

          5.4  Computation of Interest and Fees.  (a) Interest based on the
               --------------------------------
Prime Rate and commitment fees and interest (other than the interest component of the Reference Discount Rate) shall be calculated on the basis of a 365-(or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the

Lenders of the effective date and the amount of each such change in interest rate.

          (b) For purposes of the Interest Act, (i) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          (c) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 5.1.

          5.5  Pro Rata Treatment and Payments.  (a)  Except as provided in
               -------------------------------
subsection 2.4(b) and (c), each borrowing of Loans (other than Swing Line Loans) by the Borrower from the Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee hereunder shall be allocated by the Administrative Agent, and any reduction of the Commitments of the Lenders shall be allocated by the Administrative Agent, pro rata according to the relevant
                                          --- ----
Commitment Percentages of the Lenders. Except as provided in subsection 2.4(c), each payment (including each prepayment) by the Borrower on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal
                     --- ----
amounts of such Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 P.M., Toronto time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding such Notes, at the Administrative Agent's office specified in subsection 12.2, in Canadian Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon, Toronto time, on a Business Day, in like funds as received prior to the end of such Business Day, and otherwise the

Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day. If any payment hereunder (other than payments on the Acceptances) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Administrative Agent's reasonable estimate of its daily average cost of funds for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Prime Rate Loans hereunder, on demand, from the Borrower and (y) the Borrower may, without waiving any rights it may have against such Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that (i) at the time
                                                   --------
such borrowing is made and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to subsection 2.1 of this Agreement and (ii) the commercial bank from whom such borrowing is made waives in a written agreement reasonably satisfactory to the Administrative Agent any right of set-off it may have against the Collateral.

          5.6  Borrowing Base Compliance.  The Collateral Agent or another
               -------------------------
financial institution satisfactory to the Collateral Agent (including any Affiliate of the Collateral Agent) shall, from time to time during the Commitment Period, (except during any Borrowing Base Elimination Period) review and confirm the information set forth in each Monthly Borrowing Base Certificate delivered by the Borrower in order to determine whether, at such time, the Borrower is in compliance with the requirements in respect of the Borrowing Base under this Agreement, and the Borrower shall reimburse the Collateral Agent for its reasonable out-of-pocket expenses (excluding fees) in respect thereof. If the Borrower is not in compliance with such requirements, the Collateral Agent shall promptly notify the Borrower, the Administrative Agent and the Lenders of such noncompliance, and the Borrower shall make all mandatory prepayments required pursuant to subsection 5.2(b).

          5.7  Illegality.  Notwithstanding any other provision herein, if the
               ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to create or maintain Acceptances as contemplated by this Agreement,
(a) such Lender shall as soon as reasonably practicable thereafter give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to accept Drafts, purchase Acceptances and convert Prime Rate Loans to Acceptances shall forthwith be cancelled, and, until such time as it shall no longer be unlawful for such Lender to create or maintain Acceptances, such Lender shall then have a commitment only to make a Prime Rate Loan when an Acceptance is requested and (c) all outstanding Acceptances, if any, shall be converted automatically to Prime Rate Loans on the respective maturities thereof or within such earlier period as required by law.

          5.8  Requirements of Law.  (a)  If the adoption of or any change in
               -------------------
any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender):



          (i) shall subject such Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Acceptance made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 5.9 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under subsection 5.9(a)) and changes in rate of tax on the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (ii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of creating, converting into, continuing or maintaining Acceptances or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert any
--------
Acceptances made available by such Lender hereunder to Prime Rate Loans by cash collateralizing all outstanding Acceptances and by giving the Administrative Agent at least three Business Days' notice of such election. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall as soon as reasonably practicable thereafter provide notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender), does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          5.9  Taxes.  (a)  Except as provided below in this subsection, all
               -----
payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding in the case of each Lender or its applicable lending office, or any branch or affiliate thereof (i) net income taxes, doing business and franchise and similar taxes, branch taxes or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof imposed by any jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof and (ii) any such taxes or other tax, levy, impost, duty, charge, fee, deduction or withholding imposed by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded
                                                             ------------
Taxes") are required to be withheld from any amounts payable to the
------
Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased by any additional amounts to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes on such additional amounts) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that
                                                       --------
the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to pay any such additional amounts to any Lender that is not incorporated under the laws of Canada or a province thereof or is not a resident of Canada for purposes of the Tax Act. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender from any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 5.9 shall survive the termination of this Agreement and the payment of the Loans,

Acceptance Reimbursement Obligations, Letters of Credit and all other amounts payable hereunder.

          (b) Any Lender that is not incorporated under the laws of Canada or a province thereof or is not a resident of Canada for purposes of the Tax Act shall, on or before the date of any payment by the Borrower under this Agreement, notify the Borrower and the Administrative Agent in writing of the jurisdiction in which the Lender is resident.



          5.10   Certain Rules Relating to the Payment of Additional Amounts.
                 -----------------------------------------------------------
(a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to subsection 5.8 or 5.9, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender shall
                                          --------
not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax.

          (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of the change, as of the date of the change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 5.8 or 5.9, the Borrower shall not be obligated to pay such additional amount.

          (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to subsection 5.8 or 5.9, such Lender shall as soon as reasonably practicable thereafter notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it and acceptable to the Borrower to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall
                                                 --------
not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for all such reasonable and actual additional costs).

          (d) If (and for so long as) the Borrower shall become obligated to pay additional amounts pursuant to subsection 5.8 or 5.9 and any affected Lender shall not have promptly taken the steps necessary to avoid the need for payments under subsection 5.8 or 5.9, the Borrower shall have the right, upon payment in full of all amounts then due from it under subsections 5.8 and 5.9, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase in accordance with the provisions of subsection 12.6(c) the affected Loan, in whole or in part, at an aggregate price no less than the principal amount of such Loan or part thereof being purchased plus accrued and unpaid interest thereon to the date of purchase and all fees and other amounts owing to the affected Lender hereunder (or under the other Loan Documents) and accrued to the date of the purchase (but without payment to the affected Lender of any premium or penalty) and to assume the obligations of the affected Lender under this Agreement and the other Loan Documents, or (ii) after the Borrower has made a good faith effort to seek a substitute Lender in accordance with clause (i) above and provided that no Default or Event of Default has occurred and is continuing, upon at least three Business Days' irrevocable notice to the Administrative Agent and the affected Lender, to terminate the entire Commitment of the affected Lender and to repay the affected Loan, together with accrued and unpaid interest thereon to date of repayment, and all fees and other amounts accrued to the date of repayment and owing to the affected Lender hereunder (or under the other Loan Documents) (but without payment to the affected Lender of any premium or penalty). In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 12.6(c) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender.

          (e) Notwithstanding any other provision of this Agreement, no Lender shall be entitled to receive any additional amounts pursuant to subsection 5.8 or 5.9 unless such Lender represents to the Borrower that, at the time of any request by such Lender that such amounts be paid, it is the policy or general practice of such Lender to demand such compensation for comparable costs or deductions, if any, in similar circumstances, if any, under comparable provisions of other credit agreements for comparable customers.

          (f) The obligations of the Borrower and a Lender or Participant under this subsection 5.10 shall survive the termination of this Agreement and the payment of the Notes and all amounts payable.

          SECTION 6.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent, the Collateral Agent and each Lender to enter into and perform their respective obligations under this Agreement, and to induce each Lender to make the initial Extension of Credit requested to be made by it on the Effective Date and to accept and discount Drafts (or discount Acceptance Notes), the Borrower hereby represents and warrants, on the Effective Date and on each date that any Extension of Credit is made thereafter, to the Administrative Agent, the Collateral Agent and each Lender that:

          6.1  Solvent.  As of the Effective Date, the Borrower is Solvent.
               -------

          6.2  Corporate Existence.  The Borrower is duly incorporated, validly
               -------------------
existing and in good standing under the laws of the jurisdiction of its incorporation.

          6.3  Corporate Power; Authorization; Enforceable Obligations.  (a)
               -------------------------------------------------------
The Borrower has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Notes, the Drafts, the Acceptance Notes and the Applications and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party, except (i) for consents, authorizations, notices and filings described in Schedule 6.3, all of which have been obtained or made, (ii) for filings to perfect the Liens created by the Security Agreements and (iii) any consents pursuant to the Financial Administration Act (Canada) or equivalent legislation in respect of Accounts of the Borrower the Obligor in respect of which is Canada or any province, department, agency or instrumentality thereof. This Agreement and each other Loan Document to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower. This Agreement and each other Loan Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (b) Each Loan Party (other than the Borrower) has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any such Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party, except (i) for consents, authorizations, notices and filings described in Schedules 6.3, all of which have been obtained or made, (ii) for filings to perfect the Liens created by the Security Agreements, and (iii) consents pursuant to the Financial Administration Act or equivalent legislation in respect of Accounts of such Loan Party the Obligor of which is Canada or any province, department, agency or instrumentality thereof. Each Loan Document to which any such Loan Party is a party has been duly executed and delivered on behalf of each such Loan Party. Each Loan Document to which any such Loan Party is a party when executed and delivered by such Loan Party will constitute a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          6.4  No Legal Bar.  The execution, delivery and performance of the
               ------------
Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof and the creation and perfection of the Liens contemplated by the Security Agreements (a) will not violate any Requirement of Law or Contractual Obligation of the

Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any of its properties or revenues pursuant to any such Requirement of Law or material Contractual Obligation (as defined in the U.S. Credit Agreement).

          6.5  No Default.  No Default or Event of Default has occurred and is
               ----------
continuing.

          6.6  Collateral.  Upon filing of the financing statements and other
               ----------
documents delivered to the Administrative Agent by the Borrower on or prior to the Closing Date in the jurisdictions listed on Schedule 6.6 (which financing statements and other documents are in proper form for filing in such jurisdictions), upon the filing of a Notice of Intention (the "Notice of
                                                               ---------
Intention") to give security pursuant to Section 427 of the Bank Act at the
---------
office of the Bank of Canada, upon the filing of the Security Agreement in the Trademarks Office and upon the registration of the Security Agreements and the making of filings in any other jurisdiction as may be necessary under any Requirement of Law on or after the Closing Date, the Liens created pursuant to each Security Agreement, when executed and delivered, will constitute valid Liens on and, perfected security interests, mortgages and charges in or on the collateral referred to in such Security Agreement in favor of the Administrative Agent for the ratable benefit of the Lenders (and with respect to the Notice of Intention and other Bank Act Security, in favor of those Lenders holding Bank Act Security), prior to all other Liens of all other Persons, except, to the extent such Liens have priority by law, Liens permitted pursuant to subsection
8.3 of the U.S. Credit Agreement, and enforceable as such as against all other Persons, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          6.7  Subsidiaries.  As of the Closing Date, the Borrower had no
               ------------
Subsidiaries. No Person other than the Borrower or Subsidiaries of the Borrower owns any Capital Stock of any Subsidiary of the Borrower.

          6.8  Purpose of Loans.  The proceeds of the Loans shall be used by the
               ----------------
Borrower to finance the working capital and business requirements of the Borrower and its Subsidiaries.

          6.9  Canadian Pension Plans.  (a) (i)  The only Canadian Pension Plans
               ----------------------
of the Borrower are one or more defined contribution pension plans; (ii) each Canadian Pension Plan, when established by the Borrower, will be in compliance in all material respects with all applicable pension benefits and tax laws;
(iii) all contributions (including employee contributions made by authorized payroll deductions) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Pension Plan, once established, will be made in accordance with applicable laws and the terms of each Canadian Pension Plan; and (iv) no event has occurred or will occur and no condition exists or will exist with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any Canadian Pension Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws; except in each case under clauses (i) through (iv) above, to the extent that any of the foregoing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) With respect to any retirement or other deferred compensation plan maintained, administered or contributed to by or to which there may be an obligation to contribute by the Borrower or any of its Subsidiaries in respect of employees in Canada which is not a Canadian Pension Plan, all required contributions have been made and there are no unfunded liabilities in respect of such plans (either on a "going concern" or on a "winding up" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada), except to the extent that all such unfunded liabilities and failures to make required contributions could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.10  Representations and Warranties in the U.S. Credit Agreement.
                -----------------------------------------------------------
The representations and warranties made by the U.S. Borrower in the U.S. Credit Agreement are true and correct in all material respects.

          6.11  No Default.  Immediately prior to the occurrence of the
                ----------
Effective Date, no Default or Event of Default (as defined in each of the Existing Credit Agreement and the Existing U.S. Credit Agreement) has occurred and is continuing.

          SECTION 7.  CONDITIONS PRECEDENT

          7.1  Conditions to Effectiveness.  This Agreement shall become
               ---------------------------
effective on the date (the "Effective Date") upon which each of the following conditions shall be satisfied: (i) the execution and delivery of this Agreement by each party hereto, (including, without limitation, the Guarantors' signature lines which are set forth at the foot of this Agreement), (ii) the occurrence of the "Effective Date" under and as defined in subsection 6.1 of the U.S. Credit Agreement, and (iii) the first date upon which each of the conditions precedent set forth in this subsection 7.1 are satisfied (the "Effective Date"):

          (a)  Legal Opinions.  The Administrative Agent shall have received
               --------------
     (with a copy for each Lender) and the Administrative Agent and the Lenders shall be reasonably satisfied with, the legal opinions referred to in subsection 6.1 of the U.S. Credit Agreement, and each such legal opinion shall state, or be accompanied by a separate letter to the effect, that the Administrative Agent and the Lenders are entitled to rely thereon as if such legal opinions were addressed to the Administrative Agent and the Lenders.

          (b)  Corporate Proceedings of the Loan Parties. The
               -----------------------------------------
     Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is or will be a party and (ii) the borrowings contemplated hereunder.

          (c)  Incumbency Certificates of the Loan Parties. The
               -------------------------------------------
     Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by the Secretary or any Assistant Secretary of the Borrower.

          7.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, the initial Extension of Credit and each Swing Line Loan) is subject to the satisfaction or waiver of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by any Loan Party pursuant to this Agreement or any other Loan Document

     (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default (other than a Default
               ----------
     or an Event of Default arising under Section 10(j) which occurs solely as a result of the occurrence of a U.S. Borrowing Base Default) shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

          (c)  Borrowing Base.  After giving effect to the Extensions of Credit
               --------------
     requested to be made on such date, the Aggregate Outstandings of all the Lenders shall not exceed the lesser of (i) the Borrowing Base then in effect and (ii) the aggregate Commitments.

Each Extension of Credit made to (or on behalf of) the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the conditions contained in this subsection 7.2 have been satisfied.

          SECTION 8.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Notes, the Acceptance Reimbursement Obligations, all Reimbursement Obligations and any other amount then due and owing to any Lender, the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document and termination or expiration of all Letters of Credit, the Borrower shall and (except in the case of subsections 8.1, 8.2 and 8.6) shall cause each of its Subsidiaries to:

          8.1  Financial Statements.  Furnish to each Lender:
               --------------------

          (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of each of the U.S. Borrower and the Borrower, (i) a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries (other than Realco) and (ii) a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries (if any), in each case as at the end of each such year and together with copies of the related consolidated statements of operations, changes in common stockholders' equity and cash flows for each such year, setting forth in the case of such balance sheets as at the end of the 1995 fiscal year of Holdings and the Borrower and in the case of such balance sheets and statements of operations, changes in common stockholders' equity and cash flows for the 1996 and subsequent fiscal years of Holdings and the Borrower, in each case in comparative form the figures for the previous year, and in the case of (i) above such consolidated financial statements to be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing and such financial statements to be certified by a Responsible Officer of Holdings or the Borrower, as the case may be, as being fairly stated in all material respects;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, a copy of the unaudited consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, changes in common stockholders' equity and cash flows of Holdings and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, (x) in the case of each such consolidated and consolidating balance sheet as of the end of the second fiscal quarter of 1995 and thereafter, in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures as at the end of the previous fiscal year and (y) in the case of each such consolidated and consolidating statements of operations and cash flows for the second fiscal quarter of 1995 and thereafter, in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of Holdings as being fairly stated in all material respects (subject to normal year-end audit and other adjustments and except for the absence of notes);

          (c) as soon as available, but in any event not later than 30 days after the end of each fiscal month of each fiscal year of Holdings, a copy of the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as of the end of such month and the related unaudited consolidated statement of operations, the sales figures with respect to which shall be broken down between Holdings and the Borrower, setting forth with respect to months ending after March 1, 1995, in the case of such consolidated balance sheets, in comparative form the figures as at the end of the previous fiscal year and, in the case of such consolidated statements of operations, in comparative form the figures for the corresponding fiscal month of the previous year, certified by a Responsible Officer of Holdings as being fairly stated in all material respects (subject to normal year-end audit and other adjustments and except for the absence of notes) provided that during any Borrowing Base
                               --------
     Elimination Period the Borrower shall not be required to make any delivery pursuant to this subsection 8.1(c); and

          (d) as soon as available, a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries as of March 1, 1994, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects;

all such financial statements shall be (and, in the case of financial statements delivered pursuant to subsection 8.1(a) (but only with respect to the consolidating financial statements referred to therein), (b), (c) and (d) above, shall be certified by a Responsible Officer of Holdings as being) fairly stated in all material respects in conformity with GAAP and shall be (and, in the case of financial statements delivered pursuant to subsection 8.1(a) (but only with respect to the consolidating financial statements referred to therein), (b), (c) and (d) above, shall be certified by a Responsible Officer of Holdings as being) prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of the financial statements delivered pursuant to subsection 8.1(b) and (c), for the absence of certain notes).

          8.2 Certificates; Other Information.  Furnish to each Lender:
               -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a), (b) and (c), and in clause (b) of the definition of Adjustment Date, a certificate of a Responsible Officer of the U.S. Borrower or Holdings, as the case may be, (i) stating that, to the best of such Officer's knowledge, the U.S. Borrower and the Borrower or Holdings, as the case may be, during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the U.S. Credit Agreement and this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default hereunder or under the U.S. Credit Agreement, except, in each case, as specified in such certificate and (ii) setting forth the calculations required to determine
     (A) the Margin Reduction Percentage and compliance with the covenants set forth in subsection 8.1 of the U.S. Credit Agreement (in the case of a certificate furnished with the financial statements referred to in subsections 8.1(a) and (b) hereof and in clause (b) of the definition of Adjustment Date) and (B) compliance with the covenant set forth in subsection 8.9 of the U.S. Credit Agreement (in the case of a certificate furnished with the financial statements referred to in subsection 8.1(a) hereof);

          (c) on or prior to the first Friday that is after the 15th day of each calendar month after the Closing Date (except during any Borrowing Base Elimination Period), a certificate substantially in the form of Exhibit E (a "Monthly Borrowing Base Certificate"), certified by a
                   ----------------------------------
     Responsible Officer of the Borrower as true and correct, setting forth the amount of Accounts of the Borrower and its Subsidiaries, Eligible Accounts, Inventory of the Borrower and its Subsidiaries and Eligible Inventory, in each case as of the last Business Day of the immediately preceding month, attached to which shall be reasonably detailed information including an aging schedule of Accounts of the Borrower and its Subsidiaries;

          (d) as soon as available, but in any event not later than ninety days after the beginning of each fiscal year of the U.S. Borrower, a copy of the projections by the U.S. Borrower of the operating budget and cash flow budget of the U.S. Borrower and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of the U.S. Borrower to the effect that such Responsible Officer believes, as of the date of such certificate, such projections to have been prepared on the basis of reasonable assumptions;

          (e) within five days after the same are sent, copies of all financial statements and reports which Holdings or the U.S. Borrower sends to its security holders, and within five days after the same are filed, copies of all financial statements and periodic reports which Holdings or the U.S. Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (f) within two days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Holdings or the U.S. Borrower may file with the Securities and Exchange

     Commission or any successor or analogous Governmental Authority;

          (g) promptly after the consummation by the Borrower or any of its Subsidiaries of a Mixed Asset Sale, a certificate of a Responsible Officer of the Borrower setting forth (in reasonable detail) the calculations required to determine compliance with the requirement of clause (iii) of the proviso to subsection 9.2(g) and stating that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or would occur as a result of such Mixed Asset Sale;

          (h) upon the reasonable request of the Administrative Agent, copies of any certificates delivered to Westinghouse pursuant to Section 6(a)(1) of the RealCo First Mortgage Notes;

          (i) copies of all material written amendments, waivers or modifications of the DCBU Supply Agreement (as defined in the U.S. Credit Agreement); and

          (j) promptly, such additional financial and other information as the Administrative Agent, the Collateral Agent or any Lender may from time to time reasonably request.

          8.3  Collateral Audit.  Reimburse the Collateral Agent for any
               ----------------
reasonable fees or expenses incurred by it in connection with one audit of any of the Collateral during each twelve month period after the Closing Date (without duplication of the fees and expenses with respect to a collateral audit referred to in subsection 7.6 of the U.S. Credit Agreement) provided that, if a
                                                            --------
Default or Event of Default shall have occurred and be continuing, the Borrower shall reimburse the Collateral Agent for any reasonable fees and expenses incurred by it in connection with any such audit reasonably requested in writing by the Majority Lenders.

          8.4  Notices.  (a)  As soon as possible after a Responsible Officer of
               -------
the Borrower knows thereof, promptly give notice to the Administrative Agent, the Collateral Agent and each Lender of the occurrence of any Default or Event of Default.

          (b) Concurrently with the delivery thereof to the U.S. Administrative Agent and the U.S. Lenders, promptly give to the Administrative Agent, the Collateral Agent and each Lender copies of all notices delivered to the U.S. Administrative Agent, the U.S. Collateral Agent and the U.S. Lenders pursuant to subsection 7.7 of the U.S. Credit Agreement.

          (c) Each notice (or copy of a notice) delivered pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          8.5  Landlord Waivers.  At its own expense, request, and use
               ----------------
reasonable efforts to obtain, (i) a Landlord's Waiver from each landlord of each of the existing facilities in which Inventory of the Borrower is located as of the Closing Date, and (ii) prior to entering into a lease of a facility in which Inventory of the Borrower or any of its Subsidiaries will be located on or after the Closing Date, a Landlord's Waiver from each landlord of any such facility. To the extent that the Borrower shall have, prior to the Closing Date, obtained or used reasonable efforts to obtain a Landlord's Waiver in the form of Exhibit E to the Existing Credit Agreement in respect of any such existing facility, the Borrower shall be deemed to have satisfied the requirements of this subsection
8.5 with respect to such existing facility.

          8.6  Loans to Cover U.S. Borrowing Base Defaults. If at any time Loans
               -------------------------------------------
are made hereunder during the continuance of a U.S. Borrowing Base Default, cause that portion of the proceeds of such Loans which is necessary to cure such U.S. Borrowing Base Default by repaying and/or cash collateralizing U.S. Extensions of Credit to be promptly exchanged for U.S. Dollars, dividended, loaned or advanced to the U.S. Borrower and used by the U.S. Borrower to repay and/or cash collateralize the U.S. Extensions of Credit.

          8.7  Cash Management System.  (a)  Maintain bank or trust accounts
               ----------------------
only with the banks or other financial institutions listed on Schedule 8.7 and such other banks or other financial institutions of which the Administrative Agent and the Collateral Agent may be notified in writing by the Borrower from time to time (each, a "Depositary Bank").
                       ---------------

          (b) Cause all amounts representing Proceeds (as defined in the Collateral Covenant Agreement) of Collateral (other than Net Proceeds Allocable to Payee and Reserved Amounts (as such terms are defined in the Canadian First Mortgage Notes) and Specified Loss Proceeds (as defined in the Canadian Cash Collateral Agreement)) which are received by the Borrower or any of its Subsidiaries from time to time to be promptly deposited into a bank or trust account maintained with a Depositary Bank (each, a "Depositary Account").
                                                    ------------------

          (c) Instruct each Depositary Bank to transfer, on a daily basis, all available funds on deposit in each Depositary Account maintained by it to the Concentration Account established with, and in the name of, the Administrative Agent pursuant to the Collateral Covenant Agreement; provided that amounts not
                                                     --------
in excess of C$100,000 (the "Operating Fund Limit") in the aggregate with
                             --------------------
respect to all Depositary Accounts may be retained by the Depositary Banks on deposit in Depositary Accounts and withdrawn from time to time therefrom by the Borrower or any of its Subsidiaries to pay reasonable costs and expenses incurred by the Borrower or any of its Subsidiaries; provided that, upon the
                                                     --------
occurrence and during the continuance of an Event of Default, the Borrower shall instruct the Depositary Banks to transfer all available funds in the Depositary Accounts to the Concentration Account on a daily basis and shall not revoke such instructions unless and until such Event of Default has been cured or waived.

          (d) The Concentration Account shall be under the sole dominion and control of the Administrative Agent. Subject to applicable law, at any time when an Event of Default has occurred and is continuing, the Administrative Agent may apply all or any of the funds on deposit in the Concentration Account to the payment of the Obligations (as defined in the Collateral Covenant Agreement) in accordance with Section 4.9 of the Collateral Covenant Agreement. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall promptly remit any funds on deposit in the Concentration Account to the General Fund Account (as defined in the Collateral Covenant Agreement). The Borrower shall have the right, at any time and from time to time, to withdraw such amounts from the General Fund Account, and to maintain such balances in the General Fund Account, as it shall deem to be necessary or desirable.

          SECTION 9.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Notes, all Acceptance Reimbursement Obligations, all Reimbursement Obligations and any other amount then due and owing to any Lender, the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document and termination or expiration of all Letters of Credit, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          9.1  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or with or into any one or more wholly owned Subsidiaries of the Borrower;

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower; and

          (c) in the case of the Borrower or any of its Subsidiaries, as permitted by subsection 9.2.

          9.2  Limitation on Sale of Assets.  Convey, sell, lease, assign,
               ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock, to any Person other than the Borrower or a Subsidiary of the Borrower, except:

          (a) the sale or other Disposition of (i) obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business or (ii) any Inventory not included as Eligible Inventory by virtue of clause (f) or (g) of the definition of Eligible Inventory;

          (b) the sale or other Disposition of any property (including Inventory and Intellectual Property) in the ordinary course of business;

          (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof;

          (d)  as permitted by subsection 9.1(b);

          (e) the abandonment or other Disposition of patents, trademarks or other Intellectual Property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

          (f) Dispositions of any assets or property by the Borrower or any wholly owned Subsidiary of the Borrower (i) to the Borrower or any wholly owned Subsidiary of the Borrower or (ii) so long as no Default or Event of Default has occurred and is continuing, to the U.S. Borrower or any of its Subsidiaries (other than RealCo), provided that Dispositions of assets or
                                       --------
     property in the ordinary course of business to the U.S. Borrower or any of its Subsidiaries shall not be prohibited pursuant to this clause (ii) notwithstanding the occurrence and continuance of a Default or an Event of Default; and

          (g) Dispositions of assets in a transaction or series of related transactions for Net Cash Proceeds not in excess of the Canadian Dollar equivalent (determined on the basis of the Current Exchange Rate in effect on the Business Day immediately preceding the date of such Disposition) of $15,000,000 in any such transaction or series of related transactions, provided that (i) no Default or Event of Default has occurred or is
     --------
     continuing or would occur as a result thereof, (ii) such Net Cash Proceeds are applied to the repayment of the Extensions of Credit pursuant to subsection 5.2(c) and (iii) notwithstanding the foregoing, no Disposition constituting a Mixed Asset Sale shall be permitted hereunder if, after giving effect thereto, the sum of

     (A) the U.S. Dollar equivalent (determined on the basis of then Current Exchange Rates from time to time) of the Aggregate Asset Sale Shortfall Amount and (B) the U.S. Aggregate Asset Sale Shortfall Amount would exceed U.S.$15,000,000.

          9.3  Limitations on Dispositions of Collateral. Convey, sell,
               -----------------------------------------
transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for (a) mergers, consolidations, sales, leases, transfers or other Dispositions permitted under subsection 9.1 and (b) sales or other Dispositions permitted under subsection 9.2, including sales of Inventory in the ordinary course of business; and the Administrative Agent shall, and the Lenders hereby authorize the Administrative Agent (or the U.S. Collateral Agent, as applicable) to, execute such releases of Liens and take such other actions as the Borrower may reasonably request in connection with the foregoing or in connection with subsection 8.13 of the U.S. Credit Agreement, as applicable.

          9.4  Creation of Subsidiaries.  (A)  Create any Subsidiary unless (i)
               ------------------------
such Subsidiary is wholly owned by the Borrower and/or another wholly owned Subsidiary of the Borrower and organized under the laws of one of the ten provinces of Canada and (ii) concurrently with the creation thereof, (a) such Subsidiary executes and delivers to the Administrative Agent a valid and enforceable Canadian Subsidiary Guarantee as Guarantor under and as defined therein, (b) such Subsidiary executes and delivers to the Administrative Agent a valid and enforceable Canadian Subsidiary Demand Debenture, a Canadian Subsidiary Demand Debenture Pledge Agreement and a Canadian Subsidiary Collateral Covenant Agreement, (c) the Borrower and/or such other Subsidiary of the Borrower that owns any Capital Stock of such Subsidiary executes and delivers to the Administrative Agent a valid and enforceable Subsidiary Stock Pledge Agreement and delivers to the Administrative Agent all certificates or instruments evidencing such Capital Stock owned by it, along with evidence of any transfer approval required by the directors or shareholders of such Subsidiary to enable such Capital Stock to be registered in the name of the Administrative Agent, (d) all actions necessary to perfect the liens created by each Security Document to which such Subsidiary is or becomes a party have been duly completed and (e) the Administrative Agent receives a favorable opinion of counsel (reasonably satisfactory to the Administrative Agent) to such Subsidiary as to the due organization and valid existence of such Subsidiary, the due authorization, execution and delivery by, and enforceability against, such Subsidiary of each Loan Document to which it is or becomes a party and such other customary matters (including the perfection of the liens contemplated by the Security Documents to which such Subsidiary is a party) as the Administrative Agent and its counsel may reasonably request; provided, however,
                                                             --------  -------
that the Borrower may acquire a Subsidiary without complying with the foregoing requirements of this subsection 9.4 so long as the following conditions are satisfied: (x) the assets of such Subsidiary have a book-value equal to or less than $20,000,000, (y) at the time of the acquisition of such Subsidiary the Borrower intends to transfer all of the assets of such Subsidiary to the Borrower or another Subsidiary that has complied with the foregoing requirements of this subsection 9.4, and (z) such transfer is completed within sixty days of the acquisition of such Subsidiary.

          (B) Notwithstanding the foregoing, with respect to any Person that is or becomes a Foreign Subsidiary and that has material assets, such Foreign Subsidiary shall be permitted hereunder so long as promptly upon the request of the Administrative Agent, the Borrower shall, or shall cause such Foreign Subsidiary to: (i) execute and deliver to the Administrative Agent a pledge agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. In addition, neither the Borrower nor any Foreign Subsidiary shall, at any time, without the express written permission of the Administrative Agent and the Majority Lenders, pledge the Capital Stock of any Foreign Subsidiary to any other Person (other than to the Administrative Agent on behalf of the Lenders).

          9.5  Maintenance of Bank Accounts.  Maintain any material bank
               ----------------------------
accounts outside of Canada (including, without limitation, any such accounts which could reasonably be deemed to be "principal operating accounts").

          9.6  Limitation on Certain Modifications and Certain Contractual
               -----------------------------------------------------------
Obligations.  Without the prior consent of the Majority Lenders, amend, modify,
-----------
waive or change, or consent to any amendment, modification, waiver or change to, any Canadian First Mortgage Note Document, (i) if such amendment, modification, waiver or change would have the effect of making any of the obligations and duties of the Borrower or any other Loan Party under any Canadian First Mortgage Note Document materially more onerous than those to which the Borrower or such Loan Party was subject immediately prior to such amendment, modification, waiver or change, (ii) in the case of any Canadian First Mortgage Note, if such amendment, modification, waiver or change would increase the amount, rate or nature of any interest payable thereunder or require that any interest thereunder be paid in cash, or require that any principal thereof be paid prior to the final maturity thereof or (iii) in the case of any Canadian First Mortgage Note or the Canadian Cash Collateral Agreement, if such amendment, modification, waiver or change would require any amounts other than Net Proceeds Allocable to Payee and any Reserved Amounts (as each such term is defined in each of the Canadian First Mortgages Notes), to the extent such Reserved Amounts are not paid to the Borrower, to be paid to any holder of any Canadian First Mortgage Note prior to the date such amounts would otherwise be due and payable thereunder; provided that, notwithstanding the foregoing, without the prior
            --------
written consent of the Majority Lenders, the Borrower shall not, and shall not permit any Subsidiary to, amend, modify, waive or change, or consent to any amendment, modification, waiver or change to, paragraphs 1, 3, 5, 6(3), 9(c) or 17 of, or clause (iv) of paragraph 14 of the Canadian First Mortgage Note or
Article V or Section 6.02 of Canadian Cash Collateral Agreement (including any related defined terms used in any such paragraphs).

          SECTION 10.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) (i) The Borrower shall fail to pay any principal of any Note, any Acceptance Reimbursement Obligation or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party in this Agreement (other than the representation and warranty contained in subsection 6.10 hereof) or in any other Loan Document that does not also constitute a U.S. Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of the Borrower pursuant to this Agreement or any such other Loan Document that does not also constitute a U.S. Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, and, if susceptible to being cured, such inaccuracy shall not be cured within 30 days after a Responsible Officer of the Borrower knows or should have known thereof; or

          (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 9 of this Agreement, or subsection 2.3 (other than the third and fourth sentences of such subsection) of the Collateral Covenant Agreement; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document that does not also constitute a U.S. Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period ending on the earlier of (i) the date which is 30 days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default and (ii) the date which is 30 days after written notice has been given to the Borrower by the Administrative Agent or the Majority Lenders; or

          (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes, the Acceptance Reimbursement Obligations or the Reimbursement Obligations) in excess of C$1,000,000 or in the payment of any Guarantee Obligation in excess of C$1,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, and such time shall have lapsed; or

          (f) (i) the Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking, or with respect to, the appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action pursuant to statute, contract or common law of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal, within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

          (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof) of C$1,000,000 or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (h) (i) Any of the Security Agreements or any Subsidiary Stock Pledge Agreements shall cease for any reason to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Agreements or any of Subsidiary Stock Pledge Agreements shall so assert in writing, or (ii) the Lien created by any of the Security Agreements or any of Subsidiary Stock Pledge Agreements shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any material portion of the Collateral, and the failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

          (i) The U.S. Borrower Guarantee or the Subsidiary Guarantee shall cease for any reason to be in full force and effect or any Guarantor shall so assert in writing; or

          (j) an "Event of Default" under and as defined in the U.S. Credit Agreement shall occur and be continuing; or

          (k) an "Event of Default" under and as defined in the Canadian First Mortgage Notes shall occur and be continuing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Acceptance Reimbursement Obligations (regardless of whether or not such Acceptance Reimbursement Obligations are then due and payable) and all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the

Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Acceptance Reimbursement Obligations (regardless of whether or not such Acceptance Reimbursement Obligations are then due and payable) and all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph and with respect to all outstanding Acceptance Reimbursement Obligations, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit and the aggregate undiscounted face amount of all unmatured Acceptances. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, the L/C Participants and the Lenders, a security interest in such cash collateral to secure all obligations of the Borrower in respect of such Letters of Credit and outstanding Acceptance Reimbursement Obligations under this Agreement and the other Loan Documents. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender, the L/C Participants and the Lenders, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of (i) drafts drawn under such Letters of Credit and (ii) maturing Acceptances, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon and all such Acceptances shall have matured, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations and Acceptance Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          SECTION 11.  THE AGENT

          11.1  Appointment.  Each Lender hereby irrevocably designates and
                -----------
appoints (i) Bank of Nova Scotia as the Administrative Agent and (ii) Barclays as Collateral Agent of such Lender hereunder and under the other Loan Documents. The term "Agent", when used in this Section 11, shall refer to each of (i) Bank of Nova Scotia in its capacity as Administrative Agent and (ii) Barclays in its capacity as Collateral Agent. Each such Lender irrevocably authorizes Bank of Nova Scotia to act as Administrative Agent and Barclays to act as Collateral Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to it as Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. For greater certainty and without limiting the powers of the Administrative Agent herein, and solely for the purposes of constituting security on any property located in the Province of Quebec (including, without limitation, the Quebec Moveable Hypothec), the Borrower, each Lender and the Administrative Agent hereby acknowledge that the Administrative Agent shall be the holder of a power of attorney for the Lenders, and the Administrative Agent accepts such appointment. The execution of an Assignment and Acceptance by any Assignee pursuant to Section 12.6 hereof shall constitute ratification of the power of attorney constituted hereby. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent. Each Lender acknowledges and consents (i) that the U.S. Administrative Agent is an Affiliate of the Administrative Agent, (ii) the Collateral Agent is also acting as U.S. Collateral Agent and (iii) to the appointment by the Administrative Agent of the U.S. Collateral Agent to act on its behalf and on behalf of the Lenders under the U.S. Security Documents (other than the U.S. Borrower Canadian Stock Pledge Agreement).

          11.2  Delegation of Duties.  Each Agent may execute any or all of its
                --------------------
duties under this Agreement and the other Loan Documents by or through agents (which may include its Affiliates or attorneys-in-fact) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. For the purposes of this Section 11 and all subsections thereof the word "Agent" shall be deemed to include any Affiliate or attorney-in-fact thereof. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          11.3  Exculpatory Provisions.  Neither Agent nor any officer,
                ----------------------
director, employee, agent, attorney-in-fact or Affiliate of either Agent shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. Neither Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party.

          11.4  Reliance by Agent.  Each Agent shall be entitled to rely, and
                -----------------
shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the requisite Lenders (and, if applicable, the requisite U.S. Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          11.5  Notice of Default.  Neither Agent shall be deemed to have
                -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder or of a U.S. Default or a U.S. Event of Default under the U.S. Credit Agreement unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default or U.S. Default or U.S. Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Each Agent shall take such action reasonably promptly with respect to such Default or Event of Default or U.S. Default or U.S. Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until such Agent shall have received such directions,
--------
such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders; and provided, further, that in the case of any U.S. Default or U.S. Event of Default such Agent shall be entitled to take such action provided for under the applicable U.S. Loan Documents.

          11.6  Non-Reliance on Agent and Other Lenders. Each Lender expressly
                ---------------------------------------
acknowledges that neither Agent nor any officer, director, employee, agent, attorney-in-fact or Affiliate of either Agent has made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of such Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          11.7  Indemnification.  Each Lender agrees to indemnify each Agent in
                ---------------
its respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower or any other Loan Party to do so), ratably according to its Commitment Percentage in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans, Reimbursement Obligations and Acceptance Reimbursement Obligations shall have been paid in full, ratably in accordance with its Commitment Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any
           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Agent. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          11.8  Agent in Its Individual Capacity.  Each Agent and its Affiliates
                --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and/or the other Loan Parties as though such Agent was not an Agent hereunder and under the other Loan Documents. With respect to the Loans made or renewed by an Agent and any Note issued to it and with respect to any Acceptance completed and accepted by it or any Letter of Credit issued or participated in by it, such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

          11.9  Successor Agent.  Each of the Administrative Agent and the
                ---------------
Collateral Agent may resign as such upon 30 days' notice to the Lenders. If an Agent shall resign as Administrative Agent or Collateral Agent (as applicable) under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the resigning Administrative Agent or Collateral Agent (as applicable), and the term "Administrative Agent" or "Collateral Agent" (as applicable) shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Administrative Agent or Collateral Agent (as applicable) shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes; provided that the resigning Agent
                                            --------
shall execute all documents which the replacement Agent deems reasonably necessary or advisable to effect such substitution. After any resigning Agent's resignation as Administrative Agent or Collateral Agent (as applicable), the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent (as applicable) under this Agreement and the other Loan Documents.

          11.10 Swing Line Lender.  The provisions of this Section 11 shall
                -----------------
apply to the Swing Line Lender in its capacity as such to the same extent that such provisions apply to the Agent.

          11.11 Co-Agents. Each party hereto agrees that the Co-Agents have no
                ---------
rights or obligations hereunder or under the other Credit Documents in their respective capacities as such.

          SECTION 12.  MISCELLANEOUS


          12.1  Amendments and Waivers.  Neither this Agreement, any Note or any
                ----------------------
other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 12.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative

Agent may, from time to time, (a) enter into with the Borrower and the other Loan Parties written amendments, supplements or modifications hereto and to the Notes, the Applications, the Drafts, the Acceptances, the Acceptance Notes, the Security Agreements, the Canadian Subsidiary Guarantees, the Collateral Covenant Agreement, the Canadian Subsidiary Collateral Covenant Agreements and the Canadian Subsidiary Stock Pledge Agreements (collectively, the "Principal Loan
                                                                --------------
Documents") for the purpose of adding any provisions to this Agreement, the
---------
Notes or the other Principal Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrower and the other Loan Parties hereunder or thereunder or (b) waive at the Borrower's request, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Principal Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver
                                       --------  -------
and no such amendment, supplement or modification shall

               (i) reduce the amount or extend the scheduled date of maturity of any Note, Acceptance Reimbursement Obligation or any Reimbursement Obligation or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby;

               (ii) amend, supplement, modify or waive any provision of this subsection 12.1 or reduce the percentage specified in the definition of "Majority Lenders" or "Supermajority Lenders", or consent to the assignment or transfer by the Borrower or any other Loan Party of any of its rights and obligations under this Agreement and the other Principal Loan Documents or increase the amount of any Lender's Commitment or increase the percentages set forth as the advance rates in the definition of "Borrowing Base", in each case without the written consent of all the Lenders;

               (iii) release all or substantially all of the Collateral without the consent of the Supermajority Lenders;

               (iv)   amend, supplement, modify or waive any provision of
     Section 11 or any other provision of this Agreement governing the rights or obligations of the Administrative Agent and the Collateral Agent without the written consent of the then Administrative Agent and the then Collateral Agent;

               (v) amend, supplement, modify or waive (a) the order of application of prepayments specified in subsection 5.2 without the consent of the Swing Line Lender and each Lender adversely affected thereby or (b) any provision of any Principal Loan Document which specifies the order of application by the Administrative Agent of proceeds of Collateral upon the occurrence and during the continuance of an Event of Default without the consent of the Administrative Agent, the Collateral Agent and each Lender;

               (vi) amend, supplement, modify or waive any provision of the Swing Line Note or of subsection 2.5 or any other provision of this Agreement governing the rights and obligations of the Swing Line Lender or the definitions used therein without the written consent of the Swing Line Lender and, in the case of the Swing Line Note, each Lender, if any, which holds a participation therein pursuant to subsection 2.5(d); and

               (vii) amend, supplement, modify or waive any provision of the Letters of Credit, the Applications relating thereto and the L/C Obligations or of Section 4 or any other provision of this Agreement governing the rights and obligations of the Issuing Lender or the definitions used therein without the written consent of the Issuing Lender, and, in the case of the Letters of Credit and the L/C Obligations, each affected L/C Participant.

Any waiver and any amendment, supplement, modification or waiver pursuant to this subsection 12.1 shall apply to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent, the Collateral Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders, the Collateral Agent and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Each Loan Document (other than the Principal Loan Documents) may be amended, supplemented, modified or waived only in accordance with the provisions of subsection 11.1 of the U.S. Credit Agreement.

          12.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower, the Collateral Agent or the Administrative Agent and as set forth in Schedule 1 hereto in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          The Borrower:       475 Hood Road
                              Markham, Ontario L3R 0S8
                              Canada
                              Attention: Douglas Haughton
                              Telecopy:  (905) 475-0294

          with a copy to:     Commerce Court
                              Suite 700
                              Four Station Square
                              Pittsburgh, Pennsylvania 15219
                              Attention:  Richard J. Pasquinelli
                              Telecopy:  (412) 454-2555

                              Osler, Hoskin & Harcourt
                              1 First Canadian Place
                              100 King Street West,
                              66th Floor
                              Toronto, Ontario M5X 1B8
                              Canada
                              Attention:  Philip Heath
                              Telecopy:  (416) 862-6666

                              Debevoise & Plimpton
                              875 Third Avenue
                              New York, New York 10022
                              Attention:  William B. Beekman
                              Telecopy:  (212) 909-6836

          The Administrative
            Agent:            The Bank of Nova Scotia
                              Scotia Plaza Branch
                              44 King Street West
                              Toronto, Ontario
                              Canada M5H 1H1
                              Attention:  Sharron McIntyre
                              Telecopy:  (416) 866-2009

          The Collateral
            Agent:            Barclays Bank PLC
                              222 Broadway, 11th Floor
                              New York, New York  10038
                              Attention:  John Livingston
                              Telecopy:  (212) 412-7511

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders pursuant to subsection 2.3, 2.5, 3.6, 5.2 or 5.5 shall not be effective until received; provided further, that any notice, request or demand
                          -------- -------
relating to the Borrowing Base, including, without limitation, delivery by the Borrower of the Monthly Borrowing Base Certificate in accordance with subsection 8.2(c), shall not be effective unless a copy thereof is sent to the Administrative Agent and the Collateral Agent.

          12.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Borrower, the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          12.4  Survival of Representations and Warranties. All representations
                ------------------------------------------
and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the other Extensions of Credit hereunder.

          12.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay
                -----------------------------
or reimburse the Administrative Agent and the Collateral Agent for all their respective reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Commitments) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel (and any special or local counsel retained by such counsel to assist it) to the Administrative Agent and the Collateral Agent, (b) to pay or reimburse each Lender, the Administrative Agent and the Collateral Agent for all their respective reasonable costs and expenses (in the case of taxes, limited to stamp, excise and other similar taxes) incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, the Collateral Agent and the Lenders, and any reasonable Environmental Costs arising out of or in way relating to any Loan Party or any property in which any Loan Party has had any interest at any time, (c) to pay, indemnify, and hold each Lender, the Collateral Agent and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Collateral Agent (and their respective directors, officers, employees, agents and successors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any Lender's, the Administrative Agent's, the Collateral Agent's or any of their respective directors', officers', employees', agents', successors' or assigns' negligence (other than gross negligence) and including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, the Collateral Agent and the Lenders) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (regardless of whether the Administrative Agent, the Collateral Agent or any Lender is a party to the litigation or other proceeding giving rise thereto), including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"),
                                                 ----------- -----------
provided, that the Borrower shall have no obligation hereunder to
--------
the Administrative Agent or any Lender with respect to Environmental Costs or indemnified liabilities to the extent such Environmental Costs or liabilities arise from (i) the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent or any such Lender (or any of their respective directors, officers, employees, agents or successors) or (ii) legal proceedings commenced against the Administrative Agent, the Collateral Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, the Borrower shall have no obligation under this subsection 12.5 to the Administrative Agent, the Collateral Agent or any Lender (or any of their respective directors, officers, employees, agents or successors) with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection shall survive repayment of the Notes, the Reimbursement Obligations, the Acceptance Reimbursement Obligations and the Acceptance Notes and all other amounts payable hereunder.

          12.6  Successors and Assigns; Participations and Assignments.  (a)
                ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, all future holders of the Notes and their respective successors and permitted assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                          ------------
owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents, provided that such Participant shall be a Qualifying Canadian
           --------
Institution. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Collateral Agent and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement
                                    --------
may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (i) or (ii) of the proviso to the second sentence of subsection 12.1 without the consent of the Participant. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating
                            --------
interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 12.7(a) as fully as if it were a Lender hereunder. The Borrower agrees that each Lender shall be entitled to the benefits of subsections 5.7, 5.8 and 5.9 and 12.1 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under subsections 5.7, 5.8 and 5.9 shall be determined as if such Lender had not granted any such participating interests.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender, or any Affiliate thereof or, with the prior written consent of the Borrower and the Administrative Agent, to an additional bank or financial institution (an "Assignee") all or any part of its rights and
                           --------
obligations under this Agreement and the Notes, including, without limitation, its Commitments, L/C Obligations, Acceptances, Acceptance Notes and Loans, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender, a U.S. Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) the
                                                        --------
Assignee is a Qualifying Canadian Institution, (ii) in the case of any such transfer of the full amount of such assigning Lender's Commitment to an additional bank or financial institution, the consent of the Administrative Agent and the Borrower shall not be unreasonably withheld, (iii) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale of its interest in such Affiliate, the Borrower's prior written consent (not to be unreasonably withheld) shall be required for such assignment and (iv) if any Lender assigns a part of its rights and obligations under this Agreement to an Assignee, such Lender shall assign proportionate interests in its Commitment, Revolving Credit Loans, Acceptances, Acceptance Notes, L/C Obligations, participations in Swing Line Loans and Letters of Credit and other rights and obligations hereunder to such Assignee; and provided, further, that no Lender
                                            --------
shall be permitted to make an assignment of its rights and obligations hereunder to an Assignee unless the parent, a subsidiary or an affiliate of such Lender which is party to the U.S. Credit Agreement makes a concurrent and proportionate assignment of its rights and obligations thereunder to the proposed Assignee or the parent, a subsidiary or an affiliate of the proposed Assignee, such assignment to be effected in accordance with subsection 11.6(c) of the U.S. Credit Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and

Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this subsection 12.6(c) would be entitled to receive any greater payment under subsection 5.8 or 5.9, than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrower has consented in writing to the assignment.

          (d) The Administrative Agent shall maintain at its address referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses
                     --------
of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Collateral Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, or an Affiliate thereof, executed by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of C$1,500 (in the case of any assignment to a Lender, an Affiliate thereof) and C$3,500 (in the case of any other assignment), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender the outstanding Notes held by it all or a portion of which are being assigned, and the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender) a new Revolving Credit Note and/or Swing Line Note, as the case may be, to the order of such Assignee and representing the obligation of the Borrower to pay an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Assignee's Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Assignee, and (ii) in the case of a Swing Line Note, the lesser of
(A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Assignee, in each case with respect to the relevant Commitment after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note and/or Swing Line Note, as the case may be, to the order of the assigning Lender and representing the obligation of the Borrower to pay an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Lender's Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Lender, and (ii) in the case of a Swing Line Note, the lesser of (A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Lender, in each case with respect to the relevant Commitment after giving effect to such Assignment and Acceptance. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled".

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee,
                                  ----------
subject to the
provisions of subsection 12.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction.

          12.7  Adjustments; Set-off. (a) If any Lender (a "benefitted Lender")
                --------------------                        -----------------
shall at any time receive any payment of all or part of its Revolving Credit Loans, Acceptance Reimbursement Obligations or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral (including, without limitation, any Bank Act Security) in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans, Acceptance Reimbursement Obligations or the Reimbursement Obligations, as the case may be, owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest (except that, in the case of any Bank Act Security, such benefitted Lenders shall instead so purchase an assignment) in such portion of each such other Lender's Revolving Credit Loans, Acceptance Reimbursement Obligations or the Reimbursement Obligations, as the case may be, owing to it or (other than with respect to Bank Act Security provided to it hereunder), shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the

Lenders; provided, however, that if all or any portion of such excess payment or
         --------  -------
benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under Section 10(a) to set-off and appropriate and apply against any amount then due and payable by the Borrower hereunder or under the other Loan Documents any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not
                     --------
affect the validity of such set-off and application.

          12.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

          12.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12.10 Integration.  This Agreement and the other Loan Documents
                -----------
represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent, the Collateral Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          12.11 GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
                -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, CANADA AND OF CANADA APPLICABLE THEREIN.

          12.12 Submission To Jurisdiction; Waivers.  Each party hereto hereby
                -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof and to the courts of the Province of Ontario and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender, the Collateral Agent or the Administrative Agent, as the case may be, at the address specified in subsection 12.2 or on Schedule 1 hereof, or at such other address of which the Administrative Agent and the Borrower shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

          12.13 Acknowledgements.  The Borrower hereby acknowledges that:
                ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

          (b) neither the Administrative Agent, the Collateral Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Collateral Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          12.14 WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT,
                ---------------------
THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          12.15 Confidentiality.  The Administrative Agent, the Collateral Agent
                ---------------
and each Lender agree to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent the Administrative
              --------
Agent, the Collateral Agent or any Lender from disclosing any such information
(i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its affiliates, employees, directors, agents, attorneys, accountants and other professional advisors, provided that the Administrative
                                             --------
Agent, the Collateral Agent or such Lender shall inform each such Person of the agreement under this subsection 12.15 and shall be responsible for any failure by any such Person referred to in this clause (iii) to comply with this Agreement, (iv) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent, the Collateral Agent or such Lender or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that the Administrative Agent, the Collateral Agent
                    --------
or such Lender shall notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this

Agreement, (vi) in connection with the exercise of any remedy hereunder or (vii) in connection with periodic regulatory examinations.

          12.16 Amendment to Security Documents.  Each of the Security Documents
                -------------------------------
and the Guarantees is hereby amended to reflect the resignation of Fleet Capital Corporation (as successor to Shawmut Capital Corporation) as Collateral Agent and the appointment of Barclays as successor Collateral Agent, and each of the parties hereto consents to the execution and delivery by Barclays, Fleet Capital Corporation ("Fleet") and the Borrower of all such instruments and documents
              -----
(including, without limitation, UCC-3 assignment forms) as may be reasonably requested by Barclays to reflect such change in Collateral Agent and the assignment by Fleet to Barclays of Fleet's rights and obligations as Collateral Agent.

          12.17 Amendment and Restatement.  This Agreement amends and restates
                -------------------------
the Existing Credit Agreement and is not intended to be and shall not constitute a novation of any indebtedness outstanding thereunder. Any loans and the revolving commitments outstanding under the Existing Credit Agreement shall be deemed Loans and Commitments outstanding under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        WESCO DISTRIBUTION-CANADA, INC.



                                        By:  _______________________________
                                        Title:

                                        THE BANK OF NOVA SCOTIA,

                                          as Administrative Agent, Swing
                                          Line Lender and a Lender


                                        By:_________________________________
                                           Title:


                                        By:_________________________________
                                           Title:



                                        BARCLAYS BANK PLC,
                                          as Collateral Agent


                                        By:__________________________________
                                           Title:



                                        GENERAL ELECTRIC CAPITAL
                                           CANADA INC.,
                                        as a Co-Agent and a Lender


                                        By:__________________________________
                                           Title:



                                        MELLON BANK CANADA, as a Co-Agent
                                          and a Lender


                                        By:__________________________________
                                           Title:

                                        BANK OF MONTREAL, as a Lender



                                        By:__________________________________
                                           Title:



                                        NATIONAL BANK OF CANADA, as a Lender



                                        By:__________________________________
                                           Title



                                        By:__________________________________
                                           Title:


                                        THE TORONTO-DOMINION BANK, as a Lender



                                        By:__________________________________
                                           Title:


          The undersigned Guarantors do hereby consent and agree to the foregoing Amended and Restated Credit Agreement.



                                        CDW HOLDING CORPORATION



                                        By:______________________
                                           Title:

                                        WESCO DISTRIBUTION, INC.



                                        By:_____________________________
                                          Title:

                                                            SCHEDULE 1 TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


                            COMMITMENTS; ADDRESSES


A.   Commitment Amounts

================================================================================
              Lender                                               Commitment
--------------------------------------------------------------------------------
General Electric Capital Canada Inc.                           C$8,706,875.00
--------------------------------------------------------------------------------
Mellon Bank Canada                                               8,706,875.00
--------------------------------------------------------------------------------
National Bank of Canada                                          8,834,425.00
--------------------------------------------------------------------------------
Bank of Montreal                                                 8,706,875.00
--------------------------------------------------------------------------------
The Bank of Nova Scotia                                         14,500,000.00
--------------------------------------------------------------------------------
The Toronto-Dominion Bank                                       13,234,450.00
--------------------------------------------------------------------------------
TOTAL                                                         C$62,689,500.00
================================================================================

B.   Addresses for Notices


THE BANK OF NOVA SCOTIA
-----------------------

Funding Requests:                          Other Notices:
-----------------                          --------------
                                           Scotia Plaza Branch
44 King Street West                        44 King Street West
Toronto, Ontario, M5H 1H1                  Toronto, Ontario, M5H 1H1
Attention:  Don G. Elliott                 Attn:  Sharron McIntyre
Telephone:  (416) 866-6774                 Telephone:  (416) 866-3632
Telecopier: (416) 866-6489                 Telecopier: (416) 866-2009


THE TORONTO-DOMINION BANK
-------------------------

Funding Requests:                          Other Notices:
-----------------                          --------------
55 King Street, West & Bay St.             70 West Madison Street
9th Floor, TD Bank Tower                   Suite 5430
Toronto, Ontario, M5K 1A2                  Chicago, IL 60602-4227
Attn:  Parin Kanji                         Attn:  Philip De Roziere
Telephone:  (416) 982-7736                 Telephone:  (312) 977-2103
Telecopier: (416) 982-6630                 Telecopier: (312) 782-6337

GENERAL ELECTRIC CAPITAL CANADA INC.
------------------------------------

Funding Requests:                          Other Notices:
-----------------                          ---------------
201 High Ridge Road                        201 High Ridge Road
Stamford, CT  06927-5100                   Stamford, CT  06927-5100
Attn:  Portfolio Analyst - WESCO           Attn:  Karen Walsh
Telephone:  (203) 316-7674                 Telephone:  (203) 316-7569
Telecopier: (203) 316-7817                 Telecopier: (203) 316-7893

MELLON BANK CANADA
------------------

Funding Requests:                          Other Notices:
-----------------                          ---------------
Mellon Bank Center                         One Mellon Bank Center
1735 Market Street, 6th Floor              Room 4530
P.O. Box 7899                              Pittsburgh, PA  15229
Attn:  Dorothy Enslin                      Attn:  Mark Johnston
Telephone:  (215) 553-2459                 Telephone:  (412) 236-2793
Telecopier:  (215) 553-2224                Telecopier:  (412) 236-1914

NATIONAL BANK OF CANADA
-----------------------

Funding Requests:                          Other Notices:
-----------------                          ---------------
150 York Street, 2nd Floor                 150 York Street, 2nd Floor
Toronto Ontario, M5H 3A9                   Toronto, Ontario M5H 3A9
Attn:  Mona Poland                         Attn:  Jeffrey Burden
Telephone:  (412) 864-7880                 Telephone:  (412) 281-4890
Telephone:  (416) 864-7569                 Telecopier:  (1412) 281-4603


BANK OF MONTREAL
----------------

Funding Requests:                          Other Notices:
-----------------                          ---------------
First Canadian Place, 24th Floor           First Canadian Place, 24th Floor
Toronto, Canada M5X 1A1                    Toronto, Canada M5X 1A1
Attn:  Lynn McDougal                       Attn:  Lynn McDougal
Telephone:  (416) 867-6774                 Telephone:  (416) 867-6774
Telecopy: (416) 867-5818                   Telecopy: (416) 867-5818

                                                           Schedule 6.3 to
                                                           Amended and Restated
                                                           Credit Agreement
                                                           --------------------


                                   CONSENTS


NIL

                                 SCHEDULE 6.6

                             FILING JURISDICTIONS


1.   Federal
     -------

     Filing in the Toronto office of the Bank of Canada of Notices of Intention with respect to all of the Bank Act Security.

2.   British Columbia
     ----------------

     Registration under the Personal Property Security Act (B.C.) of a Financing Statement in respect of the Demand Debenture and the General Assignment of Book Debts.

3.   Alberta
     -------

     Registration under the Personal Property Security Act (Alberta) of a Financing Statement in respect of the Demand Debenture and the General Assignment of Book Debts.

4.   Saskatchewan
     ------------

     Registration under the Personal Property Security Act (Saskatchewan) of a Financing Statement in respect of the Demand Debenture and the General Assignment of Book Debts.

5.   Manitoba
     --------

     Registration under the Personal Property Security Act (Manitoba) of a Financing Statement in respect of the Demand Debenture, together with a notarially certified copy thereof.

     Registration under the Personal Property Security Act (Manitoba) of a Financing Statement in respect of the General Assignment of Book Debts, together with a notarially certified copy thereof.

6.   Ontario
     -------

     Registration under the Personal Property Security Act (Ontario) of a Financing Statement in respect of the Demand Debenture and the General Assignment of Book Debts.

7.   Quebec
     ------

     Registration under the Civil Code of Quebec of an application for registration form RH in respect of the Quebec Moveable Hypothec at the register of personal and movable real rights.

8.   New Brunswick
     -------------

     Filing of the Demand Debenture at the Office of the Registrar under the Corporations Securities Registration Act (N.B.).

     Filing of the General Assignment of Book Debts in the Assignment of Book Debts Registry maintained at the Office of the Registrar of Deeds for the County of York.

9.   Nova Scotia
     -----------

     Registration of the Debenture at the Office of the Registrar of Joint Stock Companies at Halifax under the Corporations Securities Registration Act (N.S.).

     Filing of the General Assignment of Book Debts at the Office of the Registrar of Deeds for the County of Halifax under the Assignment of Book Debts Act (N.S.).

10.  Newfoundland
     ------------

     Registration under the Registration of Deeds Act (Newfoundland) of the Demand Debenture.

     Registration under the Assignment of Book Debts Act (Newfoundland) of the General Assignment of Book Debts.

                                  SCHEDULE 9

                              SECURITY AGREEMENTS
                              -------------------


     Demand Debenture

     Debenture Pledge Agreement

     General Assignment of Book Debts

     Quebec Moveable Hypothec

     Bank Act Security, comprised of

          Notice of Intention to Give Security

          General Assignment Under Section 427(l)(a),(b),(c) or (e) of the Bank Act (Canada)

          Application for Credit and Promise to Give Security Under Section 427 of the Bank Act (Canada)

          Agreement as to Loans and Advances and Security Therefor

                                                            SCHEDULE 8.7 TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


                               DEPOSITARY BANKS
                               ----------------

Bank Name                    Bank Acct. #    Location        Acct. Description
---------                    ------------    --------        -----------------
The Toronto-Dominion Bank    0690-0321767    Toronto, Ont.   Concentration

Bank of Montreal             1226359         Toronto, Ont.   Deposit

The Toronto-Dominion Bank    0690-0319932    Toronto, Ont.   WESCO General Funds
                                                             Account

The Toronto-Dominion Bank    0690-0321708    Toronto, Ont.   A/P Disb-Can Pay

The Toronto-Dominion Bank    0690-7308451    Toronto, Ont.   A/P Disb-US Pay

                                                            EXHIBIT A-1 TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


                        [FORM OF REVOLVING CREDIT NOTE]


C$_______________                                               Toronto, Ontario
                                                                  March 14, 1997


          FOR VALUE RECEIVED, the undersigned, WESCO DISTRIBUTION-CANADA, INC., a corporation organized and existing under the laws of the Province of Ontario (the "Borrower"), hereby unconditionally promises to pay to the order of
      --------
_____________ (the "Lender") at the office of THE BANK OF NOVA SCOTIA ("Bank of
                    ------                                              -------
Nova Scotia"), located at Scotia Plaza Branch, 44 King Street West, Toronto,
-----------
Ontario, Canada M5H 1H1 in lawful money of Canada and in immediately available funds, the principal amount of the lesser of (a) ____________ CANADIAN DOLLARS AND _________ CENTS (C$____________) and (b) the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the undersigned pursuant to subsection 2.1, 2.4(c), 2.5(c), 3.5(b)(iii), 3.6(d) or 4.5(c) of the Credit Agreement referred to below, which sum shall be payable on the earlier of
(i) the Termination Date (as defined in the Credit Agreement referred to below) and (ii) the date on which the Commitments (as defined in the Credit Agreement referred to below) are terminated.

          The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates specified in subsections 5.1 and 5.4 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

          The holder of this Revolving Credit Note is authorized to record the date and amount of each Revolving Credit Loan made by it pursuant to subsection 2.1, 2.4(c), 2.5(c), 3.5(b)(iii), 3.6(d) or 4.5(c) of the Credit Agreement, each continuation thereof, and the date and amount of each payment or prepayment of principal thereof on its internal books and records and/or on the schedules annexed hereto and made a part hereof, which recordation on such schedules shall constitute prima facie
           ----- -----
evidence of the accuracy of the information so recorded; provided that failure
                                                         --------
by the Lender to make any such recordation (or any error in any such recordation) shall not affect the obligations of the Borrower under this Revolving Credit Note or the Credit Agreement.

          This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement, dated as of March 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial
-----------------
institutions from time to time parties thereto (including the Lender) (the "Lenders"), Bank of Nova Scotia, as Administrative Agent for the Lenders and
--------
Barclays Bank PLC, as Collateral Agent, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

          All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as expressly required by the terms of the Credit Agreement and the Loan Documents.

          THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, CANADA AND OF CANADA APPLICABLE THEREIN.


                                   WESCO DISTRIBUTION-CANADA, INC.

                                   By:  __________________________
                                        Title:

                                                                   Schedule A to
                                                                       Revolving
                                                                     Credit Note
                                                                     -----------

                              LOANS AND PAYMENTS
                              OF PRIME RATE LOANS
                              -------------------

=========================================================================================================
                                                              Unpaid Principal
                Amount of Prime      Amount of Principal         Balance of
     Date        Rate Loan Made             Repaid            Prime Rate Loans      Notation Made by
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
=========================================================================================================

                                                            EXHIBIT A-2 TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


                           [FORM OF SWING LINE NOTE]


C$5,000,000.00                                                  Toronto, Ontario
                                                                  March 14, 1997


          FOR VALUE RECEIVED, the undersigned, WESCO DISTRIBUTION-CANADA, INC., a corporation organized and existing under the laws of the Province of Ontario (the "Borrower"), hereby unconditionally promises to pay to the order of THE
      --------
BANK OF NOVA SCOTIA ("Bank of Nova Scotia") (the "Swing Line Lender") at the
                      -------------------         -----------------
office of the Swing Line Lender located at Scotia Plaza Branch, 44 King Street West, Toronto, Ontario, Canada M5H 1H1 in lawful money of Canada and in immediately available funds, the principal amount of the lesser of (a) FIVE MILLION CANADIAN DOLLARS (C$5,000,000) and (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to subsection 2.5 of the Credit Agreement referred to below, which sum shall be payable on the earlier of (i) the Termination Date (as defined in the Credit Agreement referred to below) and (ii) the date on which the Swing Line Commitment (as defined in the Credit Agreement referred to below) is terminated.

          The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates specified in subsections 5.1 and 5.4 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

          The holder of this Swing Line Note is authorized to record the date and the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on its internal books and records and/or on the schedule annexed to and made a part hereof, which recordation on such schedule shall constitute prima facie evidence of the accuracy of the
                          ----- -----
information so recorded, provided that the failure by the
                         --------

Swing Line Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Swing Line Note or the Credit Agreement.

          This Swing Line Note is the Swing Line Note referred to in the Amended and Restated Credit Agreement, dated as of March 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"),
                                                           ----------------
among the Borrower, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of Nova Scotia, as Administrative
                              -------
Agent for the Lenders and Barclays Bank PLC, as Collateral Agent, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided therein.

          All parties now and hereafter liable with respect to this Swing Line Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as expressly required by the terms of the Credit Agreement and the Loan Documents.

          THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, CANADA AND OF CANADA APPLICABLE THEREIN.

                                             WESCO DISTRIBUTION-CANADA, INC.


                                             By:  _________________________
                                                  Title:

                                                                 Schedule A to
                                                                 Swing Line Note
                                                                 ---------------

                  SWING LINE LOANS AND PAYMENTS OF PRINCIPAL
                  ------------------------------------------

================================================================================
               AMOUNT OF          AMOUNT OF         UNPAID
               SWING LINE         PRINCIPAL        PRINCIPAL     NOTATION
     DATE        LOANS               REPAID          BALANCE     MADE BY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                                                EXHIBIT B TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------

                               [NAME OF LENDER]
                              BANKER'S ACCEPTANCE

                                            No._______________


                                            Due_______________

On ______________

For value received pay to the order of
the undersigned drawer the sum of           ______________DOLLARS


                                            Drawn by


                                            ______________COMPANY


To:  [NAME OF LENDER]                 _________________________
     [ADDRESS]                           Authorized Signature

                                      _________________________
                                         Authorized Signature


                                   ACCEPTED

          Date:

          Payable at
          [Name of Lender]
          [Address]

                                      _________________________
                                         Authorized Signature

                                      _________________________
                                         Authorized Signature

          FOR VALUE RECEIVED, [Name of Lender], (the "Guarantor") hereby unconditionally guarantees payment of the within Instrument (the "Instrument") when, where and as the same shall become due and payable without any requirement that the holder first proceed against [Name of Lender].

          The Guarantor waives notice of acceptance of this guarantee and notice of non-payment of the Instrument. The unconditional obligation of the Guarantor hereunder will not be affected, impaired or released by and extension of time for payment of the Instrument or by any other matter or thing whatsoever which would release a guarantor.

          Corporate action has been duly taken by the Guarantor to authorized execution of this guarantee.

          This guarantee shall be governed by and construed in accordance with laws of [Jurisdiction of incorporation of Lender].

          The date of this guarantee is the date of the Instrument.

          IN WITNESS WHEREOF, [Name of Lender], has caused this guarantee to be executed on its behalf by facsimile signature, by two of its authorized officers.


          [NAME OF LENDER],


By:______________________
   Authorized Officer


By:______________________
   Authorized Officer

This guarantee shall become valid only when the acceptance has been signed manually on behalf of [Name Lender].

                                                            EXHIBIT C TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------
                               [NAME OF LENDER]
                         _____________________ BRANCH

                          POWER OF ATTORNEY - GENERAL

          The undersigned hereby appoints [NAME OF LENDER] (hereinafter called the "Lender"), acting by any authorized signatory of the Lender, the attorney of
     ------
the undersigned:

     (a) to sign for and on behalf and in the name of the undersigned as drawer, drafts drawn on the Lender payable to the order of the undersigned or payable to the order of the Lender;

     (b)  to fill in the amount, date and maturity date of such drafts;

     (c) in the case of such drafts payable to the order of any person other than the Lender, to endorse such drafts in blank for and on behalf of and in the name of the undersigned; and

     (d) to discount and/or deliver such drafts which have been accepted by the Lender;

provided that such acts in each case are to be undertaken by the Lender in accordance with instructions given to the Lender by the undersigned as provided in this power of attorney.

          Instructions from the undersigned to the Lender relating to the execution, completion, endorsement, discount and/or delivery by the Lender on behalf of the undersigned of drafts which the undersigned wishes to submit to the Lender for acceptance by the Lender shall be communicated to the Lender on behalf of the undersigned in writing to the Lender's manager or acting manager at the branch where the undersigned has an account with the Lender (in accordance with the terms of the Amended and Restated Credit Agreement, dated as of March 14, 1997, to which the undersigned and the Lender are parties (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"))
                                                           ----------------
and shall specify the following information:

     (a)  reference to this power of attorney;

     (b) a Canadian dollar amount, which shall be the aggregate face amount of the drafts to be drawn in a particular transaction; and

     (c) a specified period of time (not less than 30 days or in excess of 180 days) which shall be the number of days after date that the drafts are to be payable, and the dates of issues and maturity of the drafts; and

     (d) discount/payment instructions specifying the account number of the undersigned and the financial institution at which the proceeds of discount are to be credited.

          The communication in writing by the undersigned to the Lender of the instructions referred to above shall constitute (a) the authorization and instruction of the undersigned to the Lender to complete and/or endorse drafts in accordance with such information as set out above and (b) the request of the undersigned to the Lender to accept such drafts and discount the same. The undersigned acknowledges that the Lender shall not be obligated to accept any such drafts.

     The Lender shall be and it is hereby authorized to act on behalf of the undersigned upon and in compliance with instructions communicated to the Lender as provided herein if the Lender reasonably believes them to be genuine. If, but only if, the Lender is prepared to accept drafts pursuant to any such instructions, the Lender shall confirm particulars of such instructions and advise the undersigned that the Lender has complied therewith by notice in writing addressed to the undersigned and served personally or sent by prepaid registered mail or by telex, telecopier or other form of recorded communication to the address of the undersigned as shown on the books kept in relation to the account of the undersigned at the branch of the Lender from which such notice is mailed or transmitted by telex, telecopier or other form of recorded communication. Any notice so given shall be deemed to have been given and received, if mailed, on the third business day next following the mailing thereof; if transmitted by telex, telecopier or other form of recorded communication, on the first business day after its transmission; and if served personally, on the date of delivery. The Lender's actions confirmed and advised to the undersigned by such notice shall be conclusively deemed to have been in accordance with the instructions of the undersigned unless the undersigned notifies the Lender to the contrary in writing not later than the business day next following such deemed receipt by the undersigned. Notice in writing to the Lender as contemplated hereby may be delivered by hand at the branch of the Lender from which the notice given by the Lender was mailed or transmitted by telex, telecopier or other form of recorded communication.

          The undersigned hereby agrees and promises to pay the Lender, on the maturity date thereof, the face amount of each draft signed, completed and endorsed as contemplated herein and accepted by the Lender, such payment to be made in immediately available funds in Canadian dollars at the branch of the Lender specified above, free and clear of and without deduction by reason of any taxes or charges whatsoever, and for purposes of effecting any such payment, the undersigned hereby authorizes the Lender to debit any deposit account of the undersigned maintained with the Lender, but the Lender shall not be required hereby to effect any such debit.

          The undersigned agrees to indemnify the Lender and its directors, officers, employees and agents and to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of this power of attorney or the acts contemplated hereby.

          This power of attorney may be revoked at any time upon not less than 5 business days' written notice served upon the Lender at its branch referred to above, provided that (i) it shall be replaced with another power of attorney forthwith in accordance with the requirements of subsection 3.2(b) of the Credit Agreement; and (ii) no such revocation shall reduce, limit or otherwise affect the obligations of the undersigned in respect of any draft executed, completed, endorsed, discounted and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

          This power of attorney shall be governed in all respects by the laws of the jurisdiction in which the branch of the Lender named on page 1 hereof is located and the federal laws of Canada applicable in such jurisdiction and each of the undersigned and the Lender hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of such jurisdiction in respect of all matters arising out of this power of attorney.

          This power of attorney is in addition to and not in substitution of any agreement to which the Lender and the undersigned are parties.

          In the event of a conflict between the provisions of this Power of Attorney and the Credit Agreement, the Credit Agreement shall prevail.

          The undersigned has (have) expressly requested that this document be drawn up in the English language. Le(s) soussigne(s) a(ont) expressement demande que ce document soit redige en langue anglaise.


          DATED at _______________ this ___ day of __________________,
19__.

SIGNED SEALED AND DELIVERED             Name:  ______________________________
in the presence of



____________________________            By:    ______________________________
        (Witness)                              Name:
                                               Title:

Must be
sealed and
witnessed
if signed
by an
individual

____________________________            By:    ______________________________
        (Witness)                              Name:
                                               Title:



Note: If the undersigned is a corporation, the corporate seal must be affixed and this form must be accompanied by a certified copy of a resolution of the director(s) of the corporation authorizing the execution and delivery of this form.

          Please have the undersigned initial all alterations/ deletions made to this form.

                                                            EXHIBIT D TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


                        WESCO DISTRIBUTION-CANADA, INC

                                                                  March 14, 1997


[Landlord's Name
 and Address]

[Address of Leased Facility]
----------------------------

Dear Landlord:

          WESCO, the electrical products distribution division (the "Division") of Westinghouse Canada, Inc., is the tenant at the above location (the "Property"). As you know, in connection with the sale of the assets of the Division, Westinghouse is assigning its interest in the lease of the Property to the undersigned, WESCO Distribution-Canada, Inc.

          In connection with the acquisition of the assets of the Division, we have arranged for financing from a group of banks to which The Bank of Nova Scotia is serving as Administrative Agent. These banks have agreed to make loans to us secured, among other things, by a first lien on any inventory that is now or in the future may be located at the Property and at other acquired properties and the Administrative Agent has asked that we notify you and have you agree to this letter and return it to us in the enclosed postage-paid envelope.

          By signing this letter you agree that any lien of any kind that you may have or obtain on our inventory shall be junior to the Administrative Agent's lien, and that prior to taking any action to enforce any lien, you will give the Administrative Agent at least ten (10) business days' prior notice of your intent to take action. If we should default to the banks, you agree that in all circumstances the Administrative Agent may have access to the Property for the purpose of removing or selling the inventory, provided that the Administrative Agent agrees to pay you for any physical damage to the Property caused by the Administrative Agent in connection with any removal or sale.

          Because these loans are important for the future of our company and because the bank group and the Administrative Agent will be relying on this letter, we would greatly appreciate it if you would sign the enclosed copy of this letter and return it to me in the enclosed envelope. If you have any questions, please feel free to contact ___________________, at (____) ________.

          Thank you in advance for your cooperation.

                              Sincerely,

                              WESCO DISTRIBUTION-CANADA, INC.


                              By: _________________________
                                  Name:
                                  Title:

Acknowledged and agreed as of
the date first above written:

[Name of Landlord]


By: _________________________
    Name:
    Title:

                                                            EXHIBIT E TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


                          [FORM OF MONTHLY BORROWING
                               BASE CERTIFICATE]

                      MONTHLY BORROWING BASE CERTIFICATE
                      ----------------------------------


          Pursuant to subsection 8.2(c) of the Amended and Restated Credit Agreement, dated as of March 14, 1997 (the "Credit Agreement"), among WESCO Distribution-Canada, Inc. (the "Borrower"), the Lenders (as defined therein), The Bank of Nova Scotia, as Administrative Agent, and Barclays Bank PLC, as Collateral Agent, the Borrower hereby certifies, and represents and warrants, that this Monthly Borrowing Base Certificate and the attached Schedules are a true, correct and complete statement regarding the status of Accounts, Eligible Accounts, Inventory and Eligible Inventory of the Borrower and any Subsidiaries of the Borrower and that the amounts set forth in such Schedules are in compliance with the provisions of the Credit Agreement. The Borrower acknowledges that the Revolving Credit Loans and the Swing Line Loans made to it, the Acceptances accepted on its behalf and the Letters of Credit issued on its behalf will be based upon the Administrative Agent's, the collateral Agent's and the Lenders' reliance on the information contained herein and therein.

          The Borrower hereby certifies, and represents and warrants, that it has been in compliance with the Borrowing Base applicable to it throughout the period subsequent to the date of delivery of the Monthly Borrowing Base Certificate most recently delivered prior to this one. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

Date:                         WESCO DISTRIBUTION-CANADA, INC.



                              By:_______________________
                                 Name:
                                 Title:

                                 SCHEDULE I TO
                      MONTHLY BORROWING BASE CERTIFICATE
                      ----------------------------------
                        (All Amounts are in Thousands)

(1)  The Borrowing Base as of             is
     computed as follows:

     (A)  Value of 85% of Eligible Accounts
          from Schedule A
               ----------

     (B)  Value of 60% of Eligible Inventory        C$______
          from Schedule B
               ----------
     (C)  Canadian Inventory Sublimit Amount        C$______

     (D)  Lesser of lines 1(B) and 1(C)             C$______

(2)  Sum of lines (1)(A) and (1)(D) (Gross          C$______
     Revolving Availability)

(3)  Aggregate principal amount of Revolving        C$______
     Credit Loans outstanding as of the date
     hereof

(4)  Aggregate face amount of all                   C$______
     Acceptances outstanding as of the date
     hereof

(5)  Aggregate L/C Obligations outstanding          C$______
     as of the date hereof

(6)  Aggregate principal amount of Swing            C$______
     Line Loans outstanding as of the date
     hereof

(7)  Sum of lines (3), (4), (5) and (6)             C$______

(8)  Difference between lines (2) and (7)           C$______
     (Net Revolving Availability)

                                 SCHEDULE A TO
                      MONTHLY BORROWING BASE CERTIFICATE
                      ----------------------------------
                     (All Amounts are in Thousands and are
                        Computed as of ______________)


                               ELIGIBLE ACCOUNTS
                               -----------------



     1.   ACCOUNTS RECONCILIATION


===============================================================================
                                                       TOTAL
                                                       -----
-------------------------------------------------------------------------------
 Previous Month's Accounts Balance (per Aged           C$
 Trial Balance)
--------------------------------------------------------------------------------
 Add:     Sales
 ---
--------------------------------------------------------------------------------
          Debit Adjustments
--------------------------------------------------------------------------------
Less:     Collections
----
--------------------------------------------------------------------------------
          Credit Adjustments
--------------------------------------------------------------------------------
          Miscellaneous Adjustments
--------------------------------------------------------------------------------
 End of Month's Accounts Balance (per Aged             C$
 Trial Balance)
================================================================================


     2.   AGED TRIAL BALANCE


     Detailed Attachment To Be Provided By the Borrower.

                          VALUE OF ELIGIBLE ACCOUNTS
                          --------------------------
                     (All Amounts are in Thousands and are
                         Computed as of             )

================================================================================
                                                                TOTAL
                                                               -------
--------------------------------------------------------------------------------
Gross Accounts Receivable                                        C$
--------------------------------------------------------------------------------
Less Ineligibles:
----------------
--------------------------------------------------------------------------------
     Over 60 Days Past Due                                       C$
--------------------------------------------------------------------------------
     Legal/Notes                                                 C$
--------------------------------------------------------------------------------
     Cross Age                                                   C$
--------------------------------------------------------------------------------
     Aged Credits                                                C$
--------------------------------------------------------------------------------
     Contra Accounts                                             C$
--------------------------------------------------------------------------------
     Government Receivables (1)                                  C$
--------------------------------------------------------------------------------
     Foreign Accounts                                            C$
--------------------------------------------------------------------------------
     Claims & Deductions                                         C$
--------------------------------------------------------------------------------
     Related Party                                               C$
--------------------------------------------------------------------------------
     Miscellaneous Reserves                                      C$
--------------------------------------------------------------------------------
Total Ineligibles                                                C$
--------------------------------------------------------------------------------
Eligible Accounts                                                C$
--------------------------------------------------------------------------------
Advance Rate                                                     85%
--------------------------------------------------------------------------------
Availability                                                     C$
================================================================================

Notes:
-----

(1)  Excess over C$ 1,000,000 unless Assignment of Claims.

                                 SCHEDULE C TO
                      MONTHLY BORROWING BASE CERTIFICATE
                      ----------------------------------


                              ELIGIBLE INVENTORY
                              ------------------
                     (All Amounts are in Thousands and are
                         Computed as of              )

================================================================================
                                                        TOTAL
                                                       --------
--------------------------------------------------------------------------------
Gross Book Inventory                                      C$
--------------------------------------------------------------------------------
Less Ineligibles:
----------------
--------------------------------------------------------------------------------
     Slow Moving                                          C$
--------------------------------------------------------------------------------
     Less:  New Product Add Back                          (      )
     ----
--------------------------------------------------------------------------------
     In Transit                                           C$
--------------------------------------------------------------------------------
     Full Absorption                                      C$
--------------------------------------------------------------------------------
     Singapore Inventory                                  C$
--------------------------------------------------------------------------------
     Specialized Inventory (1)                            C$
--------------------------------------------------------------------------------
     Direct Ship Inventory                                C$
--------------------------------------------------------------------------------
     Intercompany Profit                                  C$
--------------------------------------------------------------------------------
Total Ineligibles                                         C$
--------------------------------------------------------------------------------
Eligible Inventory                                        C$
--------------------------------------------------------------------------------
Advance Rate                                              60%
--------------------------------------------------------------------------------
Availability                                              C$
================================================================================

Notes:
-----

(1) Specialized inventory is considered eligible up to product of the Canadian Prepayment Percentage in effect multiplied by C$5,000,000.

                                                            EXHIBIT F TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


                      [FORM OF ASSIGNMENT AND ACCEPTANCE]

                           ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Amended and Restated Credit Agreement, dated as of March 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among WESCO DISTRIBUTION-CANADA, INC., a
              ----------------
corporation organized and existing under the laws of the Province of Ontario (the "Borrower"), the several banks and other financial institutions from time
      --------
to time parties thereto (the "Lenders"), The Bank of Nova Scotia, as
                              -------
Administrative Agent for the Lenders (in such capacity, the "Administrative
                                                             --------------
Agent") and Barclays Bank PLC, as Collateral Agent.  Unless otherwise defined
-----
herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                               ____________________ (the "Assignor") and
                                                          --------
_____________ (the "Assignee") agree as follows:
                    --------

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under
      -----------------
     the Credit Agreement with respect to those credit facilities provided for in the Credit Agreement as are set forth on Schedule 1 (individually, an

     "Assigned Facility"; collectively, the "Assigned Facilities"), in a
      -----------------                      -------------------
     commitment amount for each Assigned Facility as set forth on Schedule 1.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or guarantor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor or guarantor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements delivered pursuant to subsection 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent or the Collateral Agent (as applicable) by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to the subsection 12.15 of the Credit Agreement.

          4. The effective date of this Assignment and Acceptance shall be __________ ___, 19__ (the "Transfer Effective Date"). Following the
                                -----------------------
     execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 12.6 of the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer

     Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

          6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. Notwithstanding any other provision hereof, if the consent of the Borrower hereto is required under subsection 12.6 of the Credit Agreement, this Assignment and Acceptance shall not be effective unless such consent shall have been obtained.

          8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                               SCHEDULE 1 to the
                           Assignment and Acceptance
                           -------------------------

     Re: Amended and Restated Credit Agreement, dated as of March 14, 1997, among WESCO DISTRIBUTION-CANADA, INC., the Lenders from time to time parties thereto, The Bank of Nova Scotia, as Administrative Agent and Barclays Bank PLC, as Collateral Agent.

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

      Credit                   Commitment            Commitment Percentage
 Facility Assigned           Amount Assigned               Assigned
 -----------------           ---------------         ---------------------

                            $_______________           ___. ____________%

[NAME OF ASSIGNEE]                                 [NAME OF ASSIGNOR]


By: ______________________                         By:______________________
    Title:                                            Title:


Accepted:                                          Consented To:

THE BANK OF NOVA SCOTIA,                           WESCO DISTRIBUTION-
  as Administrative Agent                              CANADA, INC.


By: ______________________                         By:______________________
    Title:                                            Title:

                                   SCHEDULE 9

                              SECURITY AGREEMENTS
                              -------------------


Demand Debenture

Debenture Pledge Agreement

General Assignment of Book Debts

Quebec Moveable Hypothec

Bank Act Security, comprised of

     Notice of Intention to Give Security

     General Assignment Under Section 427(1)(a),(b),(c) or
     (e) of the Bank Act (Canada)

     Application for Credit and Promise to Give Security
     Under Section 427 of the Bank Act (Canada)

     Agreement as to Loans and Advances and Security Therefor

                                                                  EXECUTION COPY



          FIRST AMENDMENT (this "First Amendment"), dated as of February 13,
                                 ---------------
1998, to the Amended and Restated Credit Agreement, dated as of March 14, 1997
                                  ----------------
(the "Credit Agreement"), among WESCO DISTRIBUTION-CANADA, INC., a corporation organized and existing under the laws of the Province of Ontario (the "Borrower"), the several banks and other financial institutions from time to
 --------
time parties thereto (the "Lenders"), THE BANK OF NOVA SCOTIA, a Canadian
                           -------
chartered bank ("Bank of Nova Scotia"), as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"), and BARCLAYS BANK
                                   --------------------
PLC, a banking corporation organized under the laws of the United Kingdom as collateral agent for the Lenders thereunder (in such capacity, the "Collateral
                                                                    ----------
Agent").
-----

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Borrower has requested and the Administrative Agent, the Collateral Agent and the Lenders have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement for the purpose of, among other things, (i) modifying the definition of "Margin Reduction Percentage", (ii) modifying the definitions of "Borrowing Base" and "Borrowing Base Elimination Period", (iii) modifying the definition of "Termination Date", (iv) modifying the definition of "Consolidated EBITDA", (v) modifying the definition of "Consolidated Interest Expense" and (vi) releasing all of the Collateral and releasing the Collateral Agent from its obligations under the Credit Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree to amend the Credit Agreement as follows:

          1.   Defined Terms. Capitalized terms used herein and not defined
               -------------
herein shall have the meanings assigned to such terms in the Credit Agreement, as amended by this First Amendment.

          2.   Amendment to Section 1 of the Credit Agreement.
               ----------------------------------------------

          a. Section 1 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical order:

          "Bond Rating": the Moody's Bond Rating and the S&P Bond Rating.
           -----------

          "First Amendment":  the First Amendment, dated as of February 13,
           ---------------
     1998, to this Credit Agreement.

          "First Amendment Effective Date":  as defined in paragraph 5 of the
           ------------------------------
     First Amendment.

          "Moody's":  Moody's Investors Service, Inc.
           -------

          "Moody's Bond Rating":  for any day, the actual rating of the U.S.
           -------------------
     Borrower's senior long-term unsecured debt by Moody's in effect at 9:00 A.M., New York City time, on such day. If Moody's shall have changed its system of classifications after the date of the First Amendment, the Moody's Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to such specified level under the old rating system.

          "S&P": Standard and Poor's Ratings Service.
           ---

          "S&P Bond Rating":  for any day, the actual rating of the U.S.
           ---------------
     Borrower's senior long-term unsecured debt by S&P in effect at 9:00 A.M., New York City time, on such day. If S&P shall have changed its system of classifications after the date of the First Amendment, the S&P Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to such specified level under the old rating system.

          b. Section 1 of the Credit Agreement is hereby amended by deleting the definitions of "Borrowing Base", "Borrowing Base Elimination Period", "Consolidated EBITDA", "Consolidated Interest Expense", "Margin Reduction Percentage" and "Termination Date", each in its entirety and replacing each with the following:

          "Borrowing Base":  an amount equal to the aggregate Commitments.
           --------------

          "Borrowing Base Elimination Period":  the period commencing on the
           ---------------------------------
     First Amendment Effective Date and ending on the Termination Date.

          "Consolidated EBITDA":  of any Person, for any period, the
           -------------------
     Consolidated Net Income of such Person for such period, adjusted to exclude the following items of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash interest expense and any other non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits and (h) any gains or losses associated with the sale or write-up or write-down of assets, provided that in the event that such Person makes an Investment in any
     --------
     other Person pursuant to subsection 8.10(g) of the U.S. Credit Agreement on any date during such period, the Consolidated EBITDA for such period shall be computed on the assumption that such Investment and any related financing thereof was completed on the first day of such period.

          "Consolidated Interest Expense":  of any Person, for any period, cash
           -----------------------------
     interest expense of such Person for such period on its Indebtedness determined on a consolidated basis in accordance with GAAP, provided that
                                                                 --------
     in the event that the such Person makes an Investment in any other Person pursuant to subsection 8.10(g) of the U.S. Credit Agreement on any date during such period the Consolidated Interest Expense for such period shall be computed on the assumption that such Investment and any related financing thereof was completed on the first day of such period.

          "Margin Reduction Percentage":  (a)  during the period from and
           ---------------------------
     including the Closing Date to but excluding the Adjustment Date which occurs concurrently with the delivery by the Borrower pursuant to subsection 8.1(b) or 8.1(c) as applicable of financial statements of the U.S. Borrower for the quarterly period ended June 30, 1995, zero and (b) during each Margin Adjustment Period which commences on or after the Adjustment Date referred to in clause (a) above, and

          (i) if the Borrower's Moody's Bond Rating and/or S&P Bond Rating on the last day of the quarter immediately proceeding the commencement of such Margin Adjusted Period is at or above Baa3/BBB-, and if either the Moody's Bond Rating or the S&P Bond Rating on such day is (A) at or above A3/A-, .85% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and in subsection 3.4) and .425% (when used in the definition of Commitment Fee Rate), (B) at or above Baa1/BBB+, but below A3/A-, .81% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and in subsection 3.4) and .415% (when used in the definition of Commitment Fee Rate), (C) at or above Baa2/BBB, but below Baa1/BBB+, .775% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and in subsection 3.4) and .40% (when used in the definition of Commitment Fee Rate), (D) at or above Baa3/BBB-, but below Baa2/BBB, .75% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and in subsection 3.4) and .35% (when used in the definition of Commitment Fee Rate);

          (ii) if the Borrower's Moody's Bond Rating and/or S&P Bond Rating on the last day of the quarter immediately preceding the commencement of such Margin Adjusted Period is below Baa3/BBB-, and if the Fixed Charge Coverage Ratio for the four consecutive fiscal quarters of the U.S. Borrower ending immediately preceding the commencement of such Margin Adjustment Period (determined by reference to the certificates delivered pursuant to subsection 8.2(b) concurrently with the financial statements delivered under subsection 8.1(a), (b) or (c), or the Annual Unaudited Financial Statements (as defined below in this definition), as the case may be, with respect to such four consecutive fiscal quarters) is (i) less than 3.00:1, zero, (ii) less than 3.50:1 but greater than or equal to 3.00:1, 0.125% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and subsection 3.4) and 0.125% (when used in the definition of Commitment Fee Rate), (iii) less than 4.00:1 but greater than or equal to 3.50:1, 0.375% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and subsection 3.4) and 0.125% (when used in the definition of Commitment Fee Rate), (iv) less than 4.50:1 but greater than or equal to 4.00:1, 0.5625% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and subsection 3.4) and 0.1875% (when used in the definition of Commitment Fee Rate), (v) less than 5.00:1 greater than or equal to 4.50:1, 0.65% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and subsection 3.4) and 0.25% (when used in the definition of Commitment Fee Rate), (vi) greater than or equal to 5.00:1, .725% (when used in the definitions of Prime Rate Margin and L/C Commission Rate and subsection 3.4) and 0.275% (when used in the definition of Commitment Fee Rate);

     provided that notwithstanding the forgoing paragraph (b):
     --------

               (w) if at any time the a percentage determined pursuant to paragraph (b)(i) by reference to a Bond Rating exceeds the percentage determined by reference to the other respective Bond Rating, the Margin Reduction Percentage shall be the higher percentage (unless the difference between the two Bond Ratings is two or more levels, in which case the Margin Reduction Percentage shall be determined by reference to the Bond Rating which is one level higher than the lower of such two Bond Ratings);

               (x) during any period from and including the date on which an Event of Default has occurred to but excluding the date on which such Event of Default is no longer continuing, the Margin Reduction Percentage shall be zero;

               (y) if for any Margin Adjustment Period the rate is determined pursuant to paragraph (b)(ii), above, and the Borrower delivers to the Administrative Agent any financial statements referred to in clause
          (b) of the definition of Adjustment Date (each, an "Annual Unaudited
                                                              ----------------
          Financial Statement") and thereafter the financial statements
          -------------------
          delivered pursuant to subsection 8.1(a) in respect of the period covered by such Annual Unaudited Financial Statement demonstrates a Fixed Charge Coverage Ratio for such period which differs from that demonstrated by such Annual Unaudited Financial Statement, any change in the Margin Reduction Percentage occurring as a result of such difference shall be given retroactive effect to the first Business Day after delivery of such Annual Unaudited Financial Statement; and

               (z) if any Financial Statement Delivery Default becomes an Event of Default, the Margin Reduction Percentage (if greater than zero) that was in effect for the period commencing on the date such Financial Statement Delivery Default occurred to the date such Financial Statement Delivery Default became an Event of Default shall be retroactively adjusted to zero for such period and shall remain zero until the first Business Day following receipt by the Administrative Agent of the financial statements the failure to deliver which gave rise to such Financial Statement Delivery Default, which date shall constitute an Adjustment Date and upon which date the Margin Adjustment Percentage shall be determined in accordance with the other provisions of this definition.

     If payments are made hereunder on the basis of a Margin Reduction Percentage that is retroactively adjusted as a result of the occurrence of any of the events described in clauses (x), (y) or (z) of the proviso to the immediately preceding sentence, the Lenders and the Borrower shall make such payments to the Administrative Agent (which shall credit the account of the Borrower or allocate such payments among the Lenders in accordance with their respective interests in the payments theretofore made hereunder, as the case may be, on the basis of the Margin Reduction Percentage that was so retroactively adjusted) as may be necessary to give effect to such adjustment, such payments to be calculated by the Administrative Agent (which shall notify the Borrower and the Lenders thereof) and to be made as soon as practicable (but in any event no later than two Business Days after such notice is given by the Administrative Agent) and to include interest at the applicable Bank of Canada Effective Rate for the period from the date to which the Margin Reduction Percentage has been retroactively adjusted to the date of the applicable payment on any amounts required to be paid as a result of such retroactive adjustment.

          "Termination Date":  February 28, 2001.
           ----------------

          3.   Amendment of Section 9.3 to the Credit Agreement.  Section 9.3 is
               ------------------------------------------------
hereby amended by deleting it in its entirety.

          4.   Amendment of Schedule 1 to the Credit Agreement.  The table of
               -----------------------------------------------
Commitment Amounts set forth in Part A of Schedule 1 of the Credit Agreement is hereby deleted in its entirety and replaced by the table set forth in Part A of
Schedule 1 to this First Amendment.

          5.   Termination of Existing Security Documents.  The Administrative
               ------------------------------------------
Agent and the Lenders hereby agree to (i) terminate all "Security Documents" (as defined in the Credit Agreement), and (ii) release and return, without recourse, representation or warranty, all collateral security delivered under such Security Documents. The Collateral Agent is hereby released by the Lenders, the Borrower and the Administrative Agent from any duties and obligations in its capacity as Collateral Agent under the Agreement.

          6.   Conditions of Effectiveness.  This First Amendment shall become
               ---------------------------
effective upon satisfaction of each of the following conditions: (i) the signing of this First Amendment, or, as the case may be, the consent hereto provided for below, by the Lenders (after giving effect to this First Amendment), the Borrower, the U.S. Borrower, Holdings and each Subsidiary Guarantor, (ii) the occurrence of the "First Amendment Effective Date" under and as defined in the First Amendment, dated as of February 13, 1998 to the U.S. Credit Agreement and
(iii) the first date upon which each of the conditions precedent set forth below are satisfied (the date upon which all the conditions set forth in clauses (i),
(ii) and (iii) above shall be satisfied, the " First Amendment Effective Date").
                                              -------------------------------

          a.   Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by any Loan Party (other than RealCo) pursuant to the Credit Agreement, this First Amendment or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any such Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date.

          b.   No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on and as of the First Amendment Effective Date.

          c.   Corporate Proceedings of the Borrower.  The Administrative Agent
               -------------------------------------
     shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this First Amendment and any other related documents to which it is or will be a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the First Amendment Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded.

          d.   Incumbency Certificates of the Borrower. The Administrative Agent
               ---------------------------------------
     shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower, dated the First Amendment Effective Date, as to the incumbency and signature of the officers of the Borrower executing this First Amendment and any related document, reasonably satisfactory in form and substance to the Administrative Agent.

          7.   Prepayment of Loans.  On the First Amendment Effective Date, the
               -------------------
     Borrower agrees to prepay all of the Loans outstanding under the Credit Agreement as well as any unpaid and accrued interest thereon and any amounts payable pursuant to subsections 5.3 and 5.5 of the Credit Agreement therewith.

          8.   APPLICABLE LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND
               --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, CANADA AND OF CANADA APPLICABLE THEREIN.

          9.   Counterparts. This First Amendment may be executed in two or more
               ------------
counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          10.  Headings.  Section headings used in this First Amendment are for
               --------
convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.

          11.  Credit Agreement.  Except as expressly amended hereby, the Credit
               ----------------
Agreement shall continue in full force and effect in accordance with the provisions thereof in effect on the date hereof. As used therein, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the First Amendment Effective Date, unless the context otherwise specifically requires, the Credit Agreement as amended by this First Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   WESCO DISTRIBUTION-CANADA, INC.


                                   By: /s/
                                      ---------------------------------------
                                        Name:
                                        Title:


                                   THE BANK OF NOVA SCOTIA, as Administrative
                                        Agent Swing Line Lender and a Lender


                                   By: /s/
                                      ---------------------------------------
                                        Name:
                                        Title:


                                   BARCLAYS BANK PLC, as Collateral Agent


                                   By: /s/
                                      ---------------------------------------
                                        Name:
                                        Title:


                                   MELLON BANK CANADA, as a Co-Agent and a
                                        Lender


                                   By: /s/
                                      ---------------------------------------
                                        Name:
                                        Title:

                                      FIRST CHICAGO NBD BANK CANADA, as a Lender


                                      By: /s/
                                         -------------------------------
                                           Name:
                                           Title:

                                      THE TORONTO-DOMINION BANK, as a Lender


                                      By: /s/
                                         -------------------------------
                                           Name:
                                           Title:


Consented and Agreed to:


CDW HOLDINGS CORPORATION, as a Guarantor under the Credit Agreement


By: /s/
   -------------------------------
     Name:
     Title:


WESCO DISTRIBUTION, INC.,
     as the Borrower under the
     U.S. Credit Agreement


By: /s/
   -------------------------------
     Name:
     Title:

                                                               SCHEDULE 1 TO THE
                                                                 First Amendment
                                                                 ---------------



                                  COMMITMENTS


A.   Commitment Amounts

================================================================================
             Lender                                     Commitment
--------------------------------------------------------------------------------
First Chicago NBD Bank, Canada                          $ 8,706,875
--------------------------------------------------------------------------------
Mellon Bank Canada                                        8,706,875
--------------------------------------------------------------------------------
The Bank of Nova Scotia                                  21,465,500
--------------------------------------------------------------------------------
The Toronto-Dominion Bank                                23,810,250
--------------------------------------------------------------------------------
TOTAL                                                   $62,689,500
================================================================================